                                  EXHIBIT 3.1



                      AMENDED AND RESTATED LOAN AGREEMENT

                                 by and between

                      AT&T COMMERCIAL FINANCE CORPORATION
              (and other financial institutions who may hereafter
                       become parties hereto), as Lenders


                 AT&T COMMERCIAL FINANCE CORPORATION, AS AGENT

                                      and

          SUNBELT COMMUNICATIONS COMPANY, VALLEY BROADCASTING COMPANY,
            YITMA BROADCASTING COMPANY, SIERRA BROADCASTING COMPANY,
                       OREGON TRAIL BROADCASTING COMPANY,
                          FALLS BROADCASTING COMPANY,
             TWO OCEAN BROADCASTING COMPANY, SIERRA RADIO COMPANY,
             RADIO NEWS COMPANY, RUBY MOUNTAIN BROADCASTING COMPANY
                                      and
                       BEARTOOTH COMMUNICATIONS COMPANY,
                                  as Borrowers


                                  dated as of

                                  May 18, 1998


                               TABLE OF CONTENTS
I. DEFINITIONS...................................................................2

II. GENERAL TERMS ..............................................................13

  Section 2.01. Tranche A Loans ................................................13

  Section 2.02. Tranche B Loans ................................................14

  Section 2.03. Prepayments ....................................................15

  Section 2.04. Applicable Interest Rates; Payment of Interest................. 17

  Section 2.05. Security for the Notes .........................................18

  Section 2.06. Use of Proceeds ................................................19

  Section 2.07. Termination Fee ................................................19

  Section 2.08. Requirements of Law ............................................20

  Section 2.09. Taxes  .........................................................21

  Section 2.10. Indemnification ................................................22

  Section 2.11. Payments Under the Notes .......................................22

  Section 2.13. Set-Off, Etc    ................................................23

  Section 2.13. Pro Rata Treatment; Sharing ....................................24

  Section 2.14. Replacement of Notes ...........................................25

III. CONDITIONS OF MAKING THE LOANS............................................ 25

  Section 3.01. Conditions to Closing   ........................................25

  Section 3.02. Acquisition Loans ..............................................27

  Section 3.03. Supplemental Line ..............................................30

  Section 3.04. Lender Approvals  ..............................................31

IV. REPRESENTATIONS AND WARRANTIES .............................................32

  Section 4.01. Financial Statements ...........................................32

  Section 4.02. Organization, Etc ............................................. 32



  Section 4.03. Authorization; Compliance, Etc ................................ 33

  Section 4.04. Governmental and Other Consents................................ 33

  Section 4.05. Litigation......................................................33

  Section 4.06. Compliance with Laws and Agreements............................ 33

  Section 4.07. Title to Properties.............................................34

  Section 4.08. Interests in Other Businesses...................................34

  Section 4.09. No Insolvency   ................................................34

  Section 4.10. Full Disclosure ................................................35

  Section 4.11. Tax Returns     ................................................35

  Section 4.12. Pension Plans, Etc .............................................35

  Section 4.13. Licenses, Etc   ................................................37

  Section 4.14. Material Agreements     ........................................37

  Section 4.15. Ownership of Companies ........................................ 38

  Section 4.16. Patents, Trademarks, Etc  ......................................38

  Section 4.17. Brokers, Etc    ................................................38

  Section 4.18. Enforceability  ................................................38

  Section 4.19. Environmental Matters   ........................................39

  Section 4.20. Studio and Tower Sites  ........................................40

  Section 4.21. Margin Stock    ................................................40

  Section 4.22. Investment Company Act  ........................................40

  Section 4.23. Labor Matters   ................................................40

  Section 4.24. Recitals        ................................................40

V. FINANCIAL COVENANTS  ........................................................40

  Section 5.01. After Tax Cash Flow ............................................41

  Section 5.02. KVBC-TV ........................................................41

  Section 5.03. Debt Service Coverage ..........................................41

  Section 5.04. Senior Debt to After Tax Cash Flow .............................42

  Section 5.05.  Fixed Charge Coverage Ratio; Current Ratio..................42

  Section 5.06.  Capital Expenditures....................................... 43

  Section 5.07.  Corporate Overhead .........................................43

  Section 5.08.  Restricted Payments.........................................43

VI. AFFIRMATIVE COVENANTS .................................................. 44

  Section 6.01. Preservation of Assets; Compliance with Laws, Etc ...........44

  Section 6.02. Insurance....................................................44

  Section 6.03. Taxes, Etc...................................................45

  Section 6.04. Notice of Proceedings, Defaults, Adverse Change, Etc ........46

  Section 6.05. Financial Statements and Reports.............................46

  Section 6.06. Inspection...................................................48

  Section 6.07. Accounting System ...........................................48

  Section 6.08. Notice of Purchase of Real Estate and Leases.................48

  Section 6.09. Additional Assurances........................................48

  Section 6.10. Environmental Indemnification ...............................49

  Section 6.11. Ratings Reports .............................................50

  Section 6.12. Accounts Payable.............................................50

  Section 6.13. Use of Loan Proceeds ........................................50

  Section 6.14. Appraisals ..................................................50

  Section 6.15. Recommended Corrective Action ...............................51

VII. NEGATIVE COVENANTS..................................................... 51

  Section 7.01. Indebtedness.................................................51

  Section 7.02. Liens........................................................52

  Section 7.03. Disposition of Assets........................................52

  Section 7.04. Fundamental Changes; Acquisitions ...........................53

  Section 7.05. Management ..................................................56


  Section 7.06.   Sale and Leaseback ........................................56

  Section 7.07.   Investments................................................56

  Section 7.08.   Change in Business.........................................56

  Section 7.09.   Accounts Receivable........................................56

  Section 7.10.   Transactions with Affiliates.............................. 56

  Section 7.11.   Amendment of Certain Agreements............................57

  Section 7.12.   ERISA......................................................57

  Section 7.13.   Local Marketing Agreements ................................57

  Section 7.14.   Illegal Activities.........................................58

  Section 7.15.   Margin Stock...............................................58

  Section 7.16.   Negative Pledges, Etc......................................58

VIII. DEFAULTS...............................................................58

IX. REMEDIES ON DEFAULT, ETC.................................................62

  Section 9.01.   Remedies...................................................62

  Section 9.02.   Default Rate...............................................62

  Section 9.03.   Effect on Payments........................................ 63

  Section 9.04.   Consent to Receiver........................................63

X. THE AGENT.................................................................63

  Section 10.01.  Appointment, Powers and Immunities.........................63

  Section 10.02.  Reliance by Agent..........................................65

  Section 10.03.  Events of Default..........................................65

  Section 10.04.  Rights as a Lender.........................................65

  Section 10.05.  Indemnification ...........................................66

  Section 10.06.  Non-Reliance on Agent and other Lenders ...................66

  Section 10.07.  Failure to Act  ...........................................67

  Section 10.08.  Resignation or Removal of Agent ...........................67

  Section 10.09. Cooperation of Lenders ...........................................67

XI. ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS; ACTIONS BY THE
LENDERS ...........................................................................67

XII. BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS..........................69

XIII. MISCELLANEOUS................................................................71

  Section 13.01. Survival..........................................................71

  Section 13.02. Expenses..........................................................71

  Section 13.03. Setoffs, Etc .....................................................71

  Section 13.04. Governing Law.....................................................72

  Section 13.05. Amendment; Modification ..........................................72

  Section 13.06. Waiver ...........................................................72

  Section 13.07. Notice............................................................73

  Section 13.08. Successors and Assigns ...........................................74

  Section 13.09. Consent to Jurisdiction, Service of Process.......................74

  Section 13.10. Waiver of Jury Trial   ...........................................75

  Section 13.11. Indemnification; Limitation of Liability .........................75

  Section 13.12. Severability .....................................................76

  Section 13.13. Section Headings..................................................77

  Section 13.14. Amendment of Other Agreements ....................................77

  Section 13.15. Accounting Principles  ...........................................77

  Section 13.16. Knowledge and Discovery ..........................................77

  Section 13.17. FCC...............................................................77

  Section 13.18. Maximum Enforceability ...........................................78

  Section 13.19. Joint and Several Obligations; Suretyship Waivers and Consents ...78

  Section 13.20. Several Nature of Lenders' Obligations ...........................80

  Section 13.21. Integration ......................................................80

  Section 13.22 Counterparts ......................................................81

                      AMENDED AND RESTATED LOAN AGREEMENT


        THIS AMENDED AND RESTATED LOAN AGREEMENT is made as of the 18th day of May, 1998, by and among

        SUNBELT COMMUNICATIONS COMPANY, a Nevada corporation ("SUNBELT"); VALLEY BROADCASTING COMPANY, a Nevada corporation ("VALLEY"); YUMA BROADCASTING COMPANY, a Nevada corporation ("YUMA"); SIERRA BROADCASTING COMPANY, a Nevada corporation ("SIERRA"); OREGON TRAIL BROADCASTING COMPANY, a Nevada corporation ("OREGON TRAIL"); FALLS BROADCASTING COMPANY, a Nevada corporation ("FALLS"); TWO OCEAN BROADCASTING COMPANY, a Nevada corporation ("TWO OCEAN"); SIERRA RADIO COMPANY, a Nevada corporation ("SIERRA RADIO"); RADIO NEWS COMPANY, a Nevada corporation ("RADIO NEWS"); RUBY MOUNTAIN BROADCASTING COMPANY, a Nevada corporation ("RUBY MOUNTAIN"); and BEARTOOTH COMMUNICATIONS COMPANY, a Nevada corporation ("BEARTOOTH") (Sunbelt, Valley, Yuma, Sierra, Oregon Trail, Falls, Two Ocean, Sierra Radio, Radio News, Ruby Mountain and Beartooth are sometimes referred to herein individually as a "Borrower" and collectively as the "Borrowers");

        AT&T COMMERCIAL FINANCE CORPORATION, a Delaware corporation ("AT&T-CFC"), and the various other financial institutions which are now, or in accordance with Article XII hereof hereafter become, parties hereto and "Lenders" hereunder by execution of the signature pages to this Agreement or otherwise (collectively, the "Lenders" and each individually, a "Lender"); and

        AT&T COMMERCIAL FINANCE CORPORATION, a Delaware corporation, as agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the "Agent").


                                   RECITALS:

        A. The Borrowers, Radio Sales Company, a Nevada corporation ("Radio Sales"), and AT&T-CFC are parties to a certain Loan Agreement dated as of October 2, 1996, and a certain Credit Agreement dated as of October 2, 1996, as each has been amended from time to time (as amended, collectively, the "ORIGINAL LOAN AGREEMENTS"), pursuant to which AT&T-CFC made term loans to the Original Borrowers, and the Original Borrowers issued to AT&T-CFC their promissory notes in the respective amounts of such term loans, as follows (collectively, the "ORIGINAL PROMISSORY NOTES"):

        (i) that certain Secured Promissory Note dated October 2, 1996, issued by Sunbelt, Valley, Yuma, Sierra, Oregon Trail, Falls, Two Ocean. Sierra Radio, Radio News and Radio Sales (collectively, the "ORIGINAL BORROWERS") to AT&T-CFC in the original principal amount of $21,200,000;

        (ii) that certain Secured Promissory Note of Sunbelt dated November 1, 1996, issued to AT&T-CFC in the original principal amount of $3,500,000;

        (iii) that certain Secured Promissory Note of Sunbelt dated May 7, 1997, issued to AT&T-CFC in the original principal amount of $2,500,000;

        (iv) that certain Secured Promissory Note of Sunbelt dated July 8, 1997, issued to AT&T-CFC in the original principal amount of $2,500,000;

        (v) that certain Secured Promissory Note of Sunbelt and Beartooth dated December 1, 1997, issued to AT&T-CFC in the original principal amount of $2,800,000; and

        (vi) that certain Secured Promissory Note of Sunbelt dated December 1, 1997, issued to AT&T-CFC in the original principal amount of $1,200,000.

        B. As of the date hereof, the aggregate outstanding and unpaid principal balance of the Original Promissory Notes is $35,361,390.00.

        C. Subsequent to the date of execution of the Original Loan Agreements, Radio Sales transferred and assigned to Radio News all of the assets and liabilities of Radio Sales.

        D. The Borrowers have applied to AT&T-CFC for additional extensions of credit.

        E. AT&T-CFC is willing to provide such additional financing subject to the terms and conditions hereinafter set forth.

        F. The parties hereto desire to amend and restate the Original Loan Agreements to reflect the foregoing amendments.

        G. The Borrowers, AT&T-CFC and the Agent anticipate that one or more additional financial institutions will hereafter become parties hereto as Lenders hereunder, and therefore they desire to amend and restate their agreements in order to facilitate such additions.

        H. For ease of construction, interpretation and administration of their respective agreements in respect to the foregoing, the parties hereto desire to amend and restate the Original Loan Agreements in their entirety as hereinafter set forth.

        NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound hereby, hereby agree, and hereby amend and restate the Original Loan Agreement in their entirety as a single agreement, as follows:

I.      DEFINITIONS

        As used herein the following terms shall have the following respective meanings:

        ACCOUNTANTS: the meaning specified in Section 6.05.

        ACQUISITION: the meaning specified in Section 7.04(a).

        ACQUISITION AGREEMENT: with respect to any Permitted Acquisition, the acquisition, purchase or other agreement which sets forth the terms and conditions of such Acquisition.

        ACQUISITION LOAN(S): a Tranche B Loan, the proceeds of which are used in whole or in part to pay the purchase price of a Permitted Acquisition.

        ADJUSTED NET OPERATING INCOME: for any twelve-month period, the sum of
(a) the Companies' Net Operating Income, (b) cost savings identified by the Companies in connection with a Permitted Acquisition consummated within such twelve-month period, which cost savings have been approved and validated by the Agent in its sole discretion, (c) to the extent not included in the preceding clauses, the Net Operating Income of all Stations included in such Permitted Acquisitions occurring during such twelve-month period, and (d) if the calculation of Adjusted Net Operating Income is being made pursuant to Article II hereof in connection with a Request for Advance relating to an Acquisition Loan, the Net Operating Income of the broadcast stations covered by the Permitted Acquisition.

        ADVANCE(S): advance(s) of loan proceeds constituting all or a portion of a Loan.

        AFFILIATE(S): as applied to any Person, a spouse or relative of such Person within the third degree of consanguinity, any partner, shareholder, member, director, officer or manager of such Person, any corporation, association, partnership, joint venture, firm or other entity of which such Person is a partner, shareholder, venturer, member, director, officer or manager, and any other Person directly or indirectly controlling, controlled by, or under common control with, such Person.

        AFFILIATE SUBORDINATION AGREEMENTS: the meaning specified in SECTION
2.05.

        AGENT:  the meaning specified in the Preamble.

        AFTER TAX CASH FLOW: for any fiscal period, Net Operating Income minus cash payments made in respect of taxes.

        AGREEMENT: this Amended and Restated Loan Agreement, as the same may be amended from time to time.

        ASSIGNMENT AND ACCEPTANCE: the meaning specified in ARTICLE XII.

        ASSUMPTION AGREEMENT: the meaning specified in SECTION 3.02.

        AT&T-CFC: AT&T Commercial Finance Corporation, a Delaware corporation.

        BASE RATE: a rate per annum equal to two and one-half percentage points (2.50%) in excess of the Commercial Paper Rate.

        BEARTOOTH: the meaning specified in the Preamble.

        BENEFIT LIABILITIES: the meaning specified in SECTION 4.12.

        BORROWER(S): the meaning specified in the Preamble.

        BUSINESS DAY: any day other than a Saturday, Sunday or legal holiday on which banks in Newark, New Jersey, and New York, New York, are open for the transaction of a substantial part of their commercial banking business.

        CAPITAL EXPENDITURE: any payment made directly or indirectly for the purpose of acquiring or constructing fixed assets, real property or equipment which, in accordance with generally accepted accounting principles, would be added as a debit to the fixed asset account of the Person making such expenditure, including, without limitation, amounts paid or payable for labor or under any conditional sale or other title retention agreement or under any Lease or other periodic payment arrangement which is of such a nature that payment obligations of the lessee or obligor thereunder would be required by generally accepted accounting principles to be capitalized on the balance sheet of such lessee or obligor.

        CAPITAL LEASE: any Lease of property (real, personal or mixed) which, in accordance with generally accepted accounting principles, would be capitalized on the lessee's balance sheet or for which the amount of the asset and liability thereunder as if so capitalized should be disclosed in a note to such balance sheet.

        CERCLA: the meaning specified in SECTION 4.19.

        CLOSING DATE: the effective date of closing on the transactions contemplated hereby as evidenced by AT&T-CFC's funding of the initial Advance in respect of the Tranche B Loans, which Closing Date shall not be later than May 29, 1998, unless the Lenders otherwise agree.

        COBRA: the meaning specified in SECTION 4.12.

        CODE: the Internal Revenue Code of 1986, as amended from time to time.

        COLLATERAL: collectively, any and all collateral referred to herein or in the Security Documents, or any of them, and any and all other collateral pledged to the Agent and/or the Lenders from time to time in connection with the Loan Documents.

        COMMERCIAL PAPER RATE: the per annum rate of interest published from time to time by the Eastern Edition of THE WALL STREET JOURNAL as being the thirty day "commercial paper" rate (identified in THE WALL STREET JOURNAL as high-grade unsecured notes sold through dealers by major corporations), or if THE WALL STREET JOURNAL shall for any reason cease or fail to publish a "commercial paper" rate or shall for any reason discontinue publication or designation of a "commercial paper" rate, such other comparable interest rate index as the Lender shall reasonably designate in writing to the Borrowers as a substitute therefor. If THE WALL STREET JOURNAL quotes or publishes more than one such thirty day "commercial paper" rate, the highest of such rates will be used.

        COMMITMENTS: collectively, the Tranche A Commitment and the Tranche B Commitment.

        COMMONLY CONTROLLED ENTITY: the meaning specified in Section 4.12.

        COMPANY OR COMPANIES: the Borrowers and the New Subsidiaries, if any.

        CONSOLIDATED OR CONSOLIDATED: wherever used in conjunction with a financial statement, covenant or definition, such statement, covenant, or definition shall (unless otherwise specifically defined herein) refer to Sunbelt and the other Companies on a consolidated basis determined, calculated or applied in accordance with generally accepted accounting principles, applied on a consistent basis.

        CORPORATE OVERHEAD: during any period, the aggregate amount of (a) all salaries, bonuses, management fees and other compensation paid or payable to James Rogers, and (b) all compensation, traveling, entertainment and automobile expenses of Sunbelt and all other costs and expenses of the Companies, or any of them, which are not allocable to or incurred directly in the operation of the Stations, including, without limitation, reasonable accounting, auditing, legal, office and secretarial expense.

        COVENANT COMPLIANCE CERTIFICATE: the quarterly certificate issued and to be issued by the Companies pursuant to SECTION 6.05(c), in the form of SCHEDULE
6.05 hereto.

        CURRENT ASSETS: current assets of a Company, determined in accordance with generally accepted accounting principles on a basis consistent with that employed by the Accountants in preparing the financial statements referred to in
SECTION 6.05. For the purposes of SECTION 5.05(b) hereof, Current Assets shall exclude accounts receivable outstanding more than one hundred twenty (120) days from date of invoice.

        CURRENT LIABILITIES: current liabilities of a Company, determined in accordance with generally accepted accounting principles on a basis consistent with that employed by the Accountants in preparing the financial statements referred to in SECTION 6.05.

        DEFAULT RATE: the meaning specified in SECTION 9.02.

        EMPLOYEE BENEFIT PLANS; EMPLOYEE PENSION PLAN AND EMPLOYEE WELFARE PLAN: the respective meanings specified in SECTION 4.12.

        ENVIRONMENTAL LAWS: the meaning specified in SECTION 4.19.

        ERISA:  the meaning specified in SECTION 4.12.

        EVENT OF DEFAULT: the meaning specified in ARTICLE VIII.

        FALLS: the meaning specified in the Preamble.

        FCC: the Federal Communications Commission or any other federal governmental agency which may hereafter perform its functions.

        FEE LETTER: the letter agreement of even date herewith among the Borrowers and AT&T- CFC, as amended from time to time.

        FINAL ORDER: written action or order issued by the FCC setting forth the consent of the FCC (a) which has not been reversed, stayed, enjoined, set aside, annulled or suspended, and (b) with respect to which (i) no requests have been filed for administrative or judicial review, consideration, appeal or stay, and the normal time for filing any such requests and for the FCC to set aside the action on its own motion (whether upon reconsideration or otherwise) has expired, or (ii) in the event of review, reconsideration or appeal, the time for further review, reconsideration or appeal has expired.

        FISCAL OUARTERS: the three-month periods ending March 31, June 30, September 30 and December 31.

        FISCAL YEAR: the year ending December 31.

        FIXED CHARGES: for any fiscal period, the sum of (a) Total Debt Service for such period (but not more than the amount otherwise permitted by this Agreement for such period), (b) Capital Expenditures during such period (but not more than the amount otherwise permitted by SECTION 5.06 hereof for such period), and (c) taxes paid by the Companies and tax distributions to the Companies' Stockholders (but not more than the amount otherwise permitted by SECTION 5.08(b) hereof for such period).

        GOVERNMENTAL AUTHORITY: any nation or government, any state or other political subdivision thereof and any entity exercising any executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.

        GUARANTY: the meaning specified in SECTION 2.05.

        GUARANTORS: James Rogers and the James Rogers Trust.

        HAZARDOUS MATERIAL: the meaning specified in SECTION 4.19.

        INDEBTEDNESS OR INDEBTEDNESS: as applied to any Person, (a) all items (except items of capital stock, capital or paid-in surplus or of retained earnings) which, in accordance with generally accepted accounting principles, would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including any Lease which in accordance with generally accepted accounting principles consistently applied would constitute indebtedness, (b) all indebtedness secured by any mortgage, pledge, security, lien or conditional sale or other title retention agreement to which any property or asset owned or held by such Person is subject, whether or not the indebtedness secured thereby shall have been assumed, and (c) all indebtedness of others which such Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock or equity purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.

        INDEMNITEES: the meaning specified in SECTION 6.10.

        INTEREST EXPENSE: for any period, the aggregate amount (determined in accordance with generally accepted accounting principles) of interest accrued (whether or not paid) during such period 5y the Companies in respect of all Indebtedness for borrowed money and Capital Leases.

        INVOLUNTARY PETITION: the meaning specified in paragraph (1) of ARTICLE VIII.

        JAMES ROGERS: James E. Rogers of Las Vegas, Nevada.

        JAMES ROGERS TRUST: The James E. Rogers Trust created under agreement dated October 9, 1997, as the same may be amended and supplemented from time to time.

        KVBC-TV: television broadcast station KVBC (TV), Channel 3 (Las Vegas, Nevada).

        LEASE(S): any lease of, or other periodic payment arrangement for the use or possession of, property (real, personal or mixed).

        LENDER(S): the meaning specified in the Preamble.

        LICENSES: the meaning specified in SECTION 4.13.

        LOAN OR LOANS: the Tranche A Loans and the Tranche B Loans.

        LOAN DOCUMENTS: this Agreement, the Notes, the Security Documents and all other documents, certificates, and agreements contemplated by or executed in connection with the transactions contemplated hereby.

        MAJORITY LENDERS: Lenders holding in the aggregate at least two-thirds (2/3) of the sum of (i) the aggregate outstanding principal balance of the Loans, and (ii) the aggregate amount of the unused Commitments, if any, excluding from such calculation any Lender which has failed or refused to fund a Loan when required to do so.

        MATERIAL ADVERSE EFFECT: any circumstance or event which, individually or in the aggregate with other such circumstances or events, (a) has had, or could reasonably be expected to have, an adverse effect on the validity or enforceability of this Agreement or the other Loan Documents in any material respect, (b) has had, or could reasonably be expected to have, an adverse effect on the condition (financial or other), business, results of operations, prospects or properties of any Company in any material respect, or (c) has impaired, or could reasonably be expected to impair, the ability of any Company to fulfill its obligations under this Agreement, the Note(s) to which it is a party or any other Loan Document to which such Person is a party.

        MONTHLY DUE DATES: the first day of each calendar month.

        MULTIEMPLOYER PLAN: the meaning specified in SECTION 4.12.

        NET INCOME: for any fiscal period, the net income (or loss) of a Person or a radio or television broadcast station (as applicable), excluding any extraordinary income or non-cash gains for such period, after deducting all operating expenses, provisions for all taxes and reserves (including reserves for deferred income taxes), Corporate Overhead payments and all other proper deductions, all determined in accordance with generally accepted accounting principles; PROVIDED, HOWEVER, that income and expenses arising from Trades shall be excluded in determining Net Income.

        NET OPERATING INCOME: for any fiscal period, Net Income of a Person or a radio or television broadcast station (as applicable) for such period, after restoring thereto (without duplication) amounts deducted in the computation thereof for (a) depreciation; (b) amortization (including, without limitation, Programming amortization); (c) Interest Expense; (d) other non- cash expenses (excluding provisions for uncollectable accounts) determined in accordance with generally accepted accounting principles; and (e) taxes in respect of income and profits; MINUS Programming Payments.

        NET SALE PROCEEDS: with respect to any disposition of assets by a Company, the aggregate amount of all cash payments received by the Companies, directly or indirectly, in connection with such disposition, whether at the time thereof or after such disposition under deferred payment arrangements or investments entered into or received in connection with such disposition, MINUS the aggregate amount of any reasonable and customary legal, accounting, regulatory, title and recording tax expenses, transfer taxes, commissions and other fees and expenses paid at any time by the Companies in connection with such disposition.

        NEW SUBSIDIARIES: wholly-owned subsidiaries of Sunbelt which are either incorporated and organized by Sunbelt or acquired by Sunbelt through a capital stock acquisition, from time to time for the purpose of acquiring New Stations or FCC construction permits with the proceeds of the Acquisition Loans.

        NEW STATION(S): radio and/or television broadcasting stations not owned by the Borrowers on the date hereof and FCC construction permits not held by the Borrowers on the date hereof, but which, in either case, are to be acquired by one or more Companies from and after the date hereof utilizing the proceeds of the Acquisition Loans to pay some or all of the purchase price therefor.

        NOTE(S): the Tranche A Notes and the Tranche B Notes, as the same may be amended, extended and restated from time to time.

        NOTICE OF DEFAULT: the meaning specified in SECTION 10.03.

        OREGON TRAIL: the meaning specified in the Preamble.

        OPERATING LEASE: any Lease (real, personal or mixed) other than Capital Leases.

        ORIGINAL BORROWERS: the meaning specified in the Preamble.

        ORIGINAL LOAN AGREEMENTS; ORIGINAL PROMISSORY NOTES: the respective meanings specified in the Preamble.

        PARTICIPANT: the meaning specified in SECTION 2.12.

PBGC:   the meaning specified in SECTION 4.12.

        PERMITTED ACQUISITION: the meaning specified in SECTION 7.04(b).

        PERMITTED INVESTMENTS: (a) investments in property to be used by the Companies, or any of them, in the ordinary course of business; (b) current assets arising from the sale of goods and services in the ordinary course of business; (c) investments (of one year or less) in direct or guaranteed obligations of the United States or any agency thereof, (d) investments (of 90 days or less) in certificates of deposit of Nevada First Bank, a Nevada banking corporation in an aggregate amount not to exceed $1,000,000, and investments (of 90 days or less) in certificates of deposit of any national or state-chartered bank having capital, surplus and undivided profits in excess of $10,000,000; (e) investments (of 90 days or less) in commercial paper given the highest rating by Standard and Poor's Bond Rating Index or by Moody's Investor Service; (f) shares and certificates redeemable at any time without penalty and funds invested solely in money market instruments placed through national or state-chartered banks within the United States having capital, surplus and undivided profits in excess of $10,000,000; and (g) advances to employees in the ordinary course of business for the payment of BONA FIDE properly documented business expenses to be incurred on behalf of the Companies in an aggregate amount not to exceed Ten Thousand Dollars ($10,000) outstanding at any time.

        PERSON OR PERSON: any individual, corporation, partnership, joint venture, trust, limited liability company or unincorporated organization or any government or any agency or political subdivision thereof.

        PLEDGED INTERESTS: the meaning specified in SECTION 13.17.

        PREMISES: the meaning specified in SECTION 4.19.

        PREPAYMENT PREMIUM PERCENTAGE: the meaning specified in Section 2.03(b).

        PROGRAMMING: all programming and film rights and all rights to broadcast television programming of any kind, whether held under license, lease, agreement, contract or otherwise for use by any of the Companies in connection with any of the Stations or the New Stations, including, without limitation, all rights for programming of movies, television series productions, children's programming, sports productions, news coverage and other television viewing products, and the rights to all video tapes, films and other materials now or hereafter constituting or embodying such programming.

        PROGRAMMING PAYMENTS: for any period, all cash payments required to be made by the Companies, or any of them, in respect of Programming pursuant to Programming agreements.

        PURCHASE MONEY SECURITY AGREEMENT: any agreement pursuant to which a Company incurs Indebtedness for the limited purpose of funding the acquisition cost of equipment to be used in the ordinary course of such Company's business, and pursuant to which the Company grants to the holder of such agreement a security interest only in such equipment and its proceeds to secure only the payment of such Indebtedness.

        RADIO NEWS: the meaning specified in the Preamble.

        RADIO SALES: the meaning specified in the Preamble.

        RCRA: the meaning specified in SECTION 4.19.

        RECOVERING PARTY AND RECOVERY: the respective meanings specified in
SECTION 2.13(b).

        REGULATORY CHANGE: with respect to any Lender, any change after the Closing Date in any law, rule or regulation (including, without limitation, Regulation D) of the United States, any state or any other nation or political subdivision thereof, including, without limitation, the issuance of any final regulations or guidelines, or the adoption or making after the Closing Date (or, if later, the date as of which such Person became a Lender) of any interpretation, directive or request under any such law, rule or regulation (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation thereof.

        REQUEST FOR ADVANCE: a signed and completed Request for Advance submitted by the Companies in the form of SCHEDULE 3.01 A.

        RESTRICTED PAYMENT: any distribution or payment of cash or property, or both, directly or indirectly (a) in respect of Subordinated Debt, or (b) to a Guarantor, or any Stockholder or other Affiliate of any of the Companies or any of their respective Affiliates for any reason whatsoever, including, without limitation, salaries, debt repayment, consulting fees, management fees, expense reimbursements and dividends, distributions and payments in respect of ownership interests in the Companies.

        RUBY MOUNTAIN: the meaning specified in the Preamble.

        SECURITY DOCUMENT(S): the meaning specified in SECTION 2.05.

        SELLER: the seller under an Acquisition Agreement.

        SENIOR DEBT: at any time, all outstanding Indebtedness of the Companies, or any of them, to the Lenders, including, without limitation, Indebtedness incurred pursuant to this Agreement.

        SENIOR DEBT SERVICE: for any period, the aggregate amount (determined in accordance with generally accepted accounting principles) of principal and interest and premium, commitment fees and other charges (exclusive, however, of the Termination Fee), if any, required to be paid during such period by the Companies in respect of Senior Debt.

        SIERRA AND SIERRA RADIO: the respective meanings specified in the Preamble.

        STATION(S): the meaning specified in SECTION 4.13.

        STOCKHOLDER(S): the meaning specified in SECTION 4.15 and all Persons who at any time hold or acquire capital stock of Sunbelt or any of the Companies.

        SUBORDINATED DEBT: indebtedness subordinated in writing in right of payment to the prior payment of Senior Debt, on terms approved by the Lender in writing.

        SUBORDINATION AGREEMENTS: the meaning specified in SECTION 2.05.

        SUNBELT: the meaning specified in the Preamble.

        SUPPLEMENTAL LINE: Twenty-four Million Six Hundred Thirty-eight Thousand Six Hundred Ten and no/100 Dollars ($24,638.61 0.00) of the Tranche B Commitment extended by AT&T-CFC to the Borrowers pursuant to SECTION 2.02(a).

        SUPPLEMENTAL LINE EXPIRATION DATE: June 30, 2000, or such later date as may be consented to by the Lenders holding the Tranche B Notes, in their sole discretion. The holders of the Tranche B Notes shall have no obligation to extend the Supplemental Line Expiration Date, and any extension of this date will be conditioned upon, INTER ALIA the payment of a fee equal to one-half of one percent (0.5%) of the unused Tranche B Commitment on the date of extension.

        SURETY: any person who is (or any part of whose assets are) at any time directly or contingently liable for all or any portion of the Companies' obligations to the Lender hereunder or under the Notes or Security Documents, whether pursuant to a guaranty, an assumption agreement, a pledge agreement, or otherwise and any person to whom any Company is at any time indebted if such Indebtedness has been subordinated to Indebtedness of the Companies to the Lender. The term "Surety" shall include the Guarantors.

        TAXES: the meaning specified in SECTION 2.09.

        TAX REFUND: the meaning specified in SECTION 2.04(c)(i).

        TERMINATION FEE: the meaning specified in SECTION 2.07.

        TAX LITIGATION: the litigation which the Borrowers will commence as plaintiffs in the United States District Court for the District of Nevada against the United States of America seeking a refund of Federal income taxes paid by the Borrowers in the aggregate amount of approximately $8,974,072, plus interest and penalties, if any, arising from a certain Notice of Deficiency issued by the Internal Revenue Service to Sunbelt and its Affiliates dated February 13, 1998.

        TOTAL DEBT SERVICE: for any period, the aggregate amount (determined in accordance with generally accepted accounting principles) of principal and interest and premium, commitment fees and other charges, if any, required to be paid during such period by the Companies in respect of all Indebtedness.

        TRADES: those assets and liabilities of the Companies which do not represent the right to receive payment in cash or the obligation to make payment in cash and which arise pursuant to so-called "trade" or "barter" transactions.

        TRANCHE A COMMITMENT: the aggregate maximum principal amount of all Tranche A Loans as of the Closing Date (i.e., $30,000,000).

        TRANCHE A LENDERS: all Lenders who hold Tranche A Notes.

        TRANCHE A LOANS: the meaning specified in SECTION 2.01(a).

        TRANCHE A NOTES: the meaning specified in SECTION 2.01(b).

        TRANCHE B COMMITMENT: the sum of the outstanding principal balance of the Tranche B Loans on the Closing Date and the aggregate principal amount of all Tranche B Loans which the

Lenders may thereafter make pursuant to SECTION 2.02 in an aggregate amount not to exceed $30,000,000.

        TRANCHE B LOANS: the meaning specified in SECTION 2.02(a).

        TRANCHE B NOTES: the meaning specified in SECTION 2.02(b).

        TRANSACTION DOCUMENTS: the meaning specified in SECTION 4.02.

        TWO OCEAN: the meaning specified in the Preamble.

        UNMATURED EVENT OF DEFAULT: any event or condition, which, after notice or lapse of time, or both, would constitute an Event of Default.

        VALLEY: the meaning specified in the Preamble.

        YEAR-TO-DATE: at and as of any date, the amount accrued, earned, received, expended or calculated, as applicable, from the immediately preceding January 1 through such date.

        YUMA: the meaning specified in the Preamble.

        All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in
SECTION 4.01 hereof, PROVIDED, HOWEVER, that in any event income and expenses arising from Trades shall be excluded in determining Net Income and Net Operating Income. All references in this Agreement to the call letters and channel designations of a television broadcast station shall be deemed to include any subsequent call letters and channel designations corresponding to any digital television broadcast licenses awarded by the FCC to a Company for the same or similar market. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders. All references in this Agreement to Articles, Sections, subsections, paragraphs, clauses or Schedules shall refer to the corresponding Articles, Sections, subsections, paragraphs, clauses and Schedules, respectively, contained in or which are attached to or made part of this Agreement, as applicable, unless specific reference is made to the Articles, Sections or other subdivisions of, or Schedules to, another agreement or document.

II.     GENERAL TERMS

        SECTION 2.01.   TRANCHE A LOANS.

        (a) LOANS. Subject to the terms and conditions contained in this Agreement, the Lenders and the Borrowers hereby agree that $30,000,000.00 in principal amount of the Senior Debt outstanding under the Original Loan Agreements and held by AT&T-CFC on the Closing Date shall be converted to loans under this SECTION 2.01 on the Closing Date (such Loans being herein referred to collectively as the "TRANCHE A LOANS"). By reason of such conversion, the

Tranche A Commitment shall be deemed to have been fully funded, and the Lenders shall have no obligation to make any other or further Advances in respect to the Tranche A Commitment.

        (b) NOTES. The Tranche A Loans shall be evidenced by the Borrowers' Amended and Restated Secured Term Notes in the aggregate principal amount of $30,000,000.00, each in the form of SCHEDULE 2.01 hereto (with all blanks appropriately completed) (together with any additional Notes issued to any assignee of the Tranche A Loans under ARTICLE XII hereof, referred to collectively as the "TRANCHE A NOTES"), payable on the Closing Date to AT&T-CFC (or its successors and assigns).

        (b) PRINCIPAL IN RESPECT OF TRANCHE A LOANS. The Tranche A Loans shall be payable by the Borrowers, without setoff, deduction or counterclaim in ninety-six (96) consecutive monthly installments on the first day of each month (the "MONTHLY DUE DATES") commencing July 1, 1998, and continuing until June 1, 2006, when all remaining outstanding principal and accrued interest thereon shall be due and payable in full without setoff, deduction or counterclaim. Monthly payments of principal in respect of the Tranche A Loans shall be in the amounts set forth below:

                                               Amount of
Monthly Due Dates During the Period     Monthly Principal Payment
-----------------------------------     -------------------------
July 1, 1998 through June 1, 1999            $230,000.00
July 1, 1999 through June 1, 2000            $250,000.00
July 1, 2000 through June 1, 2001            $271,000.00
July 1, 2001 through June 1, 2002            $295,000.00
July 1, 2002 through June 1, 2003            $320,000.00
July 1, 2003 through June 1, 2004            $347,000.00
July 1, 2004 through June 1, 2005            $377,000.00
July 1, 2005 through May  1, 2006            $409,000.00
June 1, 2006                           The then remaining outstanding and
                                       unpaid principal balance of the
                                                Tranche A Loans.


        SECTION 2.02.   TRANCHE B LOANS.

        (a) LOANS. Subject to the terms and conditions contained in this Agreement, the Lenders and the Borrowers hereby agree that the remaining $5,361,390.00 in principal amount of Senior Debt outstanding under the Original Loan Agreements and held by AT&T-CFC on the Closing Date shall be converted to loans under this SECTION 2.02 on the Closing Date. Subject to the terms and conditions contained in this Agreement, the remaining $24,638,610.00 balance of the Tranche B Commitment (the "SUPPLEMENTAL LINE") may be borrowed by the Borrowers (together with any New Subsidiaries who benefit therefrom between the Closing Date and the Supplemental Line Expiration Date. (The outstanding balance of Senior Debt described in the first sentence of this SECTION 2.02(a), together with any Advances made under the Supplemental Line, are referred to collectively as the "TRANCHE B LOANS"). The Lenders shall have no obligation to readvance any principal sums repaid in respect to the Tranche B Loans, including the Supplemental Line.

        (b) NOTES. The Tranche B Loans shall be evidenced by the Borrowers' Amended and Restated Secured Promissory Notes in the aggregate principal amount of up to $30,000,000.00, each in the form of SCHEDULE 2.02 hereto (with all blanks appropriately completed) (together with any additional Notes issued to any assignee of the Tranche B Loans under ARTICLE XII hereof, referred to collectively as the "TRANCHE B NOTES"), payable to AT&T-CFC (or its successors and assigns).

        (c) PRINCIPAL IN RESPECT OF TRANCHE B LOANS. The Tranche B Loans shall be payable by the Borrowers and New Subsidiaries, without setoff, deduction or counterclaim in one hundred twenty (120) consecutive monthly installments on the first day of each month (the "MONTHLY DUE DATES") commencing July 1, 1998, and continuing until June 1, 2008, when all remaining outstanding principal and accrued interest thereon shall be due and payable in full without setoff, deduction or counterclaim. Monthly payments of principal in respect of the Tranche B Loans shall be in the amounts set forth below:

                                                          Amount of
                                                          ---------
        Monthly Due Dates During the Period     Monthly Principal Payment
        -----------------------------------     -------------------------
        July 1, 1998 through June 1, 1999                $17,000.00
        July 1, 1999 through June 1, 2000                $18,000.00
        July 1, 2000 through June 1, 2001                $20,000.00
        July 1, 2001 through June 1, 2002                $22,000.00
        July 1, 2002 through June 1, 2003                $24,000.00
        July 1, 2003 through June 1, 2004                $26,050.00
        July 1, 2004 through June 1, 2005                $28,000.00
        July 1, 2005 through June 1, 2006                $31,000.00
        July 1, 2006 through June 1, 2007                $344,000.00
        July 1, 2007 through May  1, 2008                $375,000.00
        June 1, 2008                         The then remaining outstanding and
                                               unpaid principal balance of the
                                                      Tranche B Loans.


If the Tranche B Commitment is not fully advanced, AT&T-CFC may, at its option, adjust the payment schedule on a PRO RATA basis based upon the aggregate amount of Tranche B Loans actually funded.

        SECTION 2.03. PREPAYMENTS.

        (a) RIGHT OF VOLUNTARY PREPAYMENT. Subject to the provisions hereof, the Borrowers may at any time prepay the principal of the Notes, in whole or in part from time to time upon not less than five (5) business days prior written notice to the Agent, provided that any voluntary prepayment shall be an integral multiple of Fifty Thousand Dollars ($50,000 00) or such lesser amount as equals the then outstanding principal amount of the Notes Except as provided in SECTION 2.03(b), each prepayment shall be without premium or penalty Each such notice shall specify the prepayment date and the principal amount of the Notes to be prepaid. Except as provided in SECTION 2.03(c)(i), all prepayments shall, unless otherwise determined by all of the Lenders, be applied first to prepayment premiums, second to accrued but unpaid interest, late charges and fees, then to prepayments of installments of principal of the Notes being prepaid (PRO RATA based on outstanding unpaid principal balances thereof) in the inverse order of maturity thereof. The Lenders shall have no obligation to relend principal balances repaid or prepaid.

        (b) Notwithstanding the foregoing, except as otherwise specifically provided herein, any prepayment of a Loan made prior to June 1, 2001, shall, to the extent permitted by applicable law, be accompanied by the payment of a prepayment premium calculated as a percentage (the "PREPAYMENT PREMIUM PERCENTAGE") of the principal amount so prepaid in accordance with this paragraph (b). For the purposes hereof, the applicable Prepayment Premium Percentage shall be based upon the following schedule:

                                             The Prepayment
If prepayment occurs:                       Premium Percentage
--------------------                           shall be:
                                               ---------

From the date hereof through May 31, 2000           2.0%
From June 1, 1998 through May 31,2001               1.0%


Notwithstanding the foregoing, (i) any prepayment of a Note made solely from or with either the proceeds of a loan made by all of the Lenders to the Companies, or identifiable Net Income generated by the Stations and retained by the Companies shall not be subject to the payment of a prepayment premium; (ii) the first $5,000,000 of principal prepayments of the Notes, if any, made as required by SECTION 2.03(c)(ii) shall not be subject to the payment of a prepayment premium; and (iii) the first $13,500,000 of principal prepayment of the Notes, if any, made as required by SECTION 2.03(c)(i) prior to June 1, 2001, shall be subject to a prepayment premium based upon a Prepayment Premium Percentage of one percent (1.0%).

        (c)     MANDATORY PREPAYMENTS.

        (i) TAX REFUND. The Borrowers shall prepay principal IN RESPECT TO THE TRANCHE B LOANS ONLY in an amount equal to any and all refunds received by Sunbelt and the other Borrowers (collectively, the "TAX REFUND") from any decision in, or settlement of, the Tax Litigation, such prepayment to be made immediately if an Event of Default then exists, or in all other cases within one hundred twenty (120) days of the date of Sunbelt's receipt of the Tax Refund; PROVIDED, HOWEVER, that to the extent Sunbelt does not prepay principal of the Tranche B Loans immediately upon receipt of the Tax Refund in accordance with the provisions of this paragraph (i), the amount of the Tax Refund so retained by Sunbelt shall be deposited with a custodian or bank acceptable to the Agent and specifically pledged to the Agent for the benefit of the Lenders pursuant to pledge agreements in form and substance acceptable to the Agent and executed by the Borrowers and consented to by the custodian or depository bank holding such Tax Refund. The Lenders agree to consider any application made by Sunbelt during such 120 day period to apply the Tax Refund toward payment of the purchase price of a Permitted Acquisition. The amount of the Tax Refund, to the next not used to consummate a Permitted Acquisition consented to by the Lenders, shall be paid to the Agent to be applied in accordance with this paragraph (i).

        (ii) ASSET DISPOSITIONS. One hundred percent (100%) of the Net Sale Proceeds of all assets and properties sold or disposed of by the Companies pursuant to or as part of a disposition permitted by SECTION 7.03 shall be paid to the Agent on behalf of all of the Lenders; PROVIDED, HOWEVER, that, unless an Event of Default or Unmatured Event of Default shall have occurred and be then continuing, such Net Sale Proceeds shall not be required to be paid to the Agent if such disposition yields Net Sale Proceeds of not more than $100,000, except to the extent that the aggregate amount of Net Sale Proceeds resulting from all such Dispositions described in this proviso exceeds $150,000 in any Fiscal Year. Nothing contained herein is intended to constitute a consent by the Lenders to any such disposition.

        (d)     APPLICATION OF REDUCTIONS AND PREPAYMENTS.

        All prepayments of the Notes under this SECTION 2.03, (i) shall be made without set-off, deduction or counterclaim, (ii) shall (except as provided in SECTION 2.03(c)(i))be applied to payment of the Lenders' Notes PRO RATA (based upon the outstanding principal balance thereof) and (iii) unless otherwise specified in this SECTION 2.03, shall be applied FIRST, to pay applicable prepayment premiums, SECOND, to pay to interest, fees and expenses hereunder, and THIRD to pay principal of the Notes, PROVIDED that applications of prepayments of principal shall be made, proportionately, to subsequent scheduled payments under the Notes, in the inverse order in which they appear.

        SECTION 2.04. APPLICABLE INTEREST RATES; PAYMENT OF INTEREST.

        (a) INTEREST RATES. Subject to the provisions of SECTION 9.02 hereof, the outstanding principal balance of each Loan shall bear interest from the date of the first Advance thereof until payment in full, both before and after maturity, at a rate or rates per annum calculated from time to time equal to the Base Rate.

        (b) INTEREST PAYMENT DATES. Interest on the Loans shall be payable monthly in arrears without setoff, deduction or counterclaim on the Monthly Due Dates and at maturity, whether by reason of acceleration, payment, prepayment or otherwise. If the initial Advance in respect of a Loan is made on or before the 15th day of the month, the first interest payment in respect of such Loan will be due on the first Monthly Due Date occurring after the date of such Advance; in all other cases, the first interest payment in respect of a Loan will be the second Monthly Due Date occurring after the date of such initial Advance.

        (c) INTEREST CALCULATIONS. Interest shall be computed on the basis of a three hundred sixty-five (365) day year counting the actual number of days elapsed. Each change in the interest rate hereunder and under the Notes which is tied to the Commercial Paper Rate shall take effect without notice as of the first (1st) day of each month based upon the first Commercial Paper Rate in effect for the first Business Day of such month.

        (d) DEFAULT RATE. The interest rate(s) in effect from time to time are also subject to increase from time to time in accordance with the provisions of
Section 9.02.

        SECTION 2.05.   SECURITY FOR THE NOTES.

        Each Company's obligations and indebtedness to the Lenders and to the Agent hereunder and under the Notes shall be secured at all times by:

        (a) Amended and Restated Security Agreements of the Companies granting to the Agent and the Lenders a continuing first priority perfected security interest in all presently owned and hereafter acquired tangible and intangible personal property and fixtures of the Companies (except for licenses and permits issued by the FCC to the extent it is unlawful to grant a security interest in such licenses and permits), subject only to any prior liens expressly permitted under this Agreement;

        (b) except as may be waived by the Agent, first mortgages or deeds of trust on all presently owned and hereafter acquired real estate owned by the Companies, subject only to any prior liens expressly permitted under this Agreement, together with mortgagee's title insurance policies acceptable to the Agent;

        (c) except as may be waived by the Agent, first priority perfected collateral assignments of, or leasehold mortgages or deeds of trust in respect of, all real estate leases in which the Companies now have or may in the future have an interest, subject only to any prior liens expressly permitted under this Agreement, together with such third party consents, lien waivers, mortgagee waivers and estoppel certificates as the Agent shall reasonably require;

        (d) one or more Pledge Agreements executed by all stockholders of the Companies effecting thereby a first priority perfected pledge of (i) all presently outstanding and hereafter issued shares of capital stock of the Companies, (ii) all voting trust certificates issued in respect of the capital stock of the Companies, or any extension or renewal thereof, and (iii) all warrants, options and other rights to acquire any such shares;

        (e) first priority perfected collateral assignments of such construction contracts, management agreements, programming agreements, network affiliation agreements, joint sales agreements, local marketing agreements, licenses, permits, authorizations and agreements as the Agent shall deem necessary to protect its interests, subject only to any prior lien expressly permitted under this Agreement, together with such third party consents, lien waivers and estoppel certificates as the Agent shall reasonably require;

        (f) the subordination in favor of the Lenders, pursuant to subordination agreements satisfactory to the Agent in form and substance (collectively, the "AFFILIATE SUBORDINATION

AGREEMENTS"), of all indebtedness of the Companies to any Affiliates of the Companies, designated by the Agent;

        (g) the subordination in favor of the Lenders, pursuant to subordination agreements satisfactory to the Agent in form and substance (collectively, the "SUBORDINATION AGREEMENTS"), of all indebtedness of the Borrowers to any lenders to the Companies and any creditors of such Companies holding a note or non-competition agreement executed by the Companies, as obligor thereunder, designated by the Agent, together with UCC-3 and such other lien subordination documents as the Agent shall require;

        (h) the absolute and unconditional, joint and several Guaranty of the Guarantors (the "GUARANTY") which shall be limited to $5,000,000 plus interest and collection costs as provided therein; and

        (i) to the extent provided therein, Intercreditor Agreements in form and substance acceptable to the Agent with Pioneer Citizens Bank and Community Bank of Nevada.

        All agreements and instruments described or contemplated in this SECTION 2.05, together with any and all other agreements and instruments heretofore or hereafter securing the Notes and each Company's obligations hereunder or otherwise executed in connection with this Agreement, shall in all respects be acceptable to the Agent and its special counsel in form and substance, and such agreements and instruments, as the same may be amended from time to time, are sometimes hereinafter referred to collectively as the "SECURITY DOCUMENTS" and individually as a "SECURITY DOCUMENT". Each Company agrees to take such action as the Lenders or the Agent may reasonably request from time to time in order to cause the Lenders and the Agent to be secured at all times as described in this
SECTION 2.05, and the Lenders' security interests to be perfected at all times.

        SECTION 2.06.   USE OF PROCEEDS.

        (a) LOANS. $30,000,000.00 of the Tranche A Loans, and $5,361,390.00 of
the Tranche B Loans are in substitution and replacement of the aggregate principal amount of the Borrowers' outstanding Senior Debt under the Original Loan Agreements, and represent a continuation (not a refinancing or reborrowing) of the outstanding obligations of the Borrowers with respect to such Senior Debt. The remaining $24,638,610.00 in proceeds of Advances available under the Tranche B Commitment shall be used exclusively in accordance with SCHEDULE 2.06 hereto.

        SECTION 2.07.   TERMINATION FEE.

        In consideration of AT&T-CFC entering into this Agreement, the Borrowers agree jointly and severally to pay to AT&T-CFC a non-refundable fee (the "TERMINATION FEE") in accordance with the Fee Letter.

        SECTION 2.08. REQUIREMENTS OF LAW.

        (a)     In the event that any Regulatory Change shall:

        (i) change the basis of taxation of any amounts payable to any Lender under this Agreement or the Notes in respect of any Loans (other than taxes imposed on the net income of such Lender);

        (ii) impose or modify any reserve, compulsory loan assessment, special deposit or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, any applicable office of such Lender; or

        (iii) impose any other conditions affecting this Agreement in respect of Loans (or any of such extensions of credit, assets, deposits or liabilities);

and the result of any of the foregoing shall be to increase such Lender's costs of making or maintaining any Loans, or to reduce any amount receivable by such Lender hereunder in respect of any of its Loans, in each case only to the extent that such additional amounts are not included in the Base Rate applicable to such Loans, then the Borrowers shall pay on demand to such Lender, through the Agent, and from time to time as specified by such Lender, such additional amounts as such Lender shall reasonably determine are sufficient to compensate such Lender for such increased cost or reduced amount receivable.

        (b) If at any time after the date of this Agreement any Lender shall have determined that the applicability of any law, rule, regulation or guideline adopted after the Closing Date pursuant to, or arising after the Closing Date out of, the July 1988 report of the Basle Committee on Lending Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption or implementation after the Closing Date of any other Regulatory Change regarding capital adequacy or any change after the Closing Date in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof (whether or not having the force of law), has or will have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of the existence of its obligations hereunder to a level below that which such Lender or its holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time following written notice by such Lender to the Borrowers as provided in paragraph (c) of this SECTION 2.08, within fifteen (15) days after demand by such Lender, the Borrowers shall pay to such Lender, through the Agent, such additional amount or amounts as such Lender shall reasonably determine will compensate such Lender or such corporation, as the case may be, for such reduction.

        (c) If any Lender becomes entitled to claim any additional amounts pursuant to this SECTION 2.08, it shall promptly notify the Borrowers of the event by reason of which it has become so entitled. A certificate setting forth in reasonable detail the computation of any additional amounts payable pursuant to this SECTION 2.08 submitted by such Lender to the Borrowers shall be presumed correct in the absence of manifest error. The covenants contained in this SECTION 2.08 shall survive the termination of this Agreement and the payment of the outstanding Notes. No failure on the part of any Lender to demand compensation under paragraph (a) or
(b) above on any one occasion shall constitute a waiver of its rights to demand compensation on any other occasion. The protection of this SECTION 2.08 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Lender for compensation thereunder.

        SECTION 2.09. TAXES.

        (a) All payments made by the Borrowers under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (all such taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "TAXES"); PROVIDED, HOWEVER, that the term "TAXES" shall not include net income taxes or franchise taxes (imposed in lieu of net income taxes) imposed on the Agent or any Lender, as the case may be, as a result of a present or former connection or nexus between the jurisdiction of the government or taxing authority imposing such tax (or any political subdivision or taxing authority thereof or therein) and the Agent or such Lender. If any Taxes are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under the Notes, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Borrowers in respect of this Agreement or the Notes, as promptly as possible thereafter the Borrowers shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrowers showing payment thereof. If the Borrowers fail to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrowers shall, jointly and severally, indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. If, after any payment of Taxes by the Borrowers under this Section, any part of any Tax paid by the Agent or any Lender is subsequently recovered by the Agent or such Lender, the Agent or such Lender shall reimburse the Borrowers to the extent of the amount so recovered. A certificate of an officer of the Agent or such Lender setting forth the amount of such recovery and the basis therefor shall, in the absence of manifest error, be conclusive. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

        (b) Each Lender, if any, that is not incorporated under the laws of the United States or a state thereof agrees that prior to the first date as of which any payment is required to be made to it hereunder it will deliver to the Borrowers and the Agent (i) two duly completed copies of

United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form. Each such Lender also agrees to deliver to the Borrowers and the Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers, and such extensions or renewals thereof as may reasonably be requested by the Borrowers or the Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrowers and the Agent. Such Lender shall certify (x) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (y) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax.

        SECTION 2.10. INDEMNIFICATION. The Borrowers shall pay to the Agent, for the account of each Lender, upon the request of such Lender delivered to the Agent and thereafter delivered by the Agent to the Borrowers, such amount or amounts as shall compensate such Lender for any loss, cost or expense incurred by such Lender (as reasonably determined by such Lender) as a result of any payment or prepayment. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid for the period from the date of such prepayment (if such date is not a Monthly Due Date) through the next Monthly Due Date at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. The provisions of this SECTION
2.11 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. The determination by each such Lender of the amount of any such loss or expense, when set forth in a written notice delivered to the Agent (and thereafter delivered by the Agent to the Borrowers), containing such Lender's calculation thereof in reasonable detail, shall be presumed correct in the absence of manifest error.

        SECTION 2.11. PAYMENTS UNDER THE NOTES. All payments and prepayments made by the Borrowers of principal of, and interest on, the Notes and other sums and charges payable under this Agreement, shall be made via wire transfer in immediately available funds to the Agent, for the benefit of the Lenders, for receipt by the Agent not later than 2:00 P.M. (New York Time), on the date on which such payment shall become due. The failure by the Borrowers to make any such payment by such hour shall not constitute a default hereunder so long as payment is received later that day, provided that any such payment made after 2:00 P.M. (New York Time), on such due date shall be deemed to have been made on the next Business Day for the purpose of calculating interest on amounts outstanding on the Notes. The Borrowers shall, at the time of making each payment under this Agreement or the Notes, specify to the Agent the Notes or amounts payable by the Borrowers hereunder to which such payment is to be applied (and in the event that it fails to so specify, or if an Event of Default has occurred and is continuing, the Agent may distribute such payments in such manner as the Majority Lenders may direct or, absent such direction, as it determines to be appropriate, subject to the provisions of SECTION 2.13). If any payment hereunder or under the Notes shall be due and payable on a day which is not a Business Day, such payment shall be deemed due on the next following Business Day and interest shall be payable at the applicable rate specified herein through such extension period. Each payment received by the Agent under this Agreement or any Note or other Loan Document for the account of a Lender shall be paid promptly (and in any event within one (1) Business Day of receipt) to such Lender, in immediately available funds, for the account of such Lender for the Note in respect to which such payment is made.

        SECTION 2.12. SET-OFF, ETC. Each Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances held by it (other than accounts as to which the Borrower is acting solely as a fiduciary) for the account of such Borrower at any of its offices, against any principal of or interest on the Notes held by such Lender or other fees or charges owed to such Lender hereunder which are not paid when due (regardless of whether such balances are then due to such Borrower), in which case it shall promptly notify the Borrowers and the Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof and (as security for any Indebtedness hereunder) each Borrower hereby grants to the Agent and the Lenders a continuing security interest in any and all balances, credit, deposits, accounts or moneys of the Borrower maintained with the Agent and any Lender now or hereafter (other than accounts as to which the Borrower is acting solely as a fiduciary). If a Lender shall obtain payment of any principal, interest or other amounts payable under this Agreement through the exercise of any right of set-off, banker's lien or counterclaim or otherwise, it shall promptly purchase from the other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Note(s) held by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with the unpaid principal amounts of and interest on the Note(s) held by each of them within one Business Day of such event. To such end, the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) within five (5) Business Days if such payment is rescinded or must otherwise be restored. Each Borrower agrees that any Lender or any other Person which purchases a participation (or direct interest) in the Note(s) held by any or all of the Lenders (each being hereinafter referred to as a "PARTICIPANT") may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Participant were a direct holder of Notes in the amount of such participation, provided that the Borrower was notified of such purchase. Nothing contained herein shall be deemed to require any Participant to exercise any such right or shall affect the right of any Participant to exercise, and retain the benefits of exercising, any such right with respect to any indebtedness or obligation of the Borrowers, other than the Borrowers' indebtedness and obligations under this Agreement.

        SECTION 2.13.   PRO RATA TREATMENT; SHARING.

        (a) Except to the extent otherwise provided herein and with respect to the Termination Fee payable to AT&T-CFC under the Fee Letter and prepayments of principal made with the proceeds of the Tax Refund: (i) each borrowing from the Lenders shall be made from the Lenders and each reduction of the Commitments shall be applied to the Notes held by the Lenders PRO RATA according to the amounts of their respective Commitments; (ii) each payment and prepayment of principal of the Notes shall be made to the Lenders PRO RATA in accordance with the respective unpaid principal amounts of the respective Notes held by the Lenders; (iii) each payment of interest on the Notes shall be made for the accounts of the Lenders and each payment of sums and charges payable under this Agreement (except for fees which are payable in accordance with SECTION 2.07) shall be made to the Lenders PRO RATA in accordance with the respective unpaid principal amounts of, and interest on, the Loans made by each of them (calculated, as applicable, for each day of the relevant payment period); (iv) each payment under SECTION 2.08, 2.09 and 2.10 shall be made to each Lender in the amount required to be paid to such Lender pursuant to such Section for losses suffered or costs incurred by, such Lender; and (v) notwithstanding the foregoing, but subject to the proviso set forth at the end of this clause (v), after and during the continuance of an Event of Default, each distribution of cash, property, securities or other value received by any Lender, directly or indirectly, in respect of the Borrowers' Indebtedness hereunder, whether pursuant to any attachment, garnishment, execution or other proceedings for the collection thereof or pursuant to any bankruptcy, reorganization, liquidation or other similar proceeding, after payment of collection and other expenses as provided herein and in the Security Documents, shall be apportioned among the Lenders PRO RATA in accordance with the respective unpaid principal amounts of and interest on the Notes held by each of them; provided, however, that notwithstanding any provision contained herein to the contrary, all sums received by the Agent in respect to the Tax Refund (including, without limitation, proceeds realized in respect to any security interest therein), shall be applied first to the Tranche B Loans until payment in full thereof, and the balance only, if any, to the Tranche A Loans.

        (b) Notwithstanding the foregoing, if any Lender (a "RECOVERING PARTY") shall receive any such distribution referred to in SECTION 2.13(a)(v) (a "RECOVERY") in respect thereof, such Recovering Party shall pay to the Agent for distribution to the Lenders as set forth herein their respective pro rata shares of such Recovery, as set forth herein, unless the Recovering Party is legally required to return any Recovery, in which case each party receiving a portion of such Recovery shall return to the Recovering Party its PRO RATA share of the sum required to be returned without interest. For purposes of this Agreement, calculations of the amount of the PRO RATA share of each Lender shall be rounded to the nearest whole dollar.

        (c) Each Borrower acknowledges and agrees that, if any Recovering Party shall be obligated to pay to the other Lenders a portion of any Recovery pursuant to SECTION 2.13(b) and shall make such Recovery payment, the Borrowers shall be deemed to have satisfied its obligations in respect of Indebtedness held by such Recovering Party only to the extent of the Recovery actually retained by such Recovering Party after giving effect to the PRO RATA payments by such Recovering Party to the other Lenders. The obligations of each Borrower in respect of

Indebtedness held by each other Lender shall be deemed to have been satisfied to the extent of the amount of the Recovery distributed to each such other Lender by the Recovering Party.

        SECTION 2.14. REPLACEMENT OF NOTES. Upon receipt of notice to the Borrowers of the loss, theft, destruction or mutilation of any Note and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Borrowers, or in the case of any such mutilation, upon the surrender of such Note for cancellation, the Borrowers will execute and deliver, in lieu of such lost, stolen, destroyed, or mutilated Note, a new Note of like tenor.

III.    CONDITIONS OF MAKING THE LOANS

        SECTION 3.01.   CONDITIONS TO CLOSING.

        The obligation of the Lenders to consummate the transactions evidenced hereby and to make the initial Advance in respect of the Tranche B Loans hereunder, is subject to the satisfaction of the following conditions on the Closing Date:

        (a) The representations and warranties set forth in this Agreement and in the Security Documents shall be true and correct on and as of the date hereof and shall be true and correct in all material respects as of the date each Advance is made, and the Borrowers shaH have performed all obligations which were to have been performed by them hereunder prior to the date the Advance is made.

        (b) The Borrowers shall have executed and delivered to the Agent (or shall have caused to be executed and delivered to the Agent by the appropriate Persons) the following (each of which shall be in form and substance satisfactory to the Agent):

        (i)     The Notes;

        (ii) The Security Documents, together with any other documents required or contemplated by the terms thereof;

        (iii) Certified copies of resolutions of the Board of Directors of each Company, with incumbency certificate, authorizing the execution and delivery of this Agreement, the Notes and the Security Documents, as applicable;

        (iv) A copy of the corporate charter or articles of incorporation, certified by the Secretary of State of the state of organization, of each Company;

        (v)     A certified copy of the by-laws of each Company;

        (vi) Certificates of good standing (both as to corporation law and tax matters) issued by the state in which each Company is organized and any other state in which it is authorized, qualified or required to be qualified to transact business;

        (vii) True and correct copies of all material consents, contracts, licenses, instruments and other documents specified in SCHEDULES 4.04, 4.13,
4.14 and 4.15;

        (viii) Certificates of insurance evidencing all insurance coverage and policy provisions required in this Agreement and the Security Documents;

        (ix) A pay-off letter, UCC termination statements and mortgage and lien releases from all lenders and creditors who are being paid with the proceeds of the Loans;

        (x) If available, a complete copy of the complaint filed by Sunbelt in the Tax Litigation;

        (xi) A certificate of the Borrowers confirming that, as of the date of the Advance, all representations and warranties contained in the Loan Documents are true, accurate and complete, and no Event of Default or Unmatured Event of Default exists; and

        (xiv) Such other supporting documents and certificates as the Lenders may reasonably request, including, without limitation, current financial statements of each Borrower, engineering reports, appraisals and environmental and Hazardous Material assessments, reports and questionnaires as the Lenders may reasonably request.

        (c) The Lenders and the Agent shall have received the favorable written opinions of general counsel for the Borrowers and FCC counsel for the Borrowers dated as of the Closing Date, satisfactory to the Agent in scope and substance.

        (d) The Lenders and the Agent shall have received (i) engineering, technical and operational reports and environmental reports on the Stations in form and substance acceptable to the Agent, and (ii) environmental questionnaires and other evidence satisfactory to the Agent confirming the absence of any Hazardous Material on the Premises.

        (e) The Agent shall have received written evidence reasonably satisfactory to the Agent and its counsel that, except as otherwise disclosed in
SCHEDULE 4.20, all Leases covering tower and transmitter sites used by the Stations have lease terms (including all extension and renewal options exerciseable unilaterally by the Borrowers) through June 1, 2008.

        (f) All legal matters incident to the transactions hereby contemplated shall be satisfactory to special counsel for the Lenders.

        (g) Neither an Event of Default nor an Unmatured Event of Default shall have occurred and be continuing.

        (h) The Borrowers shall have executed and delivered to the Agent and the Lender(s) prior to 10:00 A.M. (New York time) at least one (1) Business Day prior to the date of the requested Advance, a Request for Advance in the form of
SCHEDULE 3.01 hereto.

        (i) After taking into account the requested Advance, the ratio of the Companies' Senior Debt (including the amount of the requested Advance) to the Companies' consolidated Net Operating Income for the most recently ended twelve
(12) month period, is less than or equal to 4.25:1.00.

        (k) The Borrowers shall have executed and delivered to the Agent a certificate of representations, warranties, compliance and non-default satisfactory in form and substance to the Agent.

        (1) The Agent shall have approved of the use of all proceeds of the Loans, including all working capital needs being paid from the proceeds of the Loans.

        SECTION 3.02. ACQUISITION LOANS. Without in any way limiting the discretion of the Majority Lenders to approve or withhold approval of any Acquisition or to impose additional conditions upon their consent to such Acquisitions, the obligation of the Lenders holding the Tranche B Commitment to make any Acquisition Loan under the Supplemental Line is also subject to the satisfaction of the following conditions as of the date of the requested
Advance:

        (A) ACQUISITION CLOSING.

        (i) The transactions contemplated by the applicable Acquisition Agreement shall have been consummated (except for the payment of that portion of the Purchase Price thereunder being paid with the proceeds of such Acquisition
Loan) substantially in accordance with the terms thereof and, in any event, in a manner reasonably satisfactory to the Agent, including, without limitation, (A) the repayment in full in cash (simultaneously with, and from the proceeds of, the Acquisition Loan or otherwise) of all Indebtedness of the applicable Seller(s) related to the assets and properties transferred under such Acquisition Agreement which is not being assumed by the buyer, and (B) the valid assumption by the buyer of all other liabilities of the applicable Seller(s) in respect of such assets and properties transferred under such Acquisition Agreement, other than liabilities not subject to assumption under such Acquisition Agreement which are otherwise addressed in a manner reasonably satisfactory to the Agent.

        (ii) The Agent shall have received evidence of the receipt of all licenses, permits, approvals and consents, if any, required with respect to such Acquisition and any other related transaction contemplated by this Agreement (including, without limitation, any necessary consents of the FCC to the sale contemplated by such Acquisition Agreement as evidenced by a Final Order, and any other required consents or filings of or with applicable governmental authorities or other third parties).

        (iii) The applicable Seller(s) shall have consented to the collateral assignment to the Agent of the rights of the Companies under the Acquisition Agreement and any other agreements executed thereunder, as required under
SECTION 2.05.

        (iv) The Agent shall have received copies of the legal opinions delivered by the Seller(s) pursuant to the applicable Acquisition Agreement in connection with such Acquisition, together with a letter from each Person delivering an opinion (or authorization within the opinion) authorizing reliance thereon by the Lender.

        (v) Any other conditions imposed by the Majority Lenders in giving their consent (if required hereunder) to such Permitted Acquisition.

        (b) OFFICER'S CERTIFICATES AS TO COMPLIANCE, SOLVENCY, DOCUMENTS, ETC. The Companies shall have provided to the Agent one or more compliance and other closing certificates, in forms satisfactory to the Agent, executed on behalf of the Companies by their chief executive officer or chief financial officer, certifying as to satisfaction by the Companies of the conditions to lending set forth in this ARTICLE III and, specifically, as to certain matters reasonably specified therein.

        (c) SPECIAL COMPLIANCE CERTIFICATE. The Companies shall have executed and delivered to the Agent a certificate of representations, warranties, compliance and non-default satisfactory in form and substance to the Lender, together with updated versions of all Schedules to this Agreement and of the Exhibits to the Companies' Security Agreements, and otherwise adjusting the Companies' representations and warranties contained herein and therein, to the extent appropriate in connection with such Acquisition and approved by the Agent in writing in its sole discretion (which certificate, only if so approved, shall be deemed an amendment of this Agreement and such Security Documents and shall be incorporated by reference herein and therein).

        (d) DUE DILIGENCE. The Agent and its counsel shall have completed their due diligence review with respect to the proposed Permitted Acquisition, including a review of all material agreements, and shall be reasonably satisfied with the results of such review.

        (e) OTHER DELIVERIES. The Companies (including, without limitation, all New Subsidiaries who are formed as part of the transaction contemplated by the Acquisition Loan) shall have executed and/or delivered to the Agent (or shall have caused to be executed and delivered to the Agent by the appropriate persons), the following:

                (i) All lien searches reasonably required by the Agent with respect to the assets to be acquired pursuant to such Acquisition and the applicable Seller(s) (and their predecessors as owners of such assets), together with all Uniform Commercial Code financing statements and termination statements and all Mortgages and related title insurance policies reasonably required by the Agent in connection with the Companies' compliance with the provisions of
SECTION 2.05;

                (ii) Certified copies of the resolutions of the Boards of Directors of the Companies, authorizing such Acquisition;

                  (iii) Such certificates of public officials and copies of material consents, agreements and other documents and such other supporting documents and information as the Lender shall reasonably request (including, without limitation, all employment contracts of key employees with appropriate non-compete clauses therein);

                  (iv) Not more than five (5) Business Days after the Companies' execution and delivery thereof, the applicable Acquisition Agreement, including detailed schedules of all owned and leased real property to be acquired thereunder;

                  (v) If requested by the Agent, engineering reports, environmental site assessments or such other information (including environmental questionnaires) with respect to owned and leased real properties, which shall be reasonably satisfactory in all respects to the Agent;

                  (vi) Such Uniform Commercial Code, Federal tax lien and judgment searches as the Agent shall reasonably require, the results thereof to disclose no liens except liens permitted by this Agreement and liens to be discharged upon completion of such Acquisition;

                  (vii) A balance sheet for the Companies and the Station(s) to be acquired and updated projections, PRO FORMA, of the Acquisition and the proposed Advances and showing financial covenant compliance, and all other financial information required by Section 7.04;

                  (viii) A current balance sheet of the Seller and related statements of income;

                  (ix) Certificates of insurance evidencing the additional insurance coverage and policy provisions required in this Agreement;

                  (x) Such other supporting documents and certificates as the Agent may reasonably request, including, without limitation, an Assumption Agreement in form and substance acceptable to the Agent pursuant to which such New Subsidiary shall assume as co-borrower all obligations of the Borrowers under the Loan Documents (an "ASSUMPTION AGREEMENT") and Security Documents from all New Subsidiaries who are formed as part of the transactions contemplated by the Acquisition Loan; and

                  (xi) The Lenders holding the Tranche B Commitment shall have approved the Acquisition which is to be financed or refinanced by the Acquisition Loan as a Permitted Acquisition.

        (e) Opinions. The Agent shall have received the favorable written opinions of general, FCC and local counsel to the Companies, dated the date of such Advances, addressed to the Agent and reasonably satisfactory to the Agent in scope and substance.

        (f) LEGAL FEES. All reasonable legal fees and expenses of counsel to the Lenders and the Agent referred to in SECTION 13.02 incurred through the date of such Advances shall have been paid in full.

        (g) REVIEW BY LENDER'S COUNSEL. All legal matters incident to the transactions hereby and contemplated shall be reasonably satisfactory to counsel for the Agent.

        (h) COMMITMENT LIMIT. The amount of the requested Advance plus the aggregate original principal amount of all other Loans (after taking into consideration any and all other contemporaneous Advances being made by the Lenders) shall not exceed four and one-quarter (4.25) multiplied by the Companies' consolidated Adjusted Net Operating Income for the most recently ended twelve (12) month period.

        (i) PREPAID INTEREST. The Borrowers shall have paid the anticipated amount of interest which shall accrue on the Acquisition Loan from the date of funding through the end of the month in which such Acquisition Loan is funded.

        (j) TAX REFUND. If available, the Borrowers shall have used the full balance of the Tax Refund then in existence, if any, to pay the purchase price before receiving an Advance in respect to a Permitted Acquisition,

        SECTION 3.03. SUPPLEMENTAL LINE. The obligation of the Lenders holding the Tranche B Commitment to make any Advance under the Supplemental Line is subject to the following conditions:

        (a) All warranties and representations set forth (or, with respect to representations and warranties contained in the Original Agreement, confirmed) in this Agreement shall be true and correct in all material respects as of the date such Advances are made, except to the extent they relate specifically to an earlier date or are affected by transactions permitted hereunder occurring after the date hereof (or, as applicable, the Closing Date).

        (b) After giving effect to such Advances (both as of the proposed date thereof and, on a pro forma basis, the last day of the most recent fiscal quarter for which financial statements have been delivered to the Lenders or required under Section 6.05), no Event of Default and no Unmatured Event of Default shall have occurred and be continuing. Each telephonic or written request for such Advance shall constitute a representation to such effect as of the date of such request and as of the date of such borrowing.

        (c) No event(s) shall have occurred, and no circumstance(s) shall exist, which individually or in the aggregate with other such circumstances or events,
(i) has had, or could reasonably be expected to have, an adverse effect on the validity or enforceability of this Agreement or the other Loan Documents in any material respect, (ii) has had, or could reasonably be expected to have, a Material Adverse Effect, other than any such events or circumstances which are generally applicable to the radio broadcast industry or to general economic conditions, or (iii) has impaired, or could reasonably be expected to impair, the ability of the Borrowers to fulfill their obligations under this Agreement, the Notes or any other Loan Document to which any Borrower is a party.

        (d) The Agent shall have received a properly completed Request for Advance together with all such financial and other information as the Agent shall require to substantiate the current and PRO FORMA certifications of no Event of Default and no Unmatured Event of Default contained therein.

        (e) The Agent shall have received such other supporting documents and certificates as the Agent and the Majority Lenders may reasonably request.

        (f) The Advance shall be made on not less than five (5) Business Days notice on or before the Supplemental Line Expiration Date, and shall not be less than $250,000.00. A Request for Advance must be received by 10:00 a.m. to be effective as a notice received on such day.

        (g) The Agent shall have approved the Borrowers' proposed use of the requested Advance after having received from the Borrowers such documentary evidence as the Agent shall have reasonably requested.

        (h) After taking into account the requested Advance, the ratio of the Companies' Senior Debt (including the amount of the requested Advance) to the Companies' consolidated Adjusted Net Operating Income for the most recently ended twelve (12) month period, is less than 4.25:1.00.

        SECTION 3.04. LENDER APPROVALS. For purposes of determining compliance with the conditions precedent referred to in SECTIONS 3.01, 3.02 and 3.03, as of the date hereof, as of the Closing Date, or, with respect to Advances made hereafter, as of the date of such Advances the Lenders shall be deemed to have consented to, approved or accepted or be satisfied with each document or other matter which is the subject of such Lender's consideration under any of the provisions of such Sections, unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents shall have received written notice from such Lender at least five (5) Business Days prior to the date hereof or the applicable borrowing date, as the case may be, specifying its objection thereto and such Lender shall have failed to make available such Lender's ratable share of such Advances, as the case may be.

IV.     REPRESENTATIONS AND WARRANTIES

        Each Borrower hereby represents and warrants to the Lenders and the Agent (which representations and warranties shall survive the delivery of the Notes and the making of the Loans) that:

        SECTION 4.01.   FINANCIAL STATEMENTS.

        The Borrowers have heretofore furnished to the Lenders and the Agent the audited balance sheets of the Borrowers as at December 31, 1997, and the internally prepared balance sheets of the Borrowers as at March 31, 1998, and the statement of operations, changes in stockholders' equity and changes in financial position of the Borrowers for the fiscal year or other period ending on each such date. Said financial statements and balance sheets have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of preceding periods, and are complete and correct in all material respects and fairly present the financial condition of the Borrowers as at said dates and the results of operations of the Borrowers for the periods indicated. Since December 31, 1997, there has occurred no material adverse change in the Borrowers' individual or consolidated business, assets, properties or condition (financial or otherwise) other than as disclosed in said balance sheets and financial statements. The Borrowers have no contingent obligations, liabilities for taxes or unusual long-term commitments except as specifically mentioned in the foregoing financial statements. All financial projections submitted to the Lenders and the Agent by the Borrowers are reasonable in light of all information presently known by the Borrowers.

        SECTION 4.02.   ORGANIZATION, ETC.

        (a) Each Company (i) is a corporation duly organized and validly existing under the laws of the State of Nevada and is duly qualified to transact business in each jurisdiction where the nature of its activities requires such qualification, (ii) has the power and authority to own its properties and to carry on its business as now being conducted and as presently contemplated, and
(iii) has the power and authority to execute and deliver, and perform its obligations under this Agreement, the Notes and the Security Documents (collectively, the "TRANSACTION DOCUMENTS") to which it is a party or signatory. Sunbelt owns eighty percent (80%) of the issued and outstanding capital stock of Beartooth and all of the issued and outstanding capital stock of each of the other Companies; otherwise, each Company has no subsidiaries as of the date hereof.

        (b) Effective September 1, 1997, pursuant to an Assignment and Assumption Agreement dated [undated], 1997, Radio Sales transferred to Radio News all of the assets and liabilities of Radio Sales, and Radio News assumed the payment and performance of all such liabilities. Effective September 15, 1997, Radio Sales was dissolved in accordance with all requirements of applicable law.

        SECTION 4.03.   AUTHORIZATION; COMPLIANCE, ETC.

        The execution and delivery of, and the performance by each Company of its obligations under, the Transaction Documents have been duly authorized by all requisite corporate action and will not violate any provision of law, any order, judgment or decree of any court or other agency of government (including, without limitation, the FCC), the corporate charters, articles of incorporation or by-laws of the Companies, or any indenture, agreement or other instrument to which any of the Companies is a party, or by which any of the Companies is bound, or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or except as may be permitted under this Agreement, result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Companies pursuant to, any such indenture, agreement or instrument. Each of the Transaction Documents constitutes the valid and binding obligation of the Companies, enforceable against the Companies in accordance with its terms.

        SECTION 4.04.   GOVERNMENTAL AND OTHER CONSENTS.

        Except as described in SCHEDULE 4.04 hereto, none of the Companies is required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any governmental instrumentality or other agency, including, without limitation, the FCC, or any other Person, in connection with or as a condition to the execution, delivery or performance of any of the Transaction Documents. All consents, approvals and authorizations described in
SCHEDULE 4.04 have been duly granted and are in full force and effect on the date hereof and all filings described in such Schedule have been properly and timely made.

        SECTION 4.05. LITIGATION.

        Except as disclosed in SCHEDULE 4.05 hereto, there is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency, including, without limitation, the FCC or any arbitration board or tribunal, now pending or, to the knowledge of any of the Companies, threatened (nor is any basis therefor known to the Companies), (a) which questions the validity of any of the Transaction Documents, or any action taken or to be taken pursuant hereto or thereto, or (b) against or affecting any of the Companies which, if adversely determined, either in any case or in the aggregate, would have a Material Adverse Effect.

        SECTION 4.06.   COMPLIANCE WITH LAWS AND AGREEMENTS.

        Except as otherwise disclosed in SCHEDULE 4.06 hereto, none of the Companies is party to any agreement or instrument or subject to any corporate or other restriction which could have a Material Adverse Effect. None of the Companies is in violation of any provision of its corporate charter, articles of incorporation or by-laws and no Company is in violation of any material indenture, agreement or instrument to which it is a party or by which it is bound or, to the best of the Companies' knowledge and belief, of any provision of law, the violation of which could have a Material Adverse Effect, or any order, judgment or decree of any court or other Governmental Authority (including, without limitation, the FCC). Without limiting the scope of the foregoing,

(a) each Company is in compliance in all material respects with all federal and state laws and regulations, including all federal and state securities laws and regulations and all rules, regulations and administrative orders of the FCC, the violation of which could have a material adverse effect upon the Companies. and
(b) none of the Companies has or is now engaged in any illegal activity, including without limitation, a pattern of racketeering activity, that could subject any of the Companies' assets to forfeiture or seizure.

        SECTION 4.07.   TITLE TO PROPERTIES.

        Except as specified on SCHEDULE 4.07 hereto, each Company has good title to all of its properties and assets (including, without limitation, the assets shown on the financial statements referred to in SECTION 4.01), free and clear of all mortgages, security interests, restrictions, liens and encumbrances of any kind, including, without limitation, liens or encumbrances in respect of unpaid taxes, except liens and encumbrances permitted under this Agreement. Each Company enjoys quiet possession under all Leases to which it is a party as lessee, and all of such Leases are valid, subsisting and in full force and effect. None of such Leases contains any provision restricting the incurrence of indebtedness by the lessee.

        SECTION 4.08.   INTERESTS IN OTHER BUSINESSES.

        None of the Companies holds or owns any of the issued and outstanding capital stock, partnership interests or other ownership interests. or any rights to acquire the same, of any corporation, partnership, firm or entity, except that (a) Sunbelt holds and owns eighty percent (80%) of the issued and outstanding capital stock of Beartooth and one hundred percent (100%) of the issued and outstanding capital stock of each of the other Companies, (b) Valley holds capital stock in two corporations, Alta Development Company and Microwave, Inc., and (c) Sunbelt holds 120,000 shares of common stock of Nevada First Bank, a Nevada banking corporation.

        SECTION 4.09. NO INSOLVENCY.

        Neither the borrowings made by the Companies under this Agreement nor the execution, delivery and performance of the Notes and the Security Documents render or will render any of the Companies insolvent or unable to pay its debts as they become due; none of the Companies is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidating of all or a substantial portion of its property, and the Companies have no knowledge of any person contemplating the filing of any such petition against any of the Companies.

        SECTION 4.10.   FULL DISCLOSURE.

        No statement of fact made by or on behalf of any Person (other than the Lenders and the Agent) in this Agreement, the Security Documents, or any certificate or schedule furnished to the Lender pursuant hereto or thereto contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein or herein not misleading.

To the best of the Companies' knowledge. there is no fact presently known to the Companies which has not been disclosed to the Lenders and the Agent in writing which materially affects adversely, or, as far as the Companies can foresee, could have a Material Adverse Effect.

        SECTION 4.11.   TAX RETURNS.

        Except as set forth in SCHEDULE 4.11 hereto, each Company has filed all federal, state and local tax returns required to be filed, and has paid or made adequate provision for the payment of all material federal, state and local taxes, franchise fees, charges and assessments. The federal income tax returns of the Companies have been examined by the Internal Revenue Service (or closed by applicable statute) for all tax periods prior to and including the tax year ending December 31, 1995. All deficiencies that have been asserted against the Companies as a result of such examination have been paid or finally settled or are being contested in good faith, and no issue has been raised in any such examination that, by application of similar principles reasonably can be expected to result in the assertion of a material deficiency for any other year not so examined, except to the extent that such deficiency has been reserved for in the financial statements described in SECTION 4.01. No Company has taken any reporting positions for which it does not have a reasonable basis and does not anticipate any further material tax liability with respect to the tax years that have not been closed. For purposes of this SECTION 4.11, the term "Company" shall include each other Person with which any Company files consolidated or combined income tax returns or reports.

        SECTION 4.12.   PENSION PLANS, ETC.

        (a) Plans. Except as set forth in SCHEDULE 4.12 hereto, neither the Companies nor any entity with which any Company would be aggregated (a "COMMONLY CONTROLLED ENTITY") under Section 414(b), (c), (m), or (o) of the Code, maintains or contributes to any pension, profit sharing or other similar plan providing for a program of deferred compensation to any employee or former employee.

        (b) FUNDING OF EMPLOYEE BENEFIT PLANS. All contributions and other payments required to be made by the Companies or any Commonly Controlled Entity to all employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which either any of the Companies or any Commonly Controlled Entity maintains or to which any of them contributes (the "EMPLOYEE BENEFIT PLANS") have been made or reserves adequate for such purposes have been set aside and reflected on the Companies' financial statements. With respect to any such Employee Benefit Plan which is an employee pension benefit plan, as defined in Section 3(2) of ERISA (an "EMPLOYEE PENSION PLAN"), there is no accumulated funding deficiency, as defined in
Section 302 of ERISA and Section 412 of the Code, and no waiver has been applied for or obtained from the Internal Revenue Service of any minimum funding requirement under Section 412 of the Code. No lien has arisen under Section 412(n) of the Code with respect to the assets of the Companies. The Companies have no reason to believe that the level of contributions required to be made to each multi employer plan, as defined in Section 4001(a)(3) of ERISA to which any Company or any Commonly Controlled

Entity contributed or contributes (a "MULTIEMPLOYER PLAN") is not sufficient to maintain the level of benefits under such plan now in effect or scheduled to become effective in the future.

        (c) FIDUCIARY DUTIES, PROHIBITED TRANSACTIONS AND ADMINISTRATION. Neither the Companies nor any Commonly Controlled Entity has breached any fiduciary duty imposed on it under Part 4 of Title I of ERISA with respect to any Employee Benefit Plan and has not engaged in any prohibited transaction, as defined in Title I of ERISA and Section 4975 of the Code, involving any Employee Benefit Plan for which no exemption is available. Each Employee Benefit Plan has been and is administered in accordance with its terms and applicable laws, rules and regulations.

        (d) STATUS OF FUNDED PENSION PLANS. Each funded Employee Pension Plan has been determined by the Internal Revenue Service to be qualified under
Section 401(a) or Section 403(a) of the Code and nothing has occurred which would cause the loss of such qualification or the imposition of any tax liability or penalty under the Code or ERISA on the Companies. With respect to each Employee Pension Plan which is subject to Title IV of ERISA, other than Multiemployer Plans, (1) neither any Company nor any Commonly Controlled Entity has failed to make required contributions or incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC"), (2) no reportable event, as defined in Section 4043(b) of ERISA, has occurred, (3) the actuarial present value of the benefit liabilities, as defined in Section 4001(a)(16) of ERISA ("BENEFIT LIABILITIES"), does not exceed the net assets available to provide the Benefit Liabilities. Neither any Company nor any Commonly Controlled Entity knows of any facts or circumstances which might give rise to any liability to the PBGC under Title IV of ERISA (other than for premium payments). With respect to Multiemployer Plans, neither any Company nor any Commonly Controlled Entity has withdrawn or partially withdrawn, as described in Subtitle E of Title IV of ERISA, from any such plan and thereby incurred any obligation to discharge a withdrawal liability (including but not limited to any contingent or secondary withdrawal liability) within the meaning of Sections 4201 and 4202 of ERISA to any Multiemployer Plan, and there exists no condition or set of circumstances which presents a risk of the occurrence of any withdrawal from or the partition, termination, reorganization or insolvency of any Multiemployer Plan which could result in any liability to the Companies or any Commonly Controlled Entity.

        (e) STATUS OF EMPLOYEE WELFARE PLANS. No Employee Benefit Plan which is an employee welfare benefit plan, as defined in Section 3(1) of ERISA (an "EMPLOYEE WELFARE PLAN"), provides for continuing benefits or coverage for any participant (or beneficiary) after the termination of the participant's employment except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and regulations thereunder or by applicable state statutory law. With respect to any Employee Welfare Plan, each Borrower and each Commonly Controlled Entity have complied with the notice and continuation coverage requirements of COBRA and regulations thereunder such that there would not result in any loss of deduction under Section 162 of the Code or any tax, penalty or liability to the Companies.

        (f) CLAIMS. There are no claims (other than claims for benefits in the normal course), actions or lawsuits asserted or instituted with respect to, and neither any Company nor any Commonly Controlled Entity has knowledge of any threatened claims or litigation with respect to, any Employee Benefit Plan (other than a Multiemployer Plan) or any fiduciary thereof.

        SECTION 4.13.   LICENSES, ETC.

        SCHEDULE 4.13 hereto accurately and completely lists all material authorizations, licenses, permits and franchises granted or assigned to the Companies by the FCC or any other public or governmental agency or regulatory body (with the exception of local business licenses held and maintained by the Borrowers in accordance with applicable local law), including (a) all material authorizations, licenses, permits and franchises for the operation of Television Station KVBC (TV) (Channel 3) (licensed to Las Vegas, Nevada), Television Station KYMA (TV) (Channel 11) (licensed to Yuma, Arizona), Television Station KXTF (TV) (Channel 35) (formerly know as KKVI (TV) (licensed to Twin Falls, Idaho), Television Station KPVI (TV) (Channel 6) (licensed to Pocatello, Idaho), Television Station KJWY (TV) (Channel 2) (formerly known as KJVI (TV) (licensed to Jackson, Wyoming), Television Station KRNV (TV) (Channel 4) (licensed to Reno, Nevada), Radio Station KRNV (FM) (licensed to Reno, Nevada), Television Station KENV (TV) (Channel 10) (licensed to Elko, Nevada), and Television Station KTVH (TV) (Channel 12) (licensed to Helena, Montana) (the "STATIONS"), and (b) all construction permits granted or assigned to the Companies by the FCC, and the same constitute the only material licenses, permits or franchises or other authorizations of any public or governmental agency or regulatory body required or advisable in connection with the conduct by the Companies of their business as presently conducted or proposed to be conducted (such licenses, permits, franchises and authorizations, together with any extensions or renewals thereof and any additional licenses, permits, franchises or authorizations hereafter issued to the Companies, being herein sometimes referred to collectively as the "LICENSES"). All existing Licenses are in full force and effect, are duly issued in the name of, or validly assigned to, the Companies and the Companies have full power and authority to operate thereunder. Such Schedule also specifies the expiration date of each existing License. SCHEDULE
4.13 hereto shall be supplemented from time to time with a list of all material Licenses hereafter issued to the Companies with respect to the New Stations at the time of funding each Acquisition Loan.

        SECTION 4.14.   MATERIAL AGREEMENTS.

        SCHEDULE 4.14 hereto accurately and completely list all material agreements to which each of the Companies is a party, including, without limitation, all Leases, network affiliation, programming, engineering, consulting, employment, management and related agreements, if any, which are presently in effect in connection with the conduct of the Companies' business and the operation of the Stations and the New Stations. All of the foregoing agreements are valid, subsisting and in full force and effect and neither the Companies nor, to the best of the Companies' knowledge and belief, any other parties, are in material default thereunder.

        SECTION 4.15. OWNERSHIP OF COMPANIES.

        SCHEDULE 4.15 hereto correctly sets forth the number of shares of the Companies' capital stock of each class authorized, the name of each of its stockholders (the "STOCKHOLDERS"), and the number of shares of each class of such capital stock owned by such Stockholders. Such Schedule also sets forth the name of each Person holding a voting trust certificate in respect of the shares of capital stock of the Companies and the number of shares of the capital stock of the Companies deposited in exchange for each such certificate. All of said outstanding shares are validly issued, fully paid and non-assessable and are owned by such Stockholders as specified in such Schedule, free of any assignment, pledge, lien, security interest, charge, option or other encumbrance, except for liens and security interests granted to the Lenders and the Agent, transfer restrictions noted on the certificate evidencing such shares, transfer restrictions imposed by the FCC and other encumbrances specified in such Schedule. Such Schedule also sets forth a description of all warrants, options and other rights to acquire shares of the Companies' capital stock of any class and the names of the holders thereof. None of the Companies is obligated in any manner to issue any additional shares, or options or rights to acquire any such shares, of its capital stock.

        SECTION 4.16.   PATENTS, TRADEMARKS, ETC.

        Each Company owns or possesses all the patents, trademarks, service marks, trade names, broadcast call letters, copyrights and licenses, and all rights with respect to the foregoing, necessary for the conduct of its business as now conducted, without any known conflict with the rights of others.

        SECTION 4.17.   BROKERS. ETC.

        The Companies have not dealt with any broker, finder, commission agent or other similar person in connection with the Loans or the transactions contemplated by this Agreement, and the Companies are not under any obligation to pay, and the Companies covenant and agree to indemnify and hold harmless the Lenders and the Agent from and against, any broker's fee, finder's fee or commission in connection with such transactions.

        SECTION 4.18.   ENFORCEABILITY.

        Assuming that this Agreement and the Security Documents have been duly authorized, executed and delivered by the Lenders and the Agent, this Agreement, each Note and the Security Documents constitute the legal, valid and binding obligations of the Companies, enforceable against the Companies in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

        SECTION 4.19.   ENVIRONMENTAL MATTERS.

        Except as may be otherwise specifically stated in SCHEDULE 4.19 hereto:

        (a) neither the Companies nor, to the best of the Companies' knowledge and belief, any other Person has ever caused, permitted, or suffered to exist any oil, friable asbestos, hazardous waste, hazardous substance, or other hazardous or toxic material (as defined under applicable law including, but not limited to, the Comprehensive Environmental Response, Comprehension and Liability Act of 1980 ["CERCLA"], 42 U.S.C. Sections 9601(14) and (33), the Resource Conservation and Recovery Act ["RCRA"], 42 U.S.C. Section 6903(5), the Toxic Substances Control Act, or any comparable state statute or regulation [collectively, "ENVIRONMENTAL LAWS"] all of which material is collectively referred to herein as "HAZARDOUS MATERIAL") to be spilled, released, placed, held, located or disposed of on, nor, to the best of the Companies' knowledge and belief, are any now existing on, any real estate legally or beneficially owned by each Borrower or leased by any of the Companies (the "PREMISES"), or into the atmosphere, any body of water, any wetlands or the Premises, in any manner which violates any applicable Environmental Law;

        (b) to the best of the Companies' knowledge and belief after due inquiry, no portion of the Premises has ever been used (whether by the Companies or, to the best of the Companies' knowledge and belief, by any other Person) as a treatment, storage or disposal (whether permanent or temporary) site for any Hazardous Material;

        (c) to the best of the Companies' knowledge and belief after due inquiry, no portion of the no notice of violation, lien or other notice has been issued by any governmental agency with respect to the environmental condition of the Premises, the improvements thereon, any other property owned by the Companies, or any other property which was previously included in the property description of the Premises or such other real property, or with respect to the release of Hazardous Material at, upon, under or within the Premises, the improvements or such other real property, or the past or ongoing migration of Hazardous Material from neighboring lands or to the Premises or the improvements;

        (d) to the best of the Companies' knowledge and belief after due inquiry, no friable asbestos-containing materials, PCBs, radon gas, or urea formaldehyde foam insulation are located or present at, upon, under or within the Premises or any improvements thereon;

        (e) to the best of the Companies' knowledge and belief, no underground storage tanks, whether in use or closed, are on or under the Premises; and

        (f) to the best of the Companies' knowledge and belief after due inquiry, the Premises and all operations conducted on the Premises are in compliance with all Environmental Laws.

        SECTION 4.20.   STUDIO AND TOWER SITES.

        SCHEDULE 4.20 hereto completely and accurately lists or shall list for each Company (a) each real estate location utilized by such Person as a studio, transmitter or tower site in the operation of any of the Stations, and (b) each other parcel of real estate owned or leased by such Person. As to each such site, SCHEDULE 4.20 sets forth (a) the name(s) of the record owner(s) of such site, (b) in the case of each leased site, the date of the Lease (and all amendments thereto), the expiration date thereof and the terms of any applicable renewal or extension options exerciseable unilaterally by the tenant thereunder,
(c) the street address of such site, and (d) the legal description for such site. Expect as specified in SCHEDULE 4.20, none of the improved real property owned or leased by any Company that is required to be mortgaged under SECTION
2.05 is situated in a flood zone designated as type "A" "B" or "V" by the U.S. Department of Housing and Urban Development.

        SECTION 4.21. MARGIN STOCK. The Borrowers do not own or have any present intention of acquiring any "MARGIN STOCK" within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System (herein called "MARGIN STOCK").

        SECTION 4.22. INVESTMENT COMPANY ACT. None of the Borrowers is an "INVESTMENT COMPANY" within the meaning of the Investment Company Act of 1940, as amended, or a "HOLDING COMPANY," or a "SUBSIDIARY COMPANY" of a "HOLDING COMPANY," or an "AFFILIATE" of a "HOLDING COMPANY," or of a "SUBSIDIARY COMPANY" of a "HOLDING COMPANY," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        SECTION 4.23. LABOR MATTERS. None of the Borrowers is experiencing any strike, labor dispute, slow down or work stoppage due to labor disagreements which could reasonably be expected to have a Material Adverse Effect; there is no such strike, dispute, slow down or work stoppage threatened against any of the Borrowers; and none of the Borrowers is subject to any collective bargaining or similar arrangements.

        SECTION 4.24.   RECITALS.

        All recitals contained in the Preamble are true and correct.

V.      FINANCIAL COVENANTS.

        The Borrowers jointly and severally covenant and agree that, so long as the Lenders, or any of them, have any obligation to extend credit to the Borrowers, or any of them, hereunder, or there remains outstanding any portion of the principal of, or interest on, the Notes, or there remains outstanding any other Indebtedness of the Borrowers or any other Companies, or any of them, to the Lenders or the Agent, or any of them, whether now existing or arising hereafter and whether under this Agreement, the Notes, the Security Documents or otherwise:

        SECTION 5.01.   AFTER TAX CASH FLOW.

        The Companies shall maintain for each period of twelve (12) consecutive months ending on the last day of each Fiscal Quarter during the respective periods indicated below, consolidated After Tax Cash Flow of not less than the respective amounts set forth below:

        For Twelve Month Period Ending as of each       The Companies' Consolidated
    March 31, June 30, September 30 and December 31,    After Tax Cash Flow to be not
                    as follows:                               less than:
                    -----------                               ----------
June 30, 1998, through and including September 30, 1998          $11,000,000.00

December 31, 1998, through and including September 30, 1999      $11,500,000.00

December 31, 1999, through and including September 30, 2000      $12,000,000.00

December 31, 2000, through and including September 30, 2001      $13,000,000.00

December 31, 2001, and thereafter                                $14,000,000.00


        SECTION 5.02.   KVBC-TV.

        Valley shall maintain for each period of twelve (12) consecutive months ending on the last day of each Fiscal Quarter during the respective periods indicated below, KVBC-TV's Net Operating Income plus its Corporate Overhead of not less than the respective amounts set forth below:

                                                          KVBC-TV's Net Operating
For Twelve Month Period Ending as of each March 31,      Income plus its Corporate
 June 30, September 30 and December 31 , as follows:    Overhead to be not less than:
----------------------------------------------------    -----------------------------
June 30, 1998, through and including September 30, 1998          $15,000,000.00

December 31, 1998, through and including September 30, 1999      $16,000,000.00

December 31, 1999, through and including September 30, 2000      $16,800,000.00

December 31, 2000, through and including September 30, 2001      $17,500,000.00

December 31, 2001, and thereafter                                $18,000,000.00

        SECTION 5.03.   DEBT SERVICE COVERAGE.

        The Companies shall maintain on a consolidated basis for each period of twelve (12) consecutive months ending on the last day of each Fiscal Quarter during the respective periods indicated below, a ratio of consolidated After Tax Cash Flow to Senior Debt Service of not less than the respective ratios set forth below:

 For Twelve Month Period Ending as of each              Ratio of Consolidated After Tax
March 31, June 30, September 30 and December 31,        Cash Flow to Senior Debt Service
               as follows:                                 to be not less than:
              -----------                                  --------------------

June 30, 1998, through and including September 30, 1998         1.75:1.00

December 31, 1998, through and including September 30, 1999     1.50:1.00

December 31, 1999, through and including September 30, 2000     1.50:1.00

December 31, 2000, through and including September 30, 2001     1.50:1.00

December 31, 2001, and thereafter                               1.75:1.00



        SECTION 5.04.   SENIOR DEBT TO AFTER TAX CASH FLOW.

        The Companies shall maintain on a consolidated basis for each Fiscal Year ending on the respective dates indicated below, a ratio of the Companies' Senior Debt to the Companies' consolidated After Tax Cash Flow for such Fiscal Year of not more than the respective ratios set forth below:

                                                       Ratio of Senior Debt to
        For Fiscal Year Ending:                         After Tax Cash Flow to
        ----------------------                                   be not
                                                               more than:
                                                               ----------
        December 31, 1998                                       6.00:1.00

        December 31, 1999                                       5.20:1.00

        December 31, 2000                                       4.70:1.00

        December 31, 2001                                       4.00:1.00

        December 31, 2002, and each December 31 thereafter      3.50:1.00

        SECTION 5.05.   FIXED CHARGE COVERAGE RATIO; CURRENT RATIO.

        (a) The Companies shall maintain on a consolidated basis at all times as of the last day of each Fiscal Quarter, a ratio of (i) the Companies' consolidated Net Operating Income for the preceding twelve (12) months to (ii) the Companies' Fixed Charges during such period of not less than 1.10:1.00.

        (b) The Companies shall maintain on a combined basis at all times as of the last day of each Fiscal Quarter, a ratio of (i) the Companies' consolidated Current Assets to (ii) their consolidated Current Liabilities of not less than 1.50:1.00.

        SECTION 5.06.   CAPITAL EXPENDITURES.

        Without the prior written consent of the Majority Lenders, the Companies shall not make or incur Capital Expenditures in excess of (a) Five Million Dollars ($5,000,000) in the aggregate during Fiscal Year ending December 31, 1998, or (b) one hundred five percent (105%) of the maximum amount permitted to be made hereunder during the prior Fiscal Year, in each Fiscal Year beginning with the Fiscal Year ending December 31, 1999; PROVIDED, HOWEVER, that Capital Expenditures to the extent financed with the proceeds of the Supplemental Line, and up to $3,000,000 in leasehold and real estate improvements made during Fiscal Year 1998 at the Helena, Montana, and Pocatello, Idaho, studio sites, shall be excluded from the calculation of Capital Expenditures for the purposes of this SECTION 5.06.

        SECTION 5.07.   CORPORATE OVERHEAD.

        Subject to SECTION 9.03, the Companies shall not pay Corporate Overhead which exceeds (a) $4,600,000 in the aggregate during Fiscal Year ending December 31, 1998, or (b) in each subsequent Fiscal Year, an amount equal to one hundred five percent (105%) of the aggregate maximum amount permitted to. be paid hereunder during the preceding Fiscal Year.

        SECTION 5.08.   RESTRICTED PAYMENTS.

        (a) Except as permitted by SECTION 5.07, 5.08(b) or 5.08(c) hereof, the Companies will not directly or indirectly declare, order, pay or make any Restricted Payment or set aside any sum or property therefor without the Lender's prior written consent.

        (b) Subject to the limitations and restrictions set forth in the Affiliate Subordination Agreement, unless an Event of Default shall then exist, each Company may transfer cash in the form of intercompany loans for the limited purpose of funding working capital needs of the Companies, subject to appropriate documentation satisfactory of the Lender in its sole discretion.

        (c) Each Company may pay salaries, bonuses and other employee compensation in the ordinary course of business to (i) James Rogers as part of Corporate Overhead subject to the limitations set forth in SECTION 5.07, and
(ii) other Stockholders who are employed by such Company and who individually hold not more than 5% of the capital stock of Sunbelt.

VI.     AFFIRMATIVE COVENANTS

        Each Borrower covenants and agrees that, so long as any Lender has any obligation to extend credit to the Borrowers, or any of them, hereunder, or there remains outstanding any portion of the principal of, or interest on, the Notes, or there remains outstanding any other Indebtedness of the Borrowers or the other Companies, or any of them, to the Lenders or the Agent, or any of them, whether now existing or arising hereafter and whether under this Agreement, the Notes, or otherwise, each Borrower will, and Sunbelt will cause each New Subsidiary to:

        SECTION 6.01. PRESERVATION OF ASSETS; COMPLIANCE WITH LAWS, ETC.

        Do or cause to be done all things necessary to preserve, renew and keep in full force and effect each Company's existence as a corporation, and all material rights, licenses, permits and franchises (including all Licenses) and comply in every material respect with all laws and regulations applicable to it and all material agreements to which it is a party, the violation of which could have a Material Adverse Effect; at all times maintain, preserve and protect all material trade names (including the call letters of the Stations and the New Stations) and preserve all the remainder of its material property used or useful in the conduct of its business and keep the same in good repair, working order and condition (reasonable wear and tear and damage by fire or other casualty excepted), and from time to time, make or cause to be made all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

        SECTION 6.02. INSURANCE.

        Keep all of its insurable properties used or useful in the operation of the Stations, and now or hereafter owned, adequately insured at all times against loss or damage by fire or other casualty to the extent customary with respect to like properties of companies conducting similar businesses; maintain commercial general liability, auto liability, broadcaster's liability and worker's compensation insurance insuring each Company to the extent customary with respect to companies conducting similar businesses, and maintain business interruption insurance with extra expense in respect of the Stations and the New Stations and the broadcasting businesses conducted by the Companies, in amount and form acceptable to the Agent, in each case issued by financially sound and reputable insurers, and, upon request of the Agent, furnish to the Agent satisfactory evidence of the same prior to the Closing Date and on or before any expiration date with respect to such insurance; notify the Agent of any material change in the insurance maintained on a Company's properties after the date hereof and furnish the Agent satisfactory evidence of any such change; maintain insurance with respect to its tower, transmission and studio facilities and related equipment and other insurable properties in an amount equal to the full replacement cost thereof; provide that each insurance policy shall: (a) as appropriate, name the Agent as an additional insured and/or as loss payee pursuant to a so-called "standard mortgagee clause", (b) provide that no action of the Companies or any tenant or sub-tenant shall void such policy as to the Agent, and (c) provide that the Agent shall be notified of any proposed cancellation of such policy at least thirty (30) days in advance thereof and will have the opportunity to correct any deficiencies justifying such proposed cancellation. In the event that any Company shall default in the performance of its obligations under this SECTION 6.02, the Agent may, at its option, effect such insurance coverage with an insurer acceptable to the Agent and add the premium(s) paid therefor to the principal amount of the indebtedness incurred pursuant hereto, and the amount of such premium shall be payable by the Companies on demand with interest thereon at the highest rate payable hereunder. In the event of a property or casualty loss, and so long as no Event of Default exists, the Companies shall be paid directly by the insurer the proceeds of any insurance for such loss not exceeding $100,000 per occurrence, provided that the Companies shall use such proceeds for the restoration or replacement of the property or asset which was the subject of such casualty loss. In all other instances, the insurance proceeds shall be paid to the Agent, and the Agent may deliver to the Companies the proceeds of any insurance thereon, provided that
(i) the Companies shall use such proceeds for the restoration or replacement of the property or asset which was the subject of such loss, (ii) the Companies shall have demonstrated to the reasonable satisfaction of the Agent that such property or asset will be restored to substantially its previous condition or will be replaced by substantially identical property or assets, and (iii) if the Agent and the Lenders had a security interest in and lien upon the property or asset which was the subject of such loss, the Agent shall have received if requested by it, a favorable opinion from the Borrowers' counsel, in form and substance satisfactory to the Agent, as to the priority of the Agent's and Lenders' security interest in and lien upon such restored or replaced property or asset. Notwithstanding the foregoing, in lieu of delivering such proceeds to the Companies, the Agent shall have the right (x) to retain such proceeds if in excess of $100,000 for the purpose of making disbursement thereof to any contractors, subcontractors and materialmen to whom payment is owed in connection with such restoration, or (y) to apply such proceeds in payment of the Notes in the event of a total casualty loss to the insured properties.

SECTION 6.03.   TAXES, ETC.

        Pay and discharge or cause to be paid and discharged all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits or upon any of its property, real, personal or mixed, or upon any part thereof; before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a lien or charge upon such properties or any part thereof; PROVIDED, HOWEVER, that such Company shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and it shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim, so contested; and PROVIDED, FURTHER that, in any event, payment of any such tax, assessment, charge, levy or claim shall be made before any of its property shall be seized or sold in satisfaction thereof.

SECTION 6.04.   NOTICE OF PROCEEDINGS, DEFAULTS, ADVERSE CHANGE, ETC.

        Promptly (and in any event within five days of Companies' discovery thereof; give written notice to the Agent of (a) any proceedings instituted or threatened by or in any federal, state or local court or before any commission or other regulatory body, whether federal, state or local, which, if adversely determined, could have a material adverse effect upon its business, operations, properties, assets, or condition, financial or otherwise; (b) any notices of default received by a Company (together with copies thereof; if requested by the Agent) with respect to alleged defaults under or violations of any of its material licenses, permits or franchises (including the Licenses), or any material agreements to which any Borrower is a party or any alleged defaults with respect to any evidence of material Indebtedness of any Borrower or any mortgage, indenture or other agreement relating thereto; (c) any material adverse change in the condition, financial or otherwise, of any Company; (d) the occurrence of any Event of Default or Unmatured Event of Default; and (e) all material pleadings, filings, judgments, orders and settlements in respect to the Tax Litigation (together with copies thereof, if requested by the Agent).

SECTION 6.05.   FINANCIAL STATEMENTS AND REPORTS.

        Furnish to the Agent (with copies to each Lender):

        (a) Within one hundred fifty (150) days after the end of each Fiscal Year, the audited consolidated and consolidating audited balance sheets of the Companies, and statements of income, changes in financial position and sources and uses of funds, together with supporting schedules, prepared and certified by independent certified public accountants selected by the Companies and acceptable to the Agent (the "ACCOUNTANTS"), the form of such statements to be satisfactory to the Agent and otherwise in form and substance satisfactory to the Agent, showing the financial condition of the Companies at the close of such Fiscal Year (beginning with Fiscal Year ending December 1997) and the results of operations during such year, containing supplemental schedules reporting balance sheets for each of the Stations markets (including detailed revenue sources, income and retained earnings statements and statements of cash flows) and containing a statement to the effect that such Accountants have examined the provisions of ARTICLE V of this Agreement and that, to the best of their knowledge, no Event of Default or Unmatured Event of Default has occurred by reason of a covenant default thereunder (or, if such an event has occurred, a statement explaining its nature and extent); PROVIDED, HOWEVER, that in issuing such statement, such Accountants shall not be required to exceed the scope of normal auditing procedures conducted in connection with their opinion referred to above;

        (b) Within sixty (60) days after the end of each month, (i) the consolidated and consolidating balance sheets of the Companies, and statements of income, together with supporting schedules, prepared by the Companies in accordance with generally accepted accounting principles, consistently applied, and certified by their chief financial officer, such balance sheets to be as of the end of such month and such statements of income to be for the month then ended and the period from the beginning of the then current Fiscal Year to the end of such month (in each case subject to normal audit and year-end adjustments) and including for each Station and New Station, a profit and loss statement (which includes detailed revenue sources) and balance sheet and (ii) whenever requested by the Agent or a Lender, monthly accounts payable and accounts receivable aging reports in form acceptable to the requesting party;

        (c) Concurrently with the delivery of any annual financial statements required by SECTION 6.05(a) and any monthly financial statements required by
SECTION 6.05(b) for the months of March, June, September and December in each year, (i) a Covenant Compliance Certificate in the form of SCHEDULE 6.05 hereto signed by the chief financial officer of each Company setting forth the calculations contemplated in ARTICLE V of this Agreement, and certifying as to the fact that such Person has examined the provisions of this Agreement and that no Event of Default or Unmatured Event of Default has occurred (or, if such an event has occurred, a statement explaining its nature and extent and setting forth the steps the Borrowers propose to take to cure or prevent any Event of Default), and (ii) listings of Trades payable and Trades receivable of each Company accompanying the annual financial statements and, if requested by the Agent, in connection with the monthly statements for March, June and September;

        (d) Promptly upon circulation thereof; copies of any material written reports issued by a Company to any of its Stockholders or any material creditors relating to such Company's financial condition;

        (e) Promptly upon their becoming available, and in any event within thirty (30) Business Days following receipt thereof; (i) if subscribed to by any of the Companies (whether pursuant to the provisions of SECTION 6.11 hereof or otherwise), all Nielsen and other ratings reports applicable to each Company with respect to the television broadcast markets in which the Companies' television broadcast Stations are located, and (ii) copies of all material contracts relating to the Stations;

        (f) Promptly upon their becoming available, and in any event within five
(5) Business Days after the receipt or filing thereof by any Company, copies of any periodic or special reports filed by such Company with the FCC, if such reports indicate any material change in the business, operations, affairs or condition of such Company or if copies thereof are requested by the Agent, and copies of any material notices and other material communications from the FCC which specifically relate to any Company, any Station or New Station, or any License;

        (g) At least thirty (30) days prior to the beginning of each Fiscal Year, a budget for such Fiscal Year containing projections of income and expenses for each Company in form acceptable to the Agent;

        (h) Promptly upon receipt thereof; and in any event within five (5) days after such receipt, copies of all material filings and rulings in the Tax Litigation and copies of all correspondence and notices received by a Borrower from the Internal Revenue Service relating to any adverse action or determination by the Internal Revenue Service in respect to such Company's tax status under the Code;

        (i) As soon as reasonably possible and in any event within ten (10) days after request therefor, such other information regarding the operations, assets, business, affairs and financial condition of the Companies, or any of them, as any Lender or the Agent may reasonably request from time to time; and

        (j) Within one hundred twenty (120) days of the end of each Fiscal Year, updated and current personal financial statements of the Guarantors and if requested by the Agent, copies of the Guarantors' most recent Federal income tax returns.

        SECTION 6.06. INSPECTION.

        Permit employees, agents and representatives of the Lenders and the Agent to inspect, during normal business hours, the Premises and each Company's books and records and to make abstracts or reproductions thereof.

        SECTION 6.07. ACCOUNTING SYSTEM.

        Maintain a standard system of accounting in accordance with generally accepted accounting principles consistently applied and maintain the Fiscal Year as its fiscal year.

        SECTION 6.08. NOTICE OF PURCHASE OF REAL ESTATE AND LEASES.

        Subject to SECTION 7.13 hereof; promptly notify the Agent in the event that any Borrower shall purchase any real estate or enter into any Lease of real estate or of equipment material to the operation of the Stations, supply the Agent with a copy of the related purchase agreement or of such Lease, as the case may be, and, without limiting the generality of SECTION 2.05, if requested by the Agent, execute and deliver, or cause to be executed and delivered, to the Agent a deed of trust or mortgage or assignment, together with landlord consents, in the case of leased property, satisfactory in form and substance to the Agent, granting a valid first lien on such property (subject to the provisions of SECTIONS 2.05 and 7.02).

        SECTION 6.09. ADDITIONAL ASSURANCES.

        From time to time hereafter, execute and deliver or cause to be executed and delivered, such additional instruments, certificates and documents, and take all such actions, as the Agent shall reasonably request for the purpose of implementing or effectuating the provisions of this Agreement, the Notes or the Security Documents, and upon the exercise by the Agent of any power, right, privilege or remedy pursuant to this Agreement or the Security Documents which requires any consent, approval, registration, qualification or authorization of any governmental authority or instrumentality, exercise and deliver all applications, certifications, instruments and other documents and papers that the Agent may be so required to obtain.

        SECTION 6.10. ENVIRONMENTAL INDEMNIFICATION.

        In respect of all environmental matters:

        (a) comply strictly and in all respects with the requirements of all federal, state, and local Environmental Laws; notify the Agent promptly in the event of any spill, release or disposal of Hazardous Material on, or hazardous waste pollution or contamination affecting, the Premises; forward to the Agent promptly any notices relating to such matters received from any governmental agency; and pay promptly when due any fine or assessment against the Premises; PROVIDED, HOWEVER, that the Borrowers shall not be required to pay any such fine or assessment so long as the validity thereof shall be diligently contested in good faith by appropriate proceedings and they shall have set aside on their books adequate reserves with respect to any such fine or assessment so contested; and PROVIDED FURTHER that, in any event, payment of any such fine or assessment shall be made before any of their property shall be seized or sold in satisfaction thereof;

        (b) promptly notify the Agent upon becoming aware of any fact or change in circumstances that would or reasonably could be expected to cause any of the representations and warranties contained in SECTION 4.19 hereof to cease to be true for any time before all Senior Debt is paid in full;

        (c) not become involved, and will not knowingly permit any tenant of the Premises to become involved, in any operations at the Premises generating, storing, disposing, or handling Hazardous Material or any other activity that could lead to the imposition on any Lender or the Agent, a Borrower or the Premises of any liability or lien under any Environmental Laws;

        (d) immediately contain any Hazardous Material found on the Premises and remove any Hazardous Material found on the Premises in violation of any applicable Environmental Law, which work must be done in compliance with applicable Environmental Laws and at the Borrowers' expense; and the Borrowers agree that the Agent has the right, at its sole option but at the Borrowers' expense, to have an environmental engineer or other representative review the work being done;

        (e) promptly upon the request of the Agent, based upon the Agent's reasonable belief that a hazardous waste or other environmental problem exists with respect to the Premises, provide the Agent with an environmental site assessment report or an update of any existing report, all in scope, form and content and performed by such company as may be reasonably satisfactory to the Agent; and

        (f) indemnify, protect, defend, and hold harmless each of the Lenders and the Agent, and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively called the "INDEMNITEES") from and against any and all liabilities, obligations, losses, damages (including, without limitation, consequential damages), penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for and consultants of such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), which may be imposed on, incurred by, or asserted against such Indemnitees (whether direct, indirect, or consequential) now or hereafter arising as a result of any claim for environmental cleanup costs, any resulting damage to the environment and any other environmental claims against any Borrower, any Lender, the Agent or the Premises. The provisions of this SECTION 6.10(f) shall continue in effect and shall survive (among other things) any termination of this Agreement, payment and satisfaction of the Notes, and release of any Collateral.

        SECTION 6.11. RATINGS REPORTS.

        Subscribe to and maintain in full force and effect at all times (to the extent the same may be available) at Borrowers' expense not less than one rating report service covering (a) each of the television broadcast markets in which the Companies' television broadcast Stations are located, and (b) if reasonably requested by the Lender, any radio broadcast markets in which any radio broadcast Station is located.

        SECTION 6.12. ACCOUNTS PAYABLE.

        Cause each Company to pay each of its accounts payable not later than one hundred twenty (120) days following its respective due date; PROVIDED, HOWEVER, that a Company shall not be required to pay any account payable so long as the validity thereof shall be contested in good faith by appropriate proceedings and such Company shall have set aside adequate reserves with respect thereto.

        SECTION 6.13. USE OF LOAN PROCEEDS.

        Use and expend the proceeds of each Advance solely in accordance with the requirements of this Agreement.

        SECTION 6.14. APPRAISALS.

        If any Lender determines in good faith that it is required, by applicable law or by the Comptroller of the Currency or any other Governmental Authority, to obtain appraisals as to the market value of any Collateral, obtain such appraisals, at the sole cost and expense of the Borrowers and in conformity with all requirements of applicable law, as in effect from time to time.

        SECTION 6.15. RECOMMENDED CORRECTIVE ACTION.

        Within six (6) months of the Closing Date, complete to the reasonable satisfaction of the Agent all corrective actions described in SCHEDULE 6.15.

VII.    NEGATIVE COVENANTS

        Each Borrower covenants and agrees that, so long as any Lender has any obligation to extend credit to the Borrowers, or any of them, hereunder, or there remains outstanding any portion of the principal of; or interest on, any Note, or there remains outstanding any other Indebtedness of the Borrowers or the Companies, or any of them, to any Lender or the Agent, whether now existing or arising hereafter and whether under this Agreement, the Notes, or otherwise, unless the Agent shall otherwise consent in writing, it will not, directly or indirectly, and Sunbelt will not permit any New Subsidiary to, directly or indirectly:

        SECTION 7.01. INDEBTEDNESS.

        Incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness or liability of a Company, whether direct, indirect or contingent, except:

        (a) Indebtedness to the Lender under this Agreement, the Notes, and otherwise;

        (b) Indebtedness with respect to trade obligations and other normal accruals in the ordinary course of business;

        (c) Indebtedness under Capital Leases and Purchase Money Security Agreements relating to the purchase price of office and non-essential broadcast equipment to be used in the business of the Companies to the extent such Indebtedness was permitted by Article V hereof at the time incurred; PROVIDED, HOWEVER, that the aggregate unpaid principal balance of all such Indebtedness shall not exceed $2,000,000 outstanding at any time;

        (d) Indebtedness to any Affiliate, provided that such Indebtedness is subject to the applicable Affiliate Subordination Agreement;

        (e) Indebtedness existing on the date hereof and described in Schedule
7.01 attached hereto; PROVIDED, HOWEVER, that the terms of such Indebtedness shall not be modified or amended, nor shall payment thereof be extended, without the prior written consent of the Lender;

        (f) Indebtedness in respect of endorsements of negotiable instruments for collection in the ordinary course of business; and

        (g) Subordinated Debt consented to by the Majority Lenders.

        SECTION 7.02. LIENS.

        Create, incur, assume, suffer or permit to exist any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of the assets or capital stock of a Company, now or hereafter owned, other than:

        (a) liens securing the payment of taxes, either not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which it shall have set aside on its books adequate reserves;

        (b) deposits under workmen's compensation, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or Leases, or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds arising in the ordinary course of business;

        SECTION 7.01. Indebtedness.

        Incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness or liability of a Company, whether direct, indirect or contingent, except:

        (a) Indebtedness to the Lender under this Agreement, the Notes, and otherwise;

        (b) Indebtedness with respect to trade obligations and other normal accruals in the ordinary course of business;

        (c) Indebtedness under Capital Leases and Purchase Money Security Agreements relating to the purchase price of office and non-essential broadcast equipment to be used in the business of the Companies to the extent such Indebtedness was permitted by Article V hereof at the time incurred; PROVIDED, HOWEVER, that the aggregate unpaid principal balance of all such Indebtedness shall not exceed $1,000,000 outstanding at any time;

        (d) Indebtedness to any Affiliate, provided that such Indebtedness is subject to the applicable Affiliate Subordination Agreement;

        (e) Indebtedness existing on the date hereof and described in SCHEDULE
7.01 attached hereto; PROVIDED, HOWEVER, that the terms of such Indebtedness shall not be modified or amended, nor shall payment thereof be extended, without the prior written consent of the Lender;

        (f) Indebtedness in respect of endorsements of negotiable instruments for collection in the ordinary course of business; and

        (g) Subordinated Debt consented to by the Majority Lenders.

        SECTION 7.02. LIENS.

        Create, incur, assume, suffer or permit to exist any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of the assets or capital stock of a Company, now or hereafter owned, other than:

        (a) liens securing the payment of taxes, either not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which it shall have set aside on its books adequate reserves;

        (b) deposits under workmen's compensation, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or Leases, or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds arising in the ordinary course of business;

        (c) liens imposed by law, such as carriers', warehousemen's or mechanics' liens, incurred by it in good faith in the ordinary course of business, and liens with respect to judgments but only to the extent that (i) any such judgment does not otherwise constitute an Event of Default pursuant to clause (m) of ARTICLE VIII, and (ii) either (A) such lien is not prior or senior to any of the liens granted to the Lenders and the Agent pursuant to the Security Documents, or (B) such lien attaches solely to property of the Borrower, if any, with respect to which the Lenders and the Agent do not assert a lien.

        (d) security interests and liens in favor of the Lenders and the Agent;

        (e) Capital Leases described in SECTION 7.01(c) and security interests granted by Purchase Money Security Agreements to the extent permitted by SECTION 7.01(c), provided that each such lien shall at all times be limited solely to the item or items of property so acquired;

        (f) restrictions, easements and minor irregularities in title which do not and will not interfere with the occupation, use and enjoyment by the Borrower of such properties and assets in the normal course of its business as presently conducted or materially.impair the value of such properties and assets for the purpose of such business;

        (g) security interests and liens securing the Indebtedness permitted by Sections 7.01(e) to the extent set forth in said SCHEDULE 7.01; and

        (h) any other liens existing on the date hereof and described in
SCHEDULE 7.02 attached hereto.

        SECTION 7.03. DISPOSITION OF ASSETS.

        Sell, lease, transfer or otherwise dispose of any of the properties, assets, rights, Licenses or franchises of or used by a Company to any Person, except in connection with the replacement of equipment with other equipment of at least equal utility and value (provided that the Lenders' and Agent's lien upon such newly-acquired equipment has the same priority as the Lenders' and Agent's lien upon the replaced equipment) and the disposition without replacement of obsolete assets not material, individually or in the aggregate, to the operation of its business; PROVIDED, HOWEVER, that in no event shall any Company sell, lease, transfer or dispose of any material portion of the assets of; or enter into any time brokerage agreement, local marketing agreement or similar arrangement in respect of; a Station or a New Station without the prior written consent of the Lenders, which consent will not be unreasonably withheld by the Lenders in the case of an arms' length fair market value sale of any broadcast property or real estate; and provided further, that all the Net Sales Proceeds of any sale or disposition shall be paid to the Agent and applied to the partial payment of Senior Debt.

SECTION 7.04.   FUNDAMENTAL CHANGES; ACQUISITIONS.

        (a) (i) Form any subsidiary (other than the New Subsidiaries which shall become co-borrowers pursuant to the Assumption Agreements) or otherwise change the legal structure or organization of any Company; (ii) permit or suffer any material amendment of its articles of organization, corporate charter, articles of incorporation, operating agreement or by-laws, as applicable; (iii) permit or suffer any amendment of any other agreement which could have a Material Adverse Effect;
(iv) dissolve, liquidate, consolidate with or merge with, or otherwise acquire any radio or television broadcast property or all or any substantial portion of the ownership interests or assets or properties of any corporation, partnership or other entity or any other material assets (in each case, an "ACQUISITION"), other than pursuant to Permitted Acquisitions and Capital Expenditures permitted hereunder and other than purchases of inventory and supplies in the ordinary course of business; or (v) redeem any capital stock, except for redemptions effected solely by the issuance of securities (A) in respect of which the Companies have no obligation to redeem or to pay cash distributions or dividends or to accord any other preferential treatment, (B) the issuance of which does not result in any Event of Default and (C) which shall have been collaterally assigned or pledged to the Agent and the Lenders as required hereunder.

        (b) As used herein, the term "PERMITTED ACQUISITION" shall mean any Acquisition made after the Closing Date by a Company of radio or television broadcast properties, PROVIDED, HOWEVER, that, in each case, the following conditions shall have been satisfied in full:

                (A) If such Acquisition involves the purchase of stock or other ownership interests, the same shall be effected in such a manner as to assure that the acquired entity is either a New Subsidiary or is promptly merged into a Company, with such Company being the surviving entity;

                (B) (1) No later than ninety (90) days prior to the consummation of any such Acquisition or, if earlier, ten (10) Business Days after the execution and delivery of the related Acquisition Agreement, the Companies shall have delivered to the Agent copies of executed counterparts of such Acquisition Agreement, together with all Schedules thereto, the forms of any additional agreements or instruments to be executed at the closing thereunder (to the extent available), and all applicable financial information, including historical financial statements (including, without limitation, trailing twelve month financial statements for each station to be acquired, and current accounts receivable and accounts payable agings), a detailed Capital Expenditures budget and five (5) year projections, updated to reflect such Acquisition and any related transactions, a PRO FORMA balance sheet of the Companies as of the projected date of the Permitted Acquisition showing the financial condition of the consolidated entities after giving effect to the proposed Acquisition, and a description of the properties and markets accompanied by applicable market rating books and other information as the Agent shall require, (2) promptly following a request therefor, the Companies shall have delivered to the Agent copies of such other documents relating to such Acquisition as the Agent shall have reasonably requested, (3) all of the foregoing shall be satisfactory to the Agent, in its sole discretion and acting in good faith, and (4) promptly following the consummation of such Acquisition, the Companies shall have delivered to the Agent certified copies of the agreements, instruments and documents referred to above, to the extent the same have been executed and delivered at the closing under such Acquisition Agreement;

                (C) The aggregate Purchase Price payable by the Companies in connection with such Acquisition (other than earn-outs, customary post-closing adjustments, escrows, holdbacks, indemnities and Seller notes and non-competition agreements permitted by the Majority Lenders) shall be payable in full on the date of such Acquisition;

                (D) The Companies shall not, in connection with any such Acquisition, assume or remain liable with respect to any Indebtedness (including any material tax or ERISA liability) of the related Seller, except (i) to the extent permitted under SECTION 7.01 and (ii) obligations of the Seller incurred in the ordinary course of business and necessary or desirable to the. continued operation of the underlying properties, and any other such liabilities or obligations not permitted to be assumed or -otherwise supported by Companies hereunder shall be paid in full or released as to the assets being so acquired on or before the consummation of such Acquisition;

                (E) All other assets and properties acquired in connection with any such Acquisition shall be free and clear of any liens, charges and other encumbrances other than as permitted under SECTION 7.02;

                (F) The Companies shall have complied with all of the provisions of SECTIONS 2.05 and ARTICLE III including the execution and delivery of such additional agreements, instruments, certificates, documents, consents, environmental site assessments, engineering studies and reports, opinions and other papers as the Agent may require;

                (G) Immediately prior to any such Acquisition and after giving effect thereto, no Event of Default or Unmatured Event of Default shall have occurred or be continuing, including any default under the provisions of ARTICLE V, (1) determined on a PRO FORMA basis as of the end of and for the fiscal quarter most recently ended prior to the date of such Acquisition for which financial statements are required to be provided (and have been so delivered) under SECTION 6.05 and (2) as reflected in the Companies' updated Projections referred to above, and the Companies shall provide to the Agent a certificate signed on behalf of the Companies by their chief financial officer demonstrating such compliance in reasonable detail;

                (H) All FCC licenses and assets acquired in connection with the Acquisition shall be acquired by a Company (which, if a New Subsidiary shall have executed an Assumption Agreement and such Security Documents as shall be required in accordance with SECTION 2.05 hereof), subject only to the security interests granted to the Agent by the Security Documents; and

                (I) Any such Acquisition shall have been approved in writing by the Majority Lenders, in their sole discretion acting in good faith, after review of all information required hereby has been delivered to the Agent and the Agent's completion of such inspection and cash flow audit of the stations to be acquired as the Agent shall require.

                (c) Consent to any Acquisition shall be in the sole discretion of the Majority Lenders acting in good faith and shall be subject to any and all conditions designated by the Agent in the exercise of its sole discretion, including without limitation, compliance with the provisions of SECTION 2.05 and the execution and delivery of such additional agreements, instruments, certificates, documents, consents, environmental site assessments, opinions and other papers as the Agent may require. Any pre-approval by the Agent or Lenders of a proposed Acquisition shall be communicated to Sunbelt within thirty (30) days of the Agent's receipt of a complete information package which complies with the requirements hereof; but such pre-approval shall be subject to the Agent's completion of its final due diligence and receipt of all environmental reviews, engineering studies, technical reviews and questionnaires, financial statement reviews and all required contracts and representations of the Seller.

        SECTION 7.05. MANAGEMENT.

        Turn over the management of the properties, assets, rights, licenses and franchises of any Company to any Person other than the Stockholders or, to the extent permitted by applicable FCC rules and regulations, a full-time employee of a Company.

        SECTION 7.06. SALE AND LEASEBACK.

        Enter into any arrangements, directly or indirectly, with any Person whereby a Company or Station shall sell or transfer any property, real, personal or mixed, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property.

        SECTION 7.07. INVESTMENTS.

        Except for (a) Permitted Investments; (b) Sunbelt's existing investment in 120,000 shares of $1.00 par value common stock of Nevada First Bank, a Nevada banking corporation; and (c) Valley's existing investment in the capital stock of Microwave, Inc., and Alta Development Company, permit any Company to purchase, invest in or otherwise acquire or hold securities

(including, without limitation, capital stock and interests in general or limited partnerships, either as a general or limited partner or otherwise) and evidences of indebtedness of; or make loans or advances to, or enter into any arrangement for the purpose of providing funds or credit to, any other Person.

        SECTION 7.08. CHANGE IN BUSINESS.

        Permit any Company to engage, directly or indirectly, in any business other than that of operating the Stations.

        SECTION 7.09. ACCOUNTS RECEIVABLE.

        Sell, assign, discount or dispose in any way of any of a Company's accounts receivable, promissory notes or trade acceptances held by any Company, with or without recourse, except for collection (including endorsements) in the ordinary course of business.

        SECTION 7.10. TRANSACTIONS WITH AFFILIATES.

        Except as may be otherwise specifically permitted by this Agreement, enter into any transaction, including, without limitation, the purchase, sale or exchange of property or assets or the rendering or accepting of any service with or to any Affiliate of any Company except in the ordinary course of business and pursuant to the reasonable requirements of such Company's business and upon terms not less favorable to such Company than it could obtain in a comparable arm's-length transaction with a third party other than such Affiliate.

        SECTION 7.11. AMENDMENT OF CERTAIN AGREEMENTS.

        Amend or modify in any material respect any License, any agreement or instrument evidencing Subordinated Debt, or any material agreement listed in
SCHEDULE 4.14 to which any Company is a party, without the prior written consent of the Majority Lenders.

        SECTION 7.12. ERISA.

        (a) Fail, or permit any Commonly Controlled Entity to fail, to comply with the requirements of ERISA with respect to any Employee Benefit Plan; (b) permit any funded Employee Pension Plan to lose its qualified status under
Section 401(a) or 403(a) of the Code; (c) fail, or permit any Commonly Controlled Entity to fail, to meet the minimum funding standards of Section 302 of ERISA and Section 412 of the Code; (d) fail, or permit any Commonly Controlled Entity to fail, to discharge any obligations to the PBGC with respect to the termination of an Employee Pension Plan or to any Multiemployer Plan on account of its withdrawal or partial withdrawal therefrom or allow to exist any event or condition which presents a substantial risk of Borrower incurring liability to the PBGC by reason of the termination of any Employee Pension Plan;
(e) create or adopt, or permit any Commonly Controlled Entity to create or adopt, any new Employee Pension Plan without the prior written consent of the Lender; (f) modify, or permit any Commonly Controlled Entity to modify, any existing Employee Pension Plan so as to increase its obligations thereunder, except in the ordinary course of business consistent with past practice or with the prior written consent of the Lender; (g) create or adopt any new Employee Welfare Plan or modify any existing Employee Welfare Plan, or permit any Commonly Controlled Entity to create or adopt any new Employee Welfare Plan or modify any existing Employee Welfare Plan, to provide continuing benefits or coverage for any participant (or beneficiary) after the termination of the participant's employment except as may be required by COBRA, regulations thereunder or applicable state statutory law or with the prior written consent of the Lender; or (h) engage, or permit any Commonly Controlled Entity to engage, in any transaction which would reasonably result in the assessment of a direct or indirect liability to Borrower or any Commonly Controlled Entity under
Section 409 or 502 of ERISA or Section 4975 of the Code.

        SECTION 7.13. LOCAL MARKETING AGREEMENTS.

        Enter into any time brokerage or local marketing agreement without the Majority Lenders' prior written consent. In the event that a Company shall seek to enter into a time brokerage agreement or local marketing agreement in respect to a radio or television station which is not then owned or operated by a Company, the Majority Lenders shall provide the Companies with a preliminary approval or rejection in response to the Companies' providing the Agent with a preliminary outline of the terms of such agreement; and the final terms of any approved agreement consummated by the Companies shall not be materially different from the outline approved by the Lenders.

        SECTION 7.14. ILLEGAL ACTIVITIES.

        Engage in any conduct or activity, including, without limitation, a pattern of racketeering activity, that could subject any of a Company's assets to forfeiture or seizure.

        SECTION 7.15. MARGIN STOCK.

        Use or permit the use of any of the proceeds of the Loans, directly or indirectly, for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry, any Margin Stock or for any other purpose which might constitute the transactions contemplated hereby a "PURPOSE CREDIT" within the meaning of Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System, or cause any Loan, the application of proceeds thereof or this Agreement to violate Regulation G, Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or the Securities Exchange Act of 1934, as amended, or any rules or regulations promulgated under such statutes.

        SECTION 7.16. NEGATIVE PLEDGES, ETC.

        Enter into any agreement (excluding this Agreement or any other Loan Document) prohibiting (a) the Companies from amending or otherwise modifying this Agreement or any other Transaction Document, or (b) the creation or assumption of any lien upon the properties, revenues or assets of the Companies, whether now owned or hereafter acquired.

VIII.   DEFAULTS

        Each of the following events (each of which is herein sometimes called an "EVENT OF DEFAULT") shall constitute an Event of Default under this
Agreement:

        (a) any representation or warranty made in this Agreement, a Security Document, or any other Transaction Document, or in any report, certificate, financial statement or other instrument furnished in connection with this Agreement, or the borrowings hereunder, shall prove to be false or misleading in any material respect; or

        (b) default in the payment of any installment of the principal of a Note or the principal of any other Indebtedness of any of the Companies to the Lenders or the Agent, whether now existing or hereafter arising, when the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or by acceleration or otherwise, and continuation of such default for ten (10) days following the date such payment is due and payable; or

        (c) default in the payment of any fee, rental, expense, or other obligation payable by any of the Companies to the Lenders or the Agent, or any installment of any interest or premium on a Note or on or in respect of any other Indebtedness of any of the Companies to the Lenders or the Agent, whether now existing or hereafter arising, when the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or by acceleration or otherwise, and continuation of such default for ten (10) days following the date such payment is due and payable; or

        (d) default in the due observance or performance by any Person other than the Lenders or the Agent of any covenant, condition or agreement contained in Articles II, III, V, VI and VII of this Agreement, or in any Security Document and, in the case of a default under any Security Document, continuance of such default unremedied for more than the applicable period of grace, if any, specified thereon; or

        (e) default in the due observance or performance of any other covenant, condition or agreement, on the part of any Person other than the Lenders or the Agent to be observed or performed pursuant to the terms hereof or any other agreement by and between any of the Companies on the one hand and the Lender on the other, which default shall continue unremedied for forty-five (45) days after the earlier to occur of (i) a Borrower's discovery of such default, or
(ii) written notice thereof from the Agent to the Companies; PROVIDED, HOWEVER, that if such default cannot be remedied, then such default shall be deemed to be an Event of Default as of the date of the occurrence thereof; or

        (f) for any reason any Security Document at any time shall not be in full force and effect in all material respects or shall not be enforceable in all material respects in accordance with its terms, or any material security interest or material lien granted pursuant thereto shall fail to be perfected, or any party thereto other than the Lenders or the Agent shall contest the validity of any material lien granted under, or shall seek to disaffirm or reduce its obligations under, any Security Document; or

        (g) any Event of Default, as defined in any Security Document and the continuance of such default unremedied for more than the applicable period of grace, if any, specified therein; or

        (h) default with respect to any Subordinated Debt or any other evidence of Indebtedness of any of the Companies for borrowed money; default with respect to any other Indebtedness or under any agreement giving rise to monetary remedies, which, when aggregated with all other such defaults, exceeds $50,000, if the effect of such default is to permit the holder of such Indebtedness to accelerate the maturity of such Indebtedness; or if any Indebtedness is not paid at maturity; or

        (i) the on-the-air broadcast operations of a Station shall be interrupted at any time for more than seventy-two (72) hours (or, in the event of FORCE MAJEURE, ninety-six (96) hours), whether or not consecutive, during any period often (10) consecutive days; or

        (j) (i) any Company shall lose, fail to keep in force, suffer the termination, suspension or revocation of; or terminate, forfeit or suffer an amendment to, any License at any time held by it, which would have a material adverse effect on the operations of such Company; (ii) the FCC shall schedule or conduct a hearing on the renewal or revocation of any material License held by any Company and the Majority Lenders shall reasonably and in good faith believe that the result thereof shall be the termination, revocation, suspension, or material adverse amendment of such License; or (iii) any governmental regulatory authority shall commence an action or proceeding seeking the termination, suspension, revocation or material adverse amendment of any material License held by any Company and the Majority Lenders shall reasonably and in good faith believe that the result thereof shall be the termination, revocation, suspension or material adverse amendment of such License; or

        (k) any Company shall (i) discontinue its business or operation of a Station or a New Station, (ii) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its property, (iii) admit in writing its inability to pay its debts as they mature, (iv) make a general assignment for the benefit of creditors, (v) be adjudicated a bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code, or (vi) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or corporate action shall be taken for the purpose of effecting any of the foregoing; or

        (1) there shall be filed against any Company an involuntary petition seeking reorganization of such Company or the appointment of a receiver, trustee, custodian or liquidator of any Company or any material part of its assets, or an involuntary petition under any bankruptcy, reorganization or insolvency law of any jurisdiction, whether now or hereafter in effect (any of the foregoing petitions being herein referred to as an "INVOLUNTARY PETITION"); or

        (m) final, non-appealable judgment for the payment of money which, when aggregated with all other outstanding judgments against the Companies, or any of them, exceeds $50,000, shall be rendered against the Companies, or any of them, if the same shall remain undischarged (unless fully bonded upon terms satisfactory to the Agent) for a period of thirty (30) consecutive days; or an execution in respect of any judgment against the Companies, or any of them, shall have issued; or

        (n) the occurrence of any attachment of any deposits or other property of the Companies, or any of them, in the hands or possession of a Lender or the Agent, or the occurrence of any attachment of any other property of the Companies, or any of them, in an amount exceeding $50,000 in the aggregate which shall not be discharged or fully bonded on terms satisfactory to the Agent within thirty (30) days of the date of such attachment, or if an execution in respect of such judgment shall have issued; or

        (o) the occurrence of any event or condition described in paragraph (k) or (1) with respect to any Surety; or

        (p) James Rogers shall die or be judicially declared incompetent; or for any reason James Rogers shall cease to be actively engaged as chief executive officer of the Borrowers and New Subsidiaries in the management of the Stations and the New Stations; or for any reason James Rogers shall cease to function or serve as the sole trustee of the James Rogers Trust; or

        (q) for any reason (i) less than one hundred percent (100%) of the issued and outstanding capital stock of each Company (other than Beartooth), or less than eighty percent (80%) of the issued and outstanding capital stock of Beartooth, is pledged to the Agent on behalf of the Lender on terms acceptable to the Agent, or (ii) the Guarantors shall own less than eighty percent (80 %) of the issued and outstanding capital stock of Sunbelt, or (iii) Sunbelt shall own less than eighty percent (80%) of the issued and outstanding capital stock of Beartooth; or

        (r) (i) the occurrence of any event (after the expiration of any applicable cure period provided in the applicable network affiliation agreement) under any network affiliation agreement to which a Company is a party, which may be used by the television network as the basis for termination of such agreement, or (ii) any Company's network affiliation agreement shall be terminated, or (iii) any Company's network affiliation agreement shall be amended in any material manner, or the format of any radio station operated by a Company changed in any material manner, without the prior written consent of the Majority Lenders (which consent shall not be unreasonably withheld) and the Companies shall fail to refinance and pay in full all Indebtedness of the Companies to the Lender within one hundred twenty (120) days of the Agent's giving notice to the Borrowers of the Lenders objection to such event or occurrence; or

        (s) any Company or any material part of its business or assets shall be the subject of any seizure or forfeiture proceeding or action instituted or conducted by any agency, office or department of state or federal government; or

        (t) any Lease of real estate used or to be used by any Company as a studio, tower or transmitter site (i) shall not be renewed by the Company or the landlord thereunder at least ninety (90) days (or one (1) year in the case of Valley's existing tower site on Black Mountain in Clark County, Nevada) prior to its scheduled expiration or termination date, unless the Agent consents thereto after having received from the Companies evidence and assurances acceptable to the Agent that (A) the Company has obtained a replacement location which is not less favorable to the Company and its business operations pursuant to a signed written Lease acceptable to the Agent, and (B) the Company will be able to relocate to such replacement premises without adversely affecting its continued business operations or station signal, or (ii) shall be in default as a result of the Company's failure to observe or abide by all terms, conditions and covenants contained therein, or (iii) shall be the subject of a default notice or eviction notice initiated or sent by the landlord thereof to the Company or the Agent; or

        (u) James Rogers s,hall be convicted by any state, local or federal authority of the commission of a felony; or James Rogers shall cease to function or serve as the sole trustee of the James Rogers Trust; or

        (v) the FCC does not issue to a Company, in the usual course specified by the FCC's rules and policies generally applicable to the broadcast television industry's imminent transition to digital television facilities, all authorizations, including transition authorizations, necessary for its television broadcast Station's or New Station's construction and operation of digital television facilities; or a Company fails to construct, or initiate operation from, authorized digital television facilities by or before the times specified for construction and operation in the initial digital television authorizations issued to such Company by the FCC for its Station or New Station.

Upon the occurrence of any such Event of Default and at any time thereafter during the continuance of such Event of Default, at the election of the Majority Lenders, the Commitments shall terminate and the Notes and all other Indebtedness of the Companies, and each of them, to the Lenders and the Agent shall immediately become due and payable, both as to principal and interest, fees and charges, without presentment, demand, or protest, all of which are hereby expressly waived, anything contained herein or in the Notes or other evidence of such indebtedness to the contrary notwithstanding (except in the case of an Event of Default under paragraph (k) or (1) of this ARTICLE VIII, in which event the Commitments shall automatically terminate and such Indebtedness shall automatically become due and payable). In the event of an acceleration of the Companies' Indebtedness hereunder as a result of the filing of an Involuntary Petition as specified in paragraph (1) of this ARTICLE VIII, such acceleration shall be rescinded, and the Borrowers' rights hereunder reinstated, if; within sixty (60) days following the filing of such Involuntary Petition, such Involuntary Petition shall have been dismissed, and there shall then exist no other Event of Default or Unmatured Event of Default under this Agreement

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IX.     REMEDIES ON DEFAULT, ETC.

        SECTION 9.01. REMEDIES.

        In case any one or more Events of Default shall occur and be continuing, the Agent, on behalf of the Lenders, may proceed to protect and enforce the Lenders' and the Agent's rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained in this Agreement, any Security Document, any Loan Document or the Notes or for an injunction against a violation of any of the terms hereof or thereof or in and of the exercise of any power granted hereby or thereby or by law. No right conferred upon the Agent or the Lenders hereby or by any Security Document, Loan Document or the Notes shall be exclusive of any other right referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

        SECTION 9.02. DEFAULT RATE.

        Without regard to whether the Agent has exercised any other rights or remedies hereunder, the applicable interest rate under each Note shall at the option of the holder of such Note, but only to the extent permitted by law, be increased to a rate per annum (the "DEFAULT RATE") equal to the interest rate then in effect pursuant to SECTION 2.04, plus (a) four percent (4.0%) upon the occurrence of an Event of Default as defined in either paragraph (b) or (c) of
ARTICLE VIII hereof; or (b) two percent (2.0%) upon the occurrence of any other Event of Default defined in ARTICLE VIII hereof.

        SECTION 9.03. EFFECT ON PAYMENTS.

        If an Event of Default shall have occurred and be continuing, the Companies shall not (a) make payments in respect of Corporate Overhead in excess of Three Million Dollars ($3,000,000) per Fiscal Year, or (b) make any other Restricted Payments to the Stockholders or anY Affiliates.

        SECTION 9.04. CONSENT TO RECEIVER.

        Without limiting the generality of the foregoing or limiting in any way the rights of the Lenders and the Agent under the Security Documents or otherwise under applicable law, and to the extent permitted by the FCC, at any time after the occurrence, and during the continuance, of an Event of Default, the Agent, at the direction of the Majority Lenders, shall be entitled to apply for and have a receiver or receiver and manager appointed under state, or Federal law of the United States by a court of competent jurisdiction in any action taken by the Agent or the Lenders to enforce their rights and remedies hereunder and under the Security Documents in order to manage, protect, preserve, sell and otherwise dispose of all or any portion of the Collateral and continue the operation of the business of the respective Borrowers, and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership. including the compensation of the receiver, and to the payment of the Notes until a sale or other disposition of such Collateral shall be finally made and consummated. EACH BORROWER HEREBY IRREVOCABLY CONSENTS TO AND WAIVES ANY RIGHT TO OBJECT TO OR OTHERWISE CONTEST THE APPOINTMENT OF A RECEIVER AS PROVIDED ABOVE. EACH BORROWER GRANTS SUCH WAIVER AND CONSENT KNOWINGLY AFTER HAVING DISCUSSED THE IMPLICATIONS THEREOF WITH COUNSEL, ACKNOWLEDGES THAT THE UNCONTESTED RIGHT TO HAVE A RECEIVER APPOINTED FOR THE FOREGOING PURPOSES IS CONSIDERED ESSENTIAL BY THE MAJORITY LENDERS IN CONNECTION WITH THE ENFORCEMENT OF THEIR RIGHTS AND REMEDIES HEREUNDER AND UNDER THE SECURITY DOCUMENTS, AND THE AVAILABILITY OF SUCH APPOINTMENT AS A REMEDY UNDER THE FOREGOING CIRCUMSTANCES WAS A MATERIAL FACTOR IN INDUCING THE LENDERS TO MAKE (AND COMMIT TO MAKE) THE LOANS TO THE BORROWERS, AND AGREES TO ENTER INTO ANY AND ALL STIPULATIONS IN ANY LEGAL ACTIONS, OR AGREEMENTS OR OTHER INSTRUMENTS IN CONNECTION WITH THE FOREGOING AND TO COOPERATE FULLY WITH THE AGENT AND THE LENDERS AND THE AGENT IN CONNECTION WITH THE ASSUMPTION AND EXERCISE OF CONTROL BY THE RECEIVER OVER ALL OR ANY PORTION OF THE COLLATERAL.

X.      THE AGENT.

        SECTION 10.01. APPOINTMENT, POWERS AND IMMUNITIES.

        (a) Each Lender hereby irrevocably (subject to SECTION 10.08) designates and appoints AT&T-CFC, which designation and appointment is coupled with an interest, as the Agent of such Lender under this Agreement and the other Transaction Documents, and each such Lender irrevocably authorizes AT&T-C FC, as the Agent of such Lender, to take such action on its behalf under the provisions of this Agreement and the other Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Transaction Documents, together with such other powers as are reasonably incidental thereto.

        (b) The Agent (which term as used in this sentence and in SECTION 10.05 and such first sentence of SECTION 10.06 hereof shall include reference to its Affiliates and its own and such Affiliates' officers, directors, employees and agents) shall not: (i) have any duties or responsibilities to be a trustee for any Lender; (ii) be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by it under, this Agreement, or for the due execution, legality, value, validity, effectiveness, genuineness, enforceability, perfection or sufficiency of this Agreement, any Note, any Security Document or any other document referred to or provided for herein or for any failure by the Borrowers or any other Person to perform any of its obligations hereunder or thereunder; (iii) be required to initiate or conduct any litigation or collection proceedings hereunder, except to the extent requested by the Majority Lenders; and (iv) be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct.

        (c) The Agent may employ and consult with agents, attorneys-in-fact, public accountants and other experts selected by it and shall not be responsible for the negligence or misconduct of any such agents, attorneys-in-fact, public accountants or other experts it selects with reasonable care.

        (d) Subject to the foregoing, to ARTICLE XI and to the provisions of any intercreditor agreement among the Lenders in effect from time to time, the Agent shall, on behalf of the Lenders, (i) hold and apply any and all Collateral, and the proceeds thereof; at any time received by it, in accordance with the provisions of the Security Documents and this Agreement; (ii) exercise any and all rights, powers and remedies of the Lenders under this Agreement or any of the Security Documents, including the giving of any consent or waiver or the entering into of any amendment; (iii) execute, deliver and file UCC financing statements, mortgages, deeds of trust, lease assignments and other such agreements, and possess instruments on behalf of any or all of the Lenders; and
(iv) in the event of acceleration of any Borrower's Indebtedness hereunder, sell or otherwise liquidate or dispose of any portion of the Collateral held by it and otherwise exercise the rights of the Lenders hereunder and under the Security Documents.

        (e) The Lenders hereby authorize the Agent, at its option and in its discretion, to release any lien or security interest granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all of the Senior Debt, (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition expressly permitted hereunder or under any other Loan Document or to which the Majority Lenders have consented or (iii) otherwise pursuant to and in accordance with the provisions of any applicable Loan Document. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release Collateral pursuant to this Section.

        SECTION 10.02. RELIANCE BY AGENT. The Agent shall be entitled to rely upon any certification, notice or other communication (including any communication by telephone, telex, facsimile transmission, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof; in form satisfactory to the Agent, signed by such payee and including the agreement of the assignee or transferee to be bound hereby as it would have been if it had been an original Lender hereunder. As to any matters not expressly provided for by this Agreement, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Majority Lenders and any action taken or failure to act pursuant thereto shall be binding on the Lenders.

        SECTION 10.03. EVENTS OF DEFAULT. The Agent shall not be deemed to have knowledge of the occurrence of an Event of Default (other than the non-payment of principal of or interest on the Notes which it holds as a Lender hereunder) unless such Agent has received written notice from any Lender or any Borrower specifying such Event of Default and stating that such notice is a "NOTICE OF DEFAULT". In the event that the Agent receives such a notice of the occurrence of an Event of Default, the Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). The Agent shall (subject to SECTION 10.07) take such action with respect to such Event of Default as shall be directed by the Majority Lenders, as provided under ARTICLE XI, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action on behalf of the Lenders, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable in the best interest of the Lenders.

        SECTION 10.04. RIGHTS AS A LENDER. With respect to its Commitments and the Loans made by AT&T-CFC hereunder, and the Notes issued to it, AT&T-CFC shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not acting as the Agent; and the terms "Lender", "Lenders" and "Majority Lenders" shall, unless otherwise expressly indicated, include AT&T-CFC in its individual capacity. The Agent and its Affiliates may, without having to account therefor to the Lenders and without giving rise to any fiduciary or other similar duty to any Lender, accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrowers and any of their Affiliates as if it were not acting as an agent and as if CFC were not a Lender, and the Agent may accept fees and other consideration from or on behalf of the Borrowers for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

        SECTION 10.05. INDEMNIFICATION. The Lenders agree to indemnify the Agent (to the extent not reimbursed under SECTION 13.02, but without limiting the obligations of the Borrowers under such SECTION 13.02), ratably in accordance with the respective aggregate principal amounts of the Notes held by such Lenders, from and against any and all liabilities, obligations, losses, damages, penalties, action, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any Security Document or Loan Document or any other document contemplated by or referred to herein or the transactions contemplated by or referred to herein or therein (including, without limitation, the costs and expenses which the Borrowers are obligated to pay under SECTION 13.02) or the enforcement of any of the terms of this Agreement or of any Security Document or of any such other documents, or in any way relating to any action taken or omitted by the Agent under this Agreement, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees, but exclusive of any costs and expenses of syndications) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of; or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrowers.

        SECTION 10.06. NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lenders, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrowers and its own decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lenders, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Agent does not make any warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement. The Agent shall not be required to inquire or keep itself informed as to the performance or observance by the Borrowers of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of the Borrowers. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or businesses of the Borrowers or any Affiliates of the Borrowers which may come into the possession of the Agent or any of its Affiliates. Notwithstanding the foregoing, the Agent will provide to the Lenders any and all information reasonably requested by them and reasonably available to the Agent promptly upon such request.

        SECTION 10.07. FAILURE TO ACT. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

        SECTION 10.08. RESIGNATION OR REMOVAL OF AGENT. AT&T-CFC (or any other Agent hereunder), may resign as the Agent at any time by giving thirty (30) days' prior written notice thereof to the Lenders and the Borrowers. Any such resignation or removal shall take effect at the end of such thirty (30) day period or upon the earlier appointment of a successor Agent by the Majority Lenders as provided below. Upon any resignation, the Majority Lenders shall appoint a successor agent from among the Lenders or, if such appointment is deemed inadvisable or impractical by the Majority Lenders, another financial institution with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent. After the effective date of the resignation of an Agent hereunder, the retiring Agent shall be discharged from its duties and obligations hereunder, provided that the provisions of this ARTICLE X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent. In the event that there shall not be a duly appointed and acting Agent, the Borrowers agree to make each payment due to the Agent hereunder and under the Notes, if any, directly to each Lender entitled thereto, pursuant to written instructions provided by the retiring Agent, and to provide copies of each certificate or other document required to be furnished to the Agent hereunder, if any, directly to each Lender.

        SECTION 10.09. COOPERATION OF LENDERS. Each Lender shall (a) promptly notify the other Lenders and the Agent of any Event of Default known to such Lender under this Agreement and not reasonably believed to have been previously disclosed to the other Lenders; (b) provide the other Lenders and the Agent with such information and documentation as such other Lenders or the Agent shall reasonably request in the performance of their respective duties hereunder, including, without limitation, all information relative to the outstanding balance of principal, interest and other sums owed to such Lender by each Borrower but excluding internally generated reports and analyses and other customarily confidential materials; and (c) cooperate with the Agent with respect to any and all collections and/or foreclosure procedures at any time commenced against the Borrowers or otherwise in respect of the Collateral by the Agent in the name and on behalf of the Lenders.

XI.     ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS; ACTIONS BY THE
        LENDERS.

        (a) This Agreement (including the Schedules hereto) and the other Loan Documents constitute the entire agreement of the parties herein and supersede any and all prior agreements, written or oral, as to the matters contained herein, and no modification or waiver of any provision hereof or of the Notes or any other Loan Document, nor consent to the departure by the Borrowers or any other Person therefrom, shall be effective unless the same is in writing, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as hereinafter provided or in cases where the consent of all Lenders is required by the terms of this Agreement or other Loan Document, the consent of the Majority Lenders shall be required and sufficient (i) to amend, with the consent of the Borrowers who are parties thereto, any term of this Agreement, the Notes or any other Loan Document; (ii) to waive the observance of any term of this Agreement, the Notes or any other Loan Document (either generally or in a particular instance or either retroactively or prospectively); (iii) to take or refrain from taking any action under this Agreement, the Notes, any other Loan Document or applicable law, including, without limitation, (A) the acceleration of the payment of the Notes,
(B) the termination of the Commitments, (C) the exercise of the Agent's and the Lenders' remedies hereunder and under the Security Documents and (D) the giving of any approvals, consents, directions or instructions required under this Agreement or the Security Documents; PROVIDED, HOWEVER, that no such amendment, waiver or consent shall, without the prior written consent of all of the Lenders (other than a Defaulting Lender and, with respect to matters addressed in clause
(1) below only such Lenders holding Senior Debt directly affected thereby), (1) extend the fixed maturity or reduce (except for reductions in the amortization schedule based upon and reflecting the Borrowers' failure to borrow the full amount of a Commitment) the principal amount of; or reduce the amount or extend the time of payment of any principal of; or interest on, any Note, (2) increase or extend any Commitment of any Lender (it being understood that waivers or modifications of conditions precedent, covenants, or Events of Default shall not constitute any such increase or extension), (3) release any guaranty or any Collateral, unless (x) such release of Collateral is in connection with a Disposition permitted under SECTION 7.03 or to which any required consent of the Majority Lenders has been given and (y) substantially all of the Net Sale Proceeds of such sale are used to repay the Borrowers' indebtedness to the Lenders hereunder or otherwise used in a manner permitted hereunder, (4) change the fraction or percentage referred to in the definition of "MAJORITY LENDERS" contained in
Article I, (5) change any other provisions requiring the consent of all of the Lenders or the Majority Lenders or (6) amend the provisions of this ARTICLE XI, or (7) consent to the assignment or transfer by a Company of any of its rights or obligations under the Loan Documents; and PROVIDED FURTHER, that no such amendment, waiver, consent or other action shall (y) increase the dollar amount Commitment of any Lender over the amount thereof then in effect without the consent of such Lender, and (z) without the consent of the Agent, amend, modify or waive any provision of ARTICLE X as it applies to the Agent, or any other provision of any Loan Document as it relates to the rights or obligations of the Agent; and PROVIDED FURTHER, that neither notice to, nor consent of; the Companies shall be required for any modification, amendment or waiver of the provisions of the Loan Documents specifying or governing the number or percentage of lenders required to consent to any act or omission under the Loan Documents or defining "MAJORITY LENDERS".

        (b) Any amendment or waiver effected in accordance with this ARTICLE XI shall be binding upon each holder of any Note at the time outstanding, each future holder of any Note and the Borrowers. The Lenders' failure to insist (directly or through the Agent) upon the strict performance of any term, condition or other provision of this Agreement, any Note, or any of the Security Documents, or to exercise any right or remedy hereunder or thereunder, shall not constitute a waiver by the Lenders of any such term, condition or other provision or default or Event of Default in connection therewith, nor shall a single or partial exercise of any such right or remedy preclude any other or future exercise, or the exercise of any other right or remedy; and any waiver of any such term or condition or other provision or of any such default or Event of Default shall not affect or alter this Agreement, any Note or any of the Security Documents, and each and every term, condition and other provision of this Agreement, the Notes and the Security Documents shall, in such event, continue in full force and effect and shall be operative with respect to any other then existing or subsequent default or Event of Default in connection therewith. An Event of Default hereunder and a default under any Note or under any of the Security Documents shall be deemed to be continuing unless and until waived in writing by the Majority Lenders or all of the Lenders, as provided in paragraph (a) above.

XII.    BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS

        (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Agent and their respective successors and assigns, and all subsequent holders of any of the Notes or any portion hereof.

        (b) Each Lender may assign its rights and interests under this Agreement, the Notes and the Security Documents in whole or in part, and sell participations in the Notes and the Security Documents as security therefor, PROVIDED as follows:

        (i) No Lender shall make any assignment (other than assignment in full) other than to a separately organized branch or an Affiliate of the same Lender, if; after giving effect thereto, such Lender would hold less than $5,000,000 of the then aggregate outstanding principal amount of the Notes.

        (ii) Any such assignment made other than to a separately organized branch, or an Affiliate of; a Lender shall reflect an assignment of such assigning Lender's Notes which is in an aggregate principal amount of at least $5,000,000, and if greater, shall be an integral multiple of $1,000,000.

        (iii) Notwithstanding any provision of this Agreement to the contrary, each Lender may at any time assign all or any portion of its rights under this Agreement and each of the other Loan Documents, including, without limitation, the Notes held by such Lender, to a Federal Reserve Bank (or equivalent thereof in the case of Lenders chartered outside of the United States); provided that no such assignment shall release a Lender from any of its obligations and liabilities under the Loan Documents. Any Federal Reserve Bank (or equivalent thereof) which receives such an assignment from any Lender may make further assignments of such rights in accordance with the provisions of this Section.

        (iv) Any assignments made hereunder shall be pursuant to an instrument of assignment and acceptance (the "ASSIGNMENT AND ACCEPTANCE") substantially in the form of Schedule 12.01 and the parties to each such assignment shall execute and deliver to the Agent for its acceptance the Assignment and Acceptance together with any Note or Notes subject thereto. Upon such execution and delivery, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least two (2) Business Days after the execution thereof; (A) the assignee thereunder shall become a party hereto, to the Loan Documents and to the Intercreditor Agreement and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a commitment as set forth therein and (B) the assigning Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement as to that portion of its obligation being so assigned and delegated. The Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of the assignee as a Lender and the resulting adjustment of Commitments arising from the purchase by and delegation to such assignee of all or a portion of the rights and obligations of such assigning Lender under this Agreement.

        (v) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and the assignee together with the Note subject to such assignment and payment by the assignee to the Agent of a registration and processing fee of $2,000.00, the Agent shall accept such Assignment and Acceptance. Promptly upon delivering such Assignment and Acceptance to the Agent, the assigning Lender shall give notice thereof to the Borrowers and the other Lenders. Within five (5) Business Days after receipt of such notice, the Borrowers shall execute and deliver to the Agent in exchange for such surrendered Note(s) a new Note or Notes payable to the order of such assignee in an amount equal to the portion of the Loan(s) assumed by such assignee pursuant to such Assignment and Acceptance and a new Note or Notes payable to the order of the assigning Lender in an amount equal to the portion of the Loans retained by it hereunder. Such new Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form provided in Article II. The canceled Notes surrendered by the assigning Lender shall be returned to the Borrowers upon the execution and delivery of such new Notes.

        (vi) Each Lender may sell participations in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments and the Notes held by it); PROVIDED, HOWEVER, that, (A) the selling Lender shall remain obligated under this Agreement to the extent as it would if it had not sold such participation, (B) the selling Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) at no time shall the selling Lender agree with such participant to take or refrain from taking any action hereunder or under any other Loan Document, except that the selling Lender may agree not to consent, without such participant's consent, to any of the actions referred to ARTICLE XI, to the extent that the same require the consent of each Lender hereunder,
(D) all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation and no participant shall be entitled to receive any greater amount pursuant to this Agreement than the selling Lender would have been entitled to receive in respect of the amount of the participation transferred by such Lender to such participant had no such transfer occurred, and (E) the Borrowers, the Agent, and the other Lenders shall continue to deal solely and directly with the selling Lender in connection with such Lender's rights and obligations under this Agreement.

        (vii) Except during the existence of an Event of Default, no assignment by a Lender referred to above other than to a separately organized branch or Affiliate of such Lender and other than under paragraph (b)(iii) hereof shall be permitted without the prior written consent of the Agent, which consent shall not be unreasonably withheld or delayed.

        (viii) No Borrower may assign any of its rights or delegate any of its duties or obligations hereunder.

        (ix) Any Lender may, in connection with any assignment or participation pursuant to this Section, disclose to the assignee or participant any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers and such assignee or participant shall treat such information as confidential.

XIII.   MISCELLANEOUS

        SECTION 13.01. SURVIVAL.

        This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto, shall survive the making by the Lenders of the Loans and shall continue in full force and effect so long as the Notes or any other Indebtedness of the Companies, or any of them, to the Lenders is outstanding and unpaid or any Lender has any obligation to make credit extensions hereunder.

        SECTION 13.02. EXPENSES.

        The Borrowers agree jointly and severally to reimburse the Agent and the Lenders upon demand for all reasonable out-of-pocket costs, charges, liabilities, documentary stamp taxes, intangible taxes, any other taxes due under any applicable state law (exclusive of taxes measured or imposed in terms of any Lender's net income) and any other reasonable expenses of the Agent and the Lenders (including reasonable fees and disbursements of (i) counsel to the Agent and the Lenders, (ii) the appraisers and engineers referred to in SECTION 4.18(a) and (b) hereof and SECTION 6.10(d) hereof; and (iii) agents of the Agent and the Lenders not regularly in their employ) in connection with (a) the preparation, negotiation, interpretation, execution and delivery of this Agreement, the Notes, any Security Documents and any other agreements or documents relating thereto, (b) the making and administration of the Loans, (c) any amendments, modifications, consents or waivers in respect thereof; (d) any enforcement of any of the Transaction Documents, (e) any proceedings with respect to the bankruptcy, reorganization, insolvency readjustment of debt, dissolution or liquidation of the Borrower or any party to any Security Document, (f) any claims by third parties relating to the foregoing, and (g) any appraisal, studies or reports required by this Agreement.

        SECTION 13.03.  SETOFFS, ETC.

        The Borrowers agree that, in addition to (and without limitation of) any right of set-off; bankers lien or counterclaim the Lenders and Agent may otherwise have, each Lender shall be entitled at its option, to offset balances held by it for the account of the Borrowers, or any of them, at any of its offices, against any Indebtedness or other fees or charges owed to such Lender hereunder if the same are not paid when due (regardless of whether such balances are then due to the Borrowers) or if a Borrower becomes insolvent, howsoever evidenced, or if any Event of Default occurs, and that such offset balances may be applied toward the payment of any Indebtedness of the Borrowers to the Lenders or to any purchaser of any participations in the Notes, whether or not such Indebtedness or any part thereof shall then be due; in which case such Lender shall promptly notify the Borrowers thereof; PROVIDED, HOWEVER, that such Lender's failure to give such notice shall not affect the validity thereof.

        SECTION 13.04.  GOVERNING LAW.

        THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW JERSEY APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SAID STATE.

        SECTION 13.05.  AMENDMENT; MODIFICATION.

        No modification or waiver of any provision of this Agreement, or of the Notes or any other Loan Document, nor consent to any departure by the Borrowers therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. No notice to, or demand on, the Borrowers, in any case, shall entitle the Borrowers to any other or future notice or demand in the same, similar or other circumstances.

        SECTION 13.06. WAIVER.

        The failure by the Agent or any Lender to insist upon the strict performance of any term, condition or other provision of this Agreement, the Notes or any of the Security Documents or other Transaction Documents, or to exercise any right or remedy hereunder or thereunder, shall not constitute a waiver by the Agent or the Lenders of any such term, condition or other provision or default or Event of Default in connection therewith; and any waiver of any such term, condition or other provision or of any such default or Event of Default shall not affect or alter this Agreement, the Notes or any of the Security Documents or other Transaction Documents, and each and every term, condition and other provision of this Agreement, the Notes, the Security Documents and other Transaction Documents shall, in such event, continue in full force and effect and shall be operative with respect to any other then existing or subsequent default or Event of Default in connection therewith. An Event of Default hereunder or under any of the Security Documents shall be deemed to be continuing unless and until waived in writing by the Lenders.

        SECTION 13.07. NOTICE.

        All notices, requests, demands and other communications provided for hereunder shall be in writing and either mailed, sent by nationally recognized overnight courier service, or delivered to the applicable party at the addresses indicated below.

        If to the Agent:

                AT&T COMMERCIAL FINANCE CORPORATION
                44 Whippany Road
                Morristown, New Jersey 07962
                Attention: Michael V. Monahan, Vice President

        with a copy (which shall not constitute notice) to:

                AT&T COMMERCIAL FINANCE CORPORATION
                44 Whippany Road
                Morristown, New Jersey 07962
                Attention: Corporate Counsel

        and with a copy (which shall not constitute notice) to:

                Andrew J. Chlebus, Esq.
                Edwards & Angell
                2700 Hospital Trust Tower
                Providence, Rhode Island 02903

        If to any Lender, to it at the address set forth on the appropriate signature page hereto or, with respect to any assignee under ARTICLE XII, at the address designated by such assignee in a written notice to the other parties hereto.

        If to the Borrowers or any of them:

                c/o Sunbelt Communications Company
                1500 Foremaster Lane
                Las Vegas, Nevada 89101
                Attention: James E. Rogers, President

        with a copy (which shall not constitute notice) to:

                c/o Sunbelt Communications Company
                1500 Foremaster Lane
                Las Vegas, Nevada 89101
                Attention: Joan Zucker

        and a copy (which shall not constitute notice) to:

                Earl Monsey, Esq.
                Monsey & Andrews
                3900 Paradise Road, Suite 283
                Las Vegas, Nevada 89109

        and a copy (which shall not constitute notice) to:

                Suzanne Rogers, Esq.
                455 Capitol Mall, Suite 604
                Sacramento, CA 95818

or, as to each party, at such other address as shall be designated by such parties in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communication shall be deemed given upon the earliest to occur of (a) the third day following deposit thereof in the United States mail, (b) twelve noon local time on the first business day following timely deposit thereof with a nationally recognized overnight courier service with effective instructions to such courier to make delivery on the next business day, or (c) receipt by the party to whom such notice is directed.

SECTION 13.08.  SUCCESSORS AND ASSIGNS.

        This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Agent and the Lenders and their respective successors and assigns, except that the Borrowers shall not have the right to assign any of their rights hereunder or delegate any of their obligations hereunder without the prior written consent of the Lenders. Any such impermissible assignment or delegation shall be void and of no effect.

        SECTION 13.09. CONSENT TO JURISDICTION, SERVICE OF PROCESS.

        Each Borrower, to the extent that it may lawfully do so, hereby consents to the jurisdiction of the courts of the States of Nevada, Arizona, California, Idaho, Wyoming, Montana and New Jersey and the United States District Courts for the Districts of Nevada, Arizona, California, Idaho, Wyoming, Montana and New Jersey, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations arising hereunder or under the Notes, the Security Documents or any other Transaction Documents, or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any of such courts. In addition, to the extent that it may lawfully so do, each Borrower hereby consents to the service of process by U.S. certified or registered mail, return receipt requested, addressed to the Borrower at the address to which notices are to be given hereunder.

        SECTION 13.10. WAIVER OF JURY TRIAL.

        EACH BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES, THE SECURITY DOCUMENTS OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH. NEITHER THE BORROWERS NOR ANY ASSIGNEE OF OR SUCCESSOR TO THE BORROWERS, SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION OR PROCEDURE BASED UPON, OR ARISING OUT OF, THIS AGREEMENT, THE NOTES, THE SECURITY DOCUMENTS OR ANY OF THE OTHER DOCUMENTS, INSTRUMENTS AND AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THEREWITH OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG THE PARTIES HERETO, OR ANY OF THEM. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS
SECTION 13.10 HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 13.10 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

        SECTION 13.11. INDEMNIFICATION; LIMITATION OF LIABILITY.

        (a) Each Borrower agrees to protect, indemnify and hold harmless the Indemnitees from and against any and all liabilities, obligations, losses, damages (including, without limitation, consequential damages), penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for and consultants of such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), which may be imposed on, incurred by, or asserted against such Indemnitees (whether direct, indirect, or consequential and whether based on any federal or state laws or other statutory regulations, including, without limitation, securities, environmental and 'commercial laws and regulations, under common law or at equitable cause or on contract or otherwise) in any manner relating to or arising out of (i) any act or omission of the Borrowers, any Affiliate of any such Persons, or any other Person with respect to (x) the transactions evidenced by or relating to this Agreement, the Notes or any of the Security Documents or other Loan Documents, or any act, event or transaction related or attendant thereto, (y) the agreements of Lenders contained herein, the making of the Loans, or the management of the Loans or the Collateral, or (z) the use or the intended use of the proceeds of the Loans hereunder; or (ii) any claim, cause of action, event or circumstances relating to the business, assets, properties, licenses or operations of the Borrowers, including, without limitation, all claims relating to or arising out of the condition, quality, maintenance or use of any asset which constitutes Collateral, the manner in which the Borrowers operates the Stations and their business, and the Borrowers' compliance with the rules and regulations of the FCC and other applicable law; PROVIDED, HOWEVER, that the Borrowers shall have no obligation to any Indemnitee under this SECTION
13.11 with respect to matters indemnified hereby which are caused by or resulting from the willful misconduct or gross negligence of such Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrowers shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified matters incurred by the Indemnitees.

        (b) To the extent permitted by applicable law, no claim may be made by the Borrowers or any other Person against the Indemnitees for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, the Notes, or any of the Security Documents or any act, omission or event occurring in connection therewith; and the Borrowers hereby waive, release and agree not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. No Indemnitee shall be liable for any action taken or omitted to be taken by it or them under or in connection with any of the above-referenced documents, except for its or their own gross negligence or willful misconduct.

        (c) The provisions of this SECTION 13.11 shall continue in effect and shall survive (among other things) any termination of this Agreement, payment and satisfaction of the Notes, and release of any Collateral.

        SECTION 13.12. SEVERABILITY.

        (a) Any provision of this Agreement, the Notes or any of the Security Documents which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

        (b) All agreements between the Borrowers and the Lenders are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the Indebtedness or otherwise, shall the amount paid or agreed to be paid to the Lenders for the use, forbearance or detention of the Indebtedness evidenced hereby or incurred pursuant hereto exceed the maximum permissible under applicable law. If; from any circumstances whatsoever, fulfillment of any provision hereof; at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, IPSO FACTO, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstance any Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. As used herein, the term "APPLICABLE LAW" shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement shall be governed by such new law as of its effective date. This provision shall control every other provision of all Transaction Documents between the Borrowers and the Lenders.

        SECTION 13.13.  SECTION HEADINGS.

        Any Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

        SECTION 13.14. AMENDMENT OF OTHER AGREEMENTS.

        All references in this Agreement to other documents and agreements to which the Lenders are not a party shall be deemed to refer to such documents and agreements as presently constituted and not as hereafter amended or modified unless the Majority Lenders shall have expressly consented to in writing pursuant to ARTICLE XI.

        SECTION 13.15.  ACCOUNTING PRINCIPLES.

        All references in this Agreement to any calculations or determinations made in accordance with generally accepted accounting principles shall mean, for any fiscal period, such principles applied on a basis consistent with (a) the application of the same in prior fiscal periods, (b) that employed by the Accountants in preparing the financial statements referred to in SECTION 4.01 hereof.

        SECTION 13.16. KNOWLEDGE AND DISCOVERY.

        All references in this Agreement to "KNOWLEDGE" of; or "DISCOVERY" by, a Borrower shall be deemed to include any such knowledge of; or discovery by, any of the holders of common stock of such Borrowers or any of such Borrower's executive officers.

        SECTION 13.17.  FCC.

        Notwithstanding anything to the contrary contained herein or in any of the Security Documents, the Agent and the Lenders will not take any action pursuant to this Agreement or any of the Security Documents that would constitute or result in any assignment of an FCC license or any change of control of the Stations if such assignment of license or change of control would require under then existing law (including the written rules and regulations promulgated by the FCC), the prior approval of the FCC, without first obtaining such approval of the FCC. Bach Lender and the Agent specifically agree that (a) voting rights in the capital stock or voting trust certificate of the Borrowers (the "PLEDGED INTERESTS") will remain with the holders of such voting rights upon and following the occurrence of an Event of Default unless any required prior approvals of the FCC to the transfer of such voting rights to the Lenders or the Agent shall have been obtained; (b) upon and following the occurrence of any Event of Default and foreclosure upon the Pledged Interests by the Lenders or the Agent, there will be either a private or public sale of the Pledged Interests; and (c) prior to the exercise of voting rights by the purchaser at any such sale, the prior consent of the FCC pursuant to 47 U.S.C. Section 310(d) will be obtained. The Borrowers agree to take any action which the Lenders or the Agent may reasonably request in order to obtain and enjoy the full rights and benefits granted to the Lender by this Agreement including specifically, at the Borrowers' own cost and expense, the use of the best efforts of the Borrowers to assist in obtaining approval of the FCC for any action or transaction contemplated by this Agreement or the Security Documents which is then required by law, and specifically, without limitation, upon request following the occurrence of an Event of Default, to prepare, sign and file (or cause to be prepared, signed or filed) with the FCC any portion of any application or applications for consent to the assignment of license or transfer of control required to be signed by the Borrowers and necessary or appropriate under the FCC's rules and regulations for approval of any sale or transfer of any of the capital stock or assets of the Borrowers or any transfer of control over any FCC license.

        SECTION 13.18.  MAXIMUM ENFORCEABILITY.

        Notwithstanding any provision contained in this Agreement or any Security Document to the contrary, in the event of any bankruptcy or insolvency proceeding involving any Company or in the event of any challenge to the full enforceability of all or any of this Agreement or any Security Document by any creditor of any Company or a trustee, receiver or debtor-in-possession of; for or in respect to any Company, the liability of such Company hereunder, under the Notes, and pursuant to any related Security Documents shall be limited to the lesser of the following amounts MINUS, in either case, one dollar ($1.00):

        (i) the lowest amount which would render such entity's undertakings pursuant to this Agreement or any related security document a fraudulent conveyance under the laws of the State of Nevada or other similar or analogous law or statute of the state having jurisdiction over the subject matter; or

        (ii) the lowest amount which would render such entity's undertakings pursuant to this Agreement or any related Security Document a fraudulent transfer under Section 548 of the Bankruptcy Code of 1978, as amended.

This provision shall control every other provision of this Agreement, the Notes or any related Security Document.

        SECTION 13.19. JOINT AND SEVERAL OBLIGATIONS; SURETYSHIP WAIVERS
                       AND CONSENTS.

        (a) Each covenant, agreement, obligation, representation and warranty of the Borrowers contained herein constitutes the joint and several undertaking of each Borrower.

        (b) Each Borrower acknowledges that the obligations of such Borrower undertaken herein might be construed to consist, at least in part, of the guaranty of obligations of persons or entities other than such Borrower (including the other Borrowers party hereto) and, in full recognition of that fact, each Borrower consents and agrees that the Lenders and Agent may, at any time and from time to time, without notice or demand, whether before or after any actual or purported termination, repudiation or revocation of this Agreement by any one or more Borrowers, and without affecting the enforceability or continuing effectiveness hereof as to such Borrower: (i) with the consent of the other Borrowers, supplement, restate, modify, amend, increase, decrease, extend, renew or otherwise change the time for payment or the terms of this Agreement or any part thereof; including any increase or decrease of the rate(s) of interest thereon; (ii) supplement, restate, modify, amend, increase, decrease or waive, or enter into or give any agreement, approval or consent with respect to, this Agreement or any part thereof, or any of the Security Documents, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (iii) accept partial payments; (iv) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer or enforce any security or guarantees, and apply any security and direct the order or manner of sale thereof as the Agent and the Lenders in their sole and absolute discretion may determine; (v) release any person from any personal liability with respect to this Agreement or any part thereof; (vi) settle, release on terms satisfactory to the Lenders or by operation of applicable law or otherwise liquidate or enforce any security or guaranty in any manner, consent to the transfer of any security and bid and purchase at any sale; or
(vii) consent to the merger, change or any other restructuring or termination of the corporate or partnership existence of any Borrower or any other person, and correspondingly restructure the obligations evidenced hereby, and any such merger, change, restructuring or termination shall not affect the liability of any Borrower or the continuing effectiveness hereof; or the enforceability hereof with respect to all or any part of the obligations evidenced hereby.

        (c) The Lenders and the Agent may enforce this Agreement independently as to each Borrower and independently of any other remedy or security the Lenders and the Agent at any time may have or hold in connection with the obligations evidenced hereby, and it shall not be necessary for the Lenders and the Agent to marshal assets in favor of any Borrower or any other person or to proceed upon or against or exhaust any security or remedy before proceeding to enforce this Agreement. Each Borrower expressly waives any right to require the Lenders and the Agent to marshal assets in favor of any Borrower or any other Person or to proceed against any other Borrower or any Collateral provided by any Person, and agrees that the Lenders and the Agent may proceed against Borrowers or any Collateral in such order as they shall determine in their sole and absolute discretion.

        (d) The Lenders' and the Agent's rights hereunder shall be reinstated and revived, and the enforceability of this Agreement shall continue, with respect to any amount at any time paid on account of the Borrowers' obligations to the Lenders which thereafter shall be required to be restored or returned by the Lenders, all as though such amount had not been paid.

        (e) To the maximum extent permitted by applicable law, each Borrower expressly waives any and all defenses now or hereafter arising or asserted by reason of (i) any disability or other defense of any other Borrower with respect to the obligations evidenced hereby, (ii) the unenforceability or invalidity of any security or guaranty for the obligations evidenced hereby or the lack of perfection or continuing perfection or failure of priority of any security for the obligations evidenced hereby, (iii) the cessation for any cause whatsoever of the liability of any other Borrower (other than by reason of the full payment and performance of all Obligations), (iv) any failure of the Agent and the Lenders to comply with applicable law in connection with the sale or other disposition of any Collateral or other security for any Obligation, (v) any act or omission of the Agent and the Lenders or others that directly or indirectly results in or aids the discharge or release of any Borrower or the Obligations evidenced hereby or any security or guaranty there for by operation of law or otherwise, (vi) the avoidance of any lien in favor of the Agent and the Lenders for any reason, or (vii) any action taken by the Agent the Lenders that is authorized by this Section or any other provision hereof or of any Security Document. Until such time, if any, as all of the Obligations have been paid and performed in full and no portion of any Commitment of any Lender to Borrowers under any agreement remains in effect, no Borrower shall have any right of subrogation, contribution, reimbursement or indemnity, and each Borrower expressly waives any right to enforce any remedy that the Agent and the Lenders now have or hereafter may have against any other Person and waives the benefit of; or any right to participate in, any Collateral now or hereafter held by Agent and the Lenders.

        SECTION 13.20. SEVERAL NATURE OF LENDERS' OBLIGATIONS.

        Notwithstanding anything in this Agreement or any other Loan Document to the contrary, all obligations of the Lenders hereunder shall be several, and not joint, in nature, and in the event any Lender fails to perform any of its obligations hereunder or thereunder, the Companies shall have no recourse against the Agent or any other Lender who has performed its obligations hereunder.

        SECTION 13.21. INTEGRATION.

        (a) This Agreement supersedes the Borrowers' application for the Loans, the Lenders' commitments and proposal letters in respect of the Loans, and all other prior written or oral agreements and representations between the parties hereto and their respective agents, employees or officers with respect to the credit facilities extended hereby, and this Agreement, together with the other Transaction Documents, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof.

        (b) This Agreement constitutes an amendment and restatement of the Original Loan Agreements in their entirety and supersedes any inconsistent terms or provisions contained in the Original Loan Agreements. All Indebtedness of the Borrowers under the Original Loan Agreements shall hereafter constitute Indebtedness subject to this Agreement.

        SECTION 13.22 COUNTERPARTS.

        This Agreement may be executed in several counterparts, each of which shall be an original and all of which, taken together, shall constitute one and the same Agreement.

                     *THE NEXT PAGE IS THE SIGNATURE PAGE*

        IN WITNESS WHEREOF, the Agent, the Lenders and the Borrowers have caused this Agreement to be duly executed as a sealed instrument by their respective duly authorized officers, all as of the day and year first above written.


                                       SUNBELT COMMUNICATIONS COMPANY


                                       By: /s/ James E. Rogers
                                           --------------------------
                                       Title: President


                                       VALLEY BROADCASTING COMPANY


                                       By: /s/ James E. Rogers
                                           --------------------------
                                       Title: President


                                       YUMA BROADCASTING COMPANY


                                       By: /s/ James E. Rogers
                                           --------------------------
                                       Title: President


                                       SIERRA BROADCASTING COMPANY


                                       By: /s/ James E. Rogers
                                           --------------------------
                                       Title: President


                                       OREGON TRAIL BROADCASTING
                                       COMPANY


                                       By: /s/ James E. Rogers
                                           --------------------------
                                       Title: President


                                       FALLS BROADCASTING COMPANY


                                       By: /s/ James E. Rogers
                                           --------------------------
                                       Title: President

                                       TWO OCEAN BROADCASTING COMPANY


                                       By: /s/ James E. Rogers
                                           --------------------------
                                       Title: President


                                       SIERRA RADIO COMPANY


                                       By: /s/ James E. Rogers
                                           --------------------------
                                       Title: President


                                       RADIO NEWS COMPANY


                                       By: /s/ James E. Rogers
                                           --------------------------
                                       Title: President


                                       RUBY MOUNTAIN BROADCASTING
                                       COMPANY


                                       By: /s/ James E. Rogers
                                           --------------------------
                                       Title: President


                                       BEARTOOTH COMMUNICATIONS
                                       COMPANY


                                       By: /s/ James E. Rogers
                                           --------------------------
                                       Title: President

                                       AGENT:

                                       AT&T COMMERCIAL FINANCE
                                       CORPORATION, as Agent


                                       By: /s/ Michael V. Monahan
                                           --------------------------
                                       Title: Vice President


                                       LENDER:

                                       AT&T COMMERCIAL FINANCE
                                       CORPORATION


                                       By: /s/ Michael V. Monahan
                                           --------------------------
                                       Title: Vice President


                                       Lending Office for all Loans:

                                             44 Whippany Road
                                             Morristown, New Jersey 07962
                                             Telecopier No.: 201-397-4196
                                             Telephone No.:  201-397-3000 or
                                                             201-397-3482


                                       Address for Notices:

                                             44 Whippany Road
                                             Morristown, New Jersey 07962
                                             Attention: Michael V. Monahan,
                                                        Vice President


                                       With a copy to:

                                             AT&T Commercial Finance Corporation
                                             44 Whippany Road
                                             Morristown, New Jersey 07962
                                             Attention: Corporate Counsel

                                       And a copy to:

                                             Andrew J. Chlebus, Esq.
                                             Edwards & Angell
                                             2700 Hospital Trust Tower
                                             Providence, Rhode Island 02903

                                       Tranche A Commitment: $30,000,000
                                       Tranche B Commitment: $30,000,000

                               INDEX OF SCHEDULES
                               ------------------

Schedule 2.01A    - $30,000,000 Amended and Restated                E&A
                    Secured Term Note of Borrowers
Schedule 2.0IB    - $30,000,000 Amended and Restated                E&A
                    Secured Promissory Note of Borrowers
Schedule 2.06     - Use of Proceeds                                 E&A
Schedule 3.01     - Request for Advance Form                        E&A
Schedule 4.04     - Governmental and Other Consents              Borrowers
Schedule 4.05     - Pending Litigation                           Borrowers
Schedule 4.06     - Compliance with Laws and Agreements          Borrowers
Schedule 4.07     - Liens                                        Borrowers
Schedule 4.11     - Tax Returns and Taxes                        Borrowers
Schedule 4.12     - Pension Plans, Etc.                          Borrowers
Schedule 4.13     - Licenses                                     Borrowers
Schedule 4.14     - Material Agreements                          Borrowers
Schedule 4.15     - Ownership of Borrowers                       Borrowers
Schedule 4.19     - Environmental Matters                        Borrowers
Schedule 4.20     - Studio and Tower Sites; Other Real Estate    Borrowers
                    Owned
Schedule 6.05     - Periodic Reporting Certificate                  E&A
Schedule 6.15     - Recommended Corrective Action                  Lender
Schedule 7.01     - Indebtedness (to include all mortgage        Borrowers
                    indebtedness, automobile loans and other
                    Indebtedness)
Schedule 7.02     - Liens (to include all mortgage indebtedness, Borrowers
                    automobile loans and other Indebtedness)
Schedule 12.01    - Assignment and Acceptance                       E&A

                                 SCHEDULE 2.01A
                                 ---------------
                     AMENDED AND RESTATED SECURED TERM NOTE
                     --------------------------------------
$30,000,000.00                                              May 18, 1998


         FOR VALUE RECEIVED, the undersigned, SUNBELT COMMUNICATIONS COMPANY, a Nevada corporation, VALLEY BROADCASTING COMPANY, a Nevada corporation, YUMA BROADCASTING COMPANY, a Nevada corporation, SIERRA BROADCASTING COMPANY, a Nevada corporation, OREGON TRAIL BROADCASTING COMPANY, a Nevada corporation, FALLS BROADCASTING COMPANY, a Nevada corporation, TWO OCEAN BROADCASTING COMPANY, a Nevada corporation, SIERRA RADIO COMPANY, a Nevada corporation, RADIO NEWS COMPANY, a Nevada corporation, RUBY MOUNTAIN BROADCASTING COMPANY, a Nevada corporation, and BEARTOOTH COMMUNICATIONS COMPANY, a Nevada corporation (collectively, the "MAKERS"), do hereby jointly and severally promise to pay to the order of AT&T COMMERCIAL FINANCE CORPORATION, a Delaware corporation, with its principal place of business at 44 whippany Road, Morristown, New Jersey 07962 (the "LENDER"), the principal sum of Thirty Million Dollars ($30,000,000.00) (the "PRINCIPAL") in ninety-five (95) consecutive monthly installments of principal on the first day of each consecutive month ("MONTHLY DUE DATES") commencing July 1, 1998, in the following amounts:

MONTHLY DUE DATES DURING THE PERIOD         AMOUNT OF MONTHLY PRINCIPAL PAYMENT
-----------------------------------         -----------------------------------
July 1, 1998 through June 1, 1999                      $230,000.00
July 1, 1999 through June 1, 2000                      $250,000.00
July 1, 2000 through June 1, 2001                      $271,000.00
July 1, 2001 through June 1, 2002                      $295,000.00
July 1, 2002 through June 1, 2003                      $320,000.00
July 1, 2003 through June 1, 2004                      $347,000.00
July 1, 2004 through June 1, 2005                      $377,000.00
July 1, 2005 through May 1, 2006                       $409,000.00


plus a final installment of all remaining Principal then outstanding being due and payable on June 1, 2006. The Makers hereby jointly and severally promise, to the extent permitted by law, to pay to the holder hereof on each Monthly Due Date commencing July 1, 1998, and upon payment in full hereof, interest on the outstanding unpaid balance of Principal from time to time from the date of advance until payment in full at a rate per annum equal to two and one-half percentage points (2.50%) above the thirty (30) day "commercial paper" rate published from time to time by the Eastern Edition of THE WALL STREET JOURNAL (identified in THE WALL STREET JOURNAL as the interest rate for high-grade unsecured notes sold through dealers by major corporations), or such other rate designated by the Lender in substitution therefor pursuant to the Loan Agreement (as hereinafter defined) (the "COMMERCIAL PAPER RATE"), with each change in such rate to become effective on the first (1st) day of each month based upon the first such Commercial Paper Rate published for such month by THE WALL STREET JOURNAL. Interest on the Principal shall be calculated on the basis of a three hundred sixty-five (365) day year counting the actual number of days elapsed.

         The interest rate charged hereunder is further subject to increase, to the extent permitted by applicable law, from time to time in accordance with
Section 9.02 of the Loan Agreement (as hereinafter defined). Any payment of principal or interest not paid within ten (10) days of the date the same is due and payable shall, to the extent permitted by applicable law, be subject to a late and handling charge of five percent (5%) of the overdue payment; PROVIDED, HOWEVER, that the Lender's acceptance of payment of such charge shall not be construed or be deemed to constitute a waiver of any such default or any "Event of Default" (as defined in the Loan Agreement).

         All Principal and interest hereunder are payable in lawful money of the United States of America to the Agent (as hereinafter defined), as Agent for the Lender, in accordance with the terms of the Loan Agreement.

         The Makers of this Note, for themselves and their respective legal representatives, successors and assigns, hereby expressly waive presentment, protest, notice of protest, presentment for the purpose of accelerating maturity, and diligence in collection, and consent that the Lender may release or surrender, exchange or substitute any personal property or other collateral security now held or which may hereafter be held as security for the payment of this Note, and may extend the time for payment.

         This Note (a) is one of the "Tranche A Notes" referred to in the Amended and Restated Loan Agreement of even date herewith, among the Makers, the Lender and certain other financial institutions who may become "Lenders" thereunder, and AT&T Commercial Finance Corporation, as Agent for such Lenders (the "AGENT"), as the same may be amended, extended or restated from time to time (the "LOAN AGREEMENT"), (b) is being issued to amend and restate certain indebtedness outstanding on the date hereof as set forth in the Loan Agreement, and (c) is entitled to the benefits thereof, and the Loan Agreement and all other instruments evidencing and/or securing the indebtedness hereunder are hereby made part of this Note and are deemed incorporated herein in full. This
Note is secured by and entitled to the benefits of certain "Security Documents" (as defined in the Loan Agreement). The occurrence or existence of an "Event of Default" as defined in the Loan Agreement or in any other agreement or instrument securing and/or evidencing this indebtedness shall constitute a default under this Note and shall entitle the Lender to accelerate the entire indebtedness hereunder and take such other action as may be provided for in the said agreements.

         This Note may be prepaid in accordance with the terms and provisions set forth in the Loan Agreement and reference is made thereto for rights and restrictions as to the prepayment hereof, including, without limitation, prepayment penalties pursuant to Section 2.03 thereof.

         All agreements between the Makers, or any of them, and the Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Lender for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof or of the Loan Agreement, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, IPSO FACTO, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstance the Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. This provision shall control every other provision of all agreements between the Makers and the Lender.

        THIS NOTE AND ALL TRANSACTIONS HEREUNDER AND/OR EVIDENCED HEREIN SHALL BE GOVERNED BY, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SAID STATE.

         If this Note shall not be paid when due and shall be placed by the holder hereof in the hands of any attorney for collection, through legal proceedings or otherwise, the Makers hereby agree jointly and severally to pay a reasonable attorney's fee to the holder hereof together with reasonable costs and expenses of collection.

         IN WITNESS WHEREOF, the Makers have caused this Note to be executed by their respective duly authorized officers as of the date first above written.

Witness:                            SUNBELT COMMUNICATIONS COMPANY

___________________________         By:________________________
                                       Title: President

Witness:                            VALLEY BROADCASTING COMPANY

___________________________         By:________________________
                                       Title: President

Witness:                            YUMA BROADCASTING COMPANY

____________________________        By:_________________________
                                       Title: President

Witness:                            SIERRA BROADCASTING COMPANY

____________________________        By:_________________________
                                       Title: President

Witness:                            OREGON TRAIL BROADCASTING
                                    COMPANY

___________________________         By:________________________
                                       Title: President

Witness:                            FALLS BROADCASTING COMPANY

___________________________         By:__________________________
                                            Title: President


Witness:                            TWO OCEAN BROADCASTING COMPANY

____________________________        By:__________________________
                                            Title: President


Witness:                            SIERRA RADIO COMPANY

___________________________         By:__________________________
                                            Title: President


Witness:                            RADIO NEWS COMPANY

___________________________         By:__________________________
                                            Title: President


Witness:                            RUBY MOUNTAIN BROADCASTING
                                    COMPANY

_____________________________       By:__________________________
                                            Title: President


Witness:                            BEARTOOTH COMMUNICATION
                                    COMPANY

___________________________         By:__________________________
                                            Title: President

                                 SCHEDULE 2.01B
                                 --------------
                  AMENDED AND RESTATED SECURED PROMISSORY NOTE
                  --------------------------------------------
$30,000,000.00                                                   May 18, 1998


         FOR VALUE RECEIVED, the undersigned, SUNBELT COMMUNICATIONS COMPANY, a Nevada corporation, VALLEY BROADCASTING COMPANY, a Nevada corporation, YUMA BROADCASTING COMPANY, a Nevada corporation, SIERRA BROADCASTING COMPANY, a Nevada corporation, OREGON TRAIL BROADCASTING COMPANY, a Nevada corporation, FALLS BROADCASTING COMPANY, a Nevada corporation, TWO OCEAN BROADCASTING COMPANY, a Nevada corporation, SIERRA RADIO COMPANY, a Nevada corporation, RADIO NEWS COMPANY, a Nevada corporation, RUBY MOUNTAIN BROADCASTING COMPANY, a Nevada corporation, and BEARTOOTH COMMUNICATIONS COMPANY, a Nevada corporation (collectively, the "MAKERS"), do hereby jointly and severally promise to pay to the order of AT&T COMMERCIAL FINANCE CORPORATION, a Delaware corporation, with its principal place of business at 44 Whippany Road, Morristown, New Jersey 07962 (the "LENDER"), the principal sum of up to Thirty Million Dollars ($30,000,000.00), or, if less, the aggregate principal amount of all Advances made to the Makers pursuant to Section 2.02 of the Loan Agreement (as hereinafter defined) (the "PRINCIPAL") in one hundred nineteen (119) consecutive monthly installments of principal on the first day of each consecutive month ("MONTHLY DUE DATES") commencing July 1, 1998, in the following amounts:

MONTHLY DUE DATES DURING THE PERIOD          AMOUNT OF MONTHLY PRINCIPAL PAYMENT
-----------------------------------          -----------------------------------
July 1, 1998 through June 1, 1999                      $ 17,000.00
July 1, 1999 through June 1, 2000                      $ 18,000.00
July 1, 2000 through June 1, 2001                      $ 20,000.00
July 1, 2001 through June 1, 2002                      $ 22,000.00
July 1, 2002 through June 1, 2003                      $ 24,000.00
July 1, 2003 through June 1, 2004                      $ 26,050.00
July 1, 2004 through June 1, 2005                      $ 28,000.00
July 1, 2005 through June 1, 2006                      $ 31,000.00
July 1, 2006 through June 1, 2007                      $344,000.00
July 1, 2007 through May  1, 2008                      $375,000.00


plus a final installment of all remaining Principal then outstanding being due and payable on June 1, 2008. The Makers hereby jointly and severally promise, to the extent permitted by law, to pay to the holder hereof on each Monthly Due Date commencing July 1, 1998, and upon payment in full hereof, interest on the outstanding unpaid balance of Principal from time to time from the date of advance until payment in full at a rate per annum equal to two and one-half percentage points (2.50%) above the thirty (30) day "commercial paper" rate published from time to time by the Eastern Edition of THE WALL STREET JOURNAL (identified in THE WALL STREET JOURNAL as the interest rate for high-grade unsecured notes sold through dealers by major corporations), or such other rate designated by the Lender in substitution therefor pursuant to the Loan Agreement (as hereinafter defined) (the "COMMERCIAL PAPER RATE"), with each change in such rate to become effective on the first (1st) day of each month based upon the first such Commercial Paper Rate published for such month by THE WALL STREET JOURNAL. Interest on the Principal shall be calculated on the basis of a three hundred sixty-five (365) day year counting the actual number of days elapsed.

         The interest rate charged hereunder is further subject to increase, to the extent permitted by applicable law, from time to time in accordance with
Section 9.02 of the Loan Agreement (as hereinafter defined). Any payment of principal or interest not paid within ten (10) days of the date the same is due and payable shall, to the extent permitted by applicable law, be subject to a late and handling charge of five percent (5%) of the overdue payment; PROVIDED, HOWEVER, that the Lender's acceptance of payment of such charge shall not be construed or be deemed to constitute a waiver of any such default or any "Event of Default" (as defined in the Loan Agreement).

         All Principal and interest hereunder are payable in lawful money of the United States of America to the Agent (as hereinafter defined), as Agent for the Lender, in accordance with the terms of the Loan Agreement.

         The Makers of this Note, for themselves and their respective legal representatives, successors and assigns, hereby expressly waive presentment, protest, notice of protest, presentment for the purpose of accelerating maturity, and diligence in collection, and consent that the Lender may release or surrender, exchange or substitute any personal property or other collateral security now held or which may hereafter be held as security for the payment of this Note, and may extend the time for payment.

         This Note (a) is one of the "Tranche B Notes" referred to in the Amended and Restated Loan Agreement of even date herewith among the Makers, the Lender and certain other financial institutions who may become "Lenders" thereunder, and AT&T Commercial Finance Corporation, as Agent for the Lenders (the "AGENT"), as the same may be amended, extended or restated from time to time (the "LOAN AGREEMENT"), (b) is being issued to amend and restate certain indebtedness outstanding on the date hereof as set forth in the Loan Agreement, and (c) is entitled to the benefits thereof, and the Loan Agreement and all other instruments evidencing and/or securing the indebtedness hereunder are hereby made part of this Note and are deemed incorporated herein in full. This
Note is secured by and entitled to the benefits of certain "Security Documents" (as defined in the Loan Agreement). The occurrence or existence of an "Event of Default" as defined in the Loan Agreement or in any other agreement or instrument securing and/or evidencing this indebtedness shall constitute a default under this Note and shall entitle the Lender to accelerate the entire indebtedness hereunder and take such other action as may be provided for in the said agreements.

         This Note may be prepaid in accordance with the terms and provisions set forth in the Loan Agreement and reference is made thereto for rights and restrictions as to the prepayment hereof, including, without limitation, prepayment penalties pursuant to Section 2.03 thereof.

         All agreements between the Makers, or any of them, and the Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Lender for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof or of the Loan Agreement, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, IPSO FACTO, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstance the Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. This provision shall control every other provision of all agreements between the Makers and the Lender.

         THIS NOTE AND ALL TRANSACTIONS HEREUNDER AND/OR EVIDENCED HEREIN SHALL BE GOVERNED BY, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SAID STATE.

         If this Note shall not be paid when due and shall be placed by the holder hereof in the hands of any attorney for collection, through legal proceedings or otherwise, the Makers hereby agree jointly and severally to pay a reasonable attorney's fee to the holder hereof together with reasonable costs and expenses of collection.

         IN WITNESS WHEREOF, the Makers have caused this Note to be executed by their respective duly authorized officers as of the date first above written.

Witness:                            SUNBELT COMMUNICATIONS COMPANY

___________________________         By:_________________________
                                       Title: President

Witness:                            VALLEY BROADCASTING COMPANY

____________________________        By:_________________________
                                       Title: President

Witness:                            YUMA BROADCASTING COMPANY

____________________________        By:_________________________
                                       Title: President

Witness:                            SIERRA BROADCASTING COMPANY

___________________________         By:_________________________
                                       Title: President

Witness:                            OREGON TRAIL BROADCASTING
                                    COMPANY

___________________________         By:_________________________
                                       Title: President

Witness:                            FALLS BROADCASTING COMPANY

____________________________        By:__________________________
                                       Title: President

Witness:                            TWO OCEAN BROADCASTING COMPANY

____________________________        By:__________________________
                                       Title: President

Witness:                            SIERRA RADIO COMPANY

_____________________________       By:__________________________
                                       Title: President

Witness:                            RADIO NEWS COMPANY

___________________________         By:__________________________
                                       Title: President

Witness:                            RUBY MOUNTAIN BROADCASTING
                                    COMPANY

___________________________         By:__________________________
                                       Title: President

Witness:                            BEARTOOTH COMMUNICATIONS
                                    COMPANY

____________________________        By:__________________________
                                       Title: President

              SCHEDULE 2.06 TO AMENDED AND RESTATED LOAN AGREEMENT
              ----------------------------------------------------
                                USE OF PROCEEDS
                                ---------------

The proceeds of the Tranche B Loans shall be used solely for the following purposes, subject, in each case, to the prior approval of the proposed use of the loan proceeds by the holder(s) of the Tranche B Note(s):

         1. to fund the payment of an existing assessed Federal Income Tax deficiency which will be the subject of the Tax Litigation;

         2. to pay the purchase price of one or more radio or television broadcast properties to be acquired by Sunbelt, any of the Borrowers or any other wholly-owned subsidiary of Sunbelt who becomes a Co-Borrower of such Acquisition Loan;

         3. to fund capital expenditures associated with conversion to digital television broadcasting;

         4. to fund working capital needs of Sunbelt and any of its wholly-owned subsidiaries; and

         5. to fund other usual and customary corporate purposes of Sunbelt and its wholly-owned subsidiaries.

                     AUTHORIZATION AND REQUEST FOR ADVANCE
                     -------------------------------------

                                                         May      , 1998


AT&T Commercial Finance Corporation, as Agent
44 Whippany Road
Morristown, New Jersey 07962

Gentlemen:

         Pursuant to the provisions of Article III of that certain Amended and Restated Loan Agreement dated May 18, 1998, between the undersigned, as borrowers, certain "Lenders" described therein, and you, as Agent for the Lenders (the "Agreement"), the undersigned, as borrowers, hereby request an
advance of $              to be made on May   , 1998, which Advance shall be
evidenced by the undersigned's $30,000,000.00 Amended and Restated Secured Promissory Note dated May 18, 1998.

         The undersigned hereby represent and warrant to you that no event has occurred and is continuing, or would result from the proposed Advance, which constitutes an "Event of Default" or "Unmatured Event of Default", as those terms are defined in the Agreement.

         The proceeds of the requested Advance are to be used for the purposes set forth on the attached exhibit.

         You are hereby authorized and directed to remit the proceeds of the Advance in accordance with the following instructions:

         1. By issuing your check in the amount of $14,197,799.00 made payable to "Internal Revenue Service" (in payment of the assessed Federal income tax deficiency of Sunbelt Communications Company), and by sending said check via Overnight Courier Service to [ ] for delivery to the Internal Revenue Service on or before May 25, 1998.

         2. To:

         The officer signing below hereby individually represents that he is an authorized officer of the Borrowers named below and is authorized to request the Advance on behalf of the undersigned Borrowers.


                                             Very truly yours,

                                             SUNBELT COMMUNICATIONS COMPANY


                                             By:___________________________
                                                  Title:

                                        SIERJJA BROADCASTING COMPANY


                                        By:__________________________
                                             Title:

                                        YUMA BROADCASTING COMPANY


                                        By:__________________________
                                             Title:

                                        VALLEY BROADCASTING COMPANY


                                        By:__________________________
                                             Title:

                                        TWO OCEAN BROADCASTING COMPANY


                                        By:___________________________
                                             Title:

                                        OREGON TRAIL BROADCASTING
                                        COMPANY


                                        By:__________________________
                                             Title:

                                        FALLS BROADCASTING COMPANY


                                        By:___________________________
                                             Title:

                                        SIERRA RADIO COMPANY


                                        By:__________________________
                                             Title:

                                        RADIO NEWS COMPANY


                                        By:__________________________
                                             Title:

                                        RUBY MOUNTAIN BROADCASTING
                                        COMPANY


                                        By:___________________________
                                             Title:

                                        BEARTOOTH COMMUNICATIONS
                                        COMPANY


                                        By:__________________________
                                             Title:

                                 SCHEDULE 4.04
                                 -------------
                        GOVERNMENTAL AND OTHER CONSENTS
                        -------------------------------

No consents are necessary in connection with or as a condition to the execution, delivery or performance of any of the Transaction Documents. However, copies of the loan agreements and any documents executed pursuant thereto must be filed with the FCC witliin thirty days of closing.

                                 SCHEDULE 4.05
                                 -------------
                               PENDING LITIGATION
                               ------------------

1.   FCC INQUIRY OF KVBC ADVERTISING

         By letter dated June 6, 1991, the FCC issued a Notice of Inquiry as to an allegation that station KVBC aired announcements promoting lottery activities. Specifically, it is alleged that in each of the five promotions broadcast by KVBC, while non-purchasing entrants were allowed to participate, the persons playing various casino games at the host establishment were able to obtain sufficient bonus entries to put them on "an unequal footing with non-purchasing participants."

         By letter dated July 9, 1991, KVBC responded to the inquiry of the FCC, denying that any of the promotions were unsuitable for broadcast in violation of 18 U.S.C. Section 1304 or Section 73.1211 of the FCC Rules.

         By letter dated July 29, 1992, and officially released August 5, 1992, the FCC did issue a Notice of Apparent Liability (Hereinafter referred to as the NAL) against KVBC for a forfeiture in the amount of $12,500, pursuant to Section 503(b) of the Communications Act of 1934, as amended, for willful and repeated violation of the antilottery broadcast provisions of the United States Code, 18 U.S.C. Section 1304, and Section 73.1211. Regarding the forfeiture proceeding, KVBC was afforded an opportunity to "show, in writing, why a forfeiture penalty should not be imposed or should be reduced, or to pay the forfeiture."

         By letter dated September 9, 1992, KVBC did in fact respond to the FCC's Complaints and Investigations Branch objecting to the forfeiture assessed in the NAL issued against KVBC and asking that it be found not warranted and thus rescinded or reduced. To date, no response has been received from the FCC in response to KVBC's appeal.

2. SEXTON V. SUNBELT BROADCASTING CO. DBA KVBC-TV3; Charge of Sex Discrimination; NERC #0427-950210L and EEOC #34B95065 1; Charging Party:
     Lisa Sexton

         On May 1, 1995, the Equal Rights Commission formally notified Sunbelt Broadcasting Company that a charge of sex discrimination was filed against the Company by Lisa Sexton, a former employee of KVBC. Ms. Sexton alleges that she feels she was discriminated against because of her sex and was subjected to harassment, disparate treatment and suspension which forced her to resign her position as Technical Director at KVBC.

         Pursuant to her charge, Ms. Sexton requests a remedy of back pay from the date of the alleged forced termination to the date of settlement/judgment and removal of adverse information from her personnel file.

Schedule 4.05
Pending Litigation
Page 2
--------------------


                  On May 25, 1995, KVBC provided a position statement to the NERC and requested that Ms. Sexton's charges by disrnissed as she was not subjected to any form of discriminatory conduct while employed by the Company.

                  On June 5, 1995, the parties participated in an informal settlement conference. However, no agreement was reached and the EEOC requested additional information to enable it to further investigate the matter. The Company has complied with this request.

                  On February 9, 1998, the NERC contacted the Company to request a phone conference be scheduled to provide comparative salary information about a male co- worker who was hired as a Technical Director and paid more than Ms. Sexton in the same position. On February 11, 1998, when the Company attempted to schedule the requested telephone conference with the NERC, the NERC informed the Company that they had since been in contact with a witness who brought forth a claim that gender bias statements were made repeatedly by one of the named parties in the charge. Therefore, as a result of this alleged evidence, the NERC advised the Company that they plan to further investigate this charge by interviewing witnesses and would request additional information in writing.

                  On March 13, 1997, the NERC requested written responses regarding whether any formal or informal gender harassment complaints were filed against the individuals named in the charge, management harassment training and comparative salary information. The Company provided the requested information to the NERC on April 24, 1998, to assist them in their continued investigation of this charge.

                  The Company does not believe that any claim or assessment will result from this charge.

3. WALLING v. VALLEY BROADCASTING COMPANY, JAMES E. ROGERS, MARK GURANIK, et al.; Case No. A362608


                  On August 6, 1996, Sheila Walling filed a Complaint in the District Court for the State of Nevada alleging damages due to a Sunbelt Broadcasting Company employee's negligent operation of a company vehicle. Plaintiff seeks damages in the amount of $10,000. By letter dated August 15, 1996, the Company tendered defense of this suit to Fireman's Fund Insurance Company. Fireman's Fund accepted tender and secured legal representation to answer the Complaint.


                  On September 9, 1996, an Amended Complaint was filed reflecting the change in Defendants from Sunbelt Broadcasting Company to Valley Broadcasting Company. An Answer to the Amended Complaint was filed on October 14, 1996.

Schedule 4.05
Pending Litigation
Page 3


                  Discovery has been completed in this case and the parties have agreed to submit the case to binding arbitration. An arbitration hearing is scheduled for May 13, 1998.

4. BAILEY v. BEARTOOTH COMMUNICATIONS COMPANY, SUNBELT COMMUNICATIONS COMPANY, et al.; Case No. CDV-9800021

                  On January 15, 1998, Pam Bailey, a former employee of Beartooth Communications Company ("Beartooth") filed a Complaint against Beartooth, Sunbelt Communications Company ("Sunbelt"), and William Stebbins in the Montana First Judicial District Court alleging that she was wrongly terminated from her employment with Beartooth. An Answer on behalf of Beartooth, Sunbelt and William Stebbins was filed on March 11, 1998, with the Montana First Judicial District Court.

                                 SCHEDULE 4.06
                                 -------------
                      COMPLIANCE WITH LAWS AND AGREEMENTS
                      -----------------------------------


No Borrower is party to any agreement or instrument or subject to any corporate or other restriction which materially and adversely affects its business, operations, properties, assets or condition, financial or otherwise.

                                 SCHEDULE 4.07
                                 -------------
                                     LIENS
                                     -----

                   All Liens listed on Schedule 7.02 hereto.

                        SCHEDULE 4.11 TO LOAN AGREEMENT
                        -------------------------------
                             TAX RETURNS AND TAXES
                             ---------------------

Each Borrower has filed all federal, state and local tax returns required to be filed, and has paid or made adequate provision for the payment of all material federal, state, and local taxes, franchise fees, charges and assessments. The federal income tax returns of the Borrowers have been examined by the Internal Revenue Service for all tax periods prior to and including the tax year ending December 31, 1994.

The Company received notice from the Internal Revenue Service (IRS) that the service is assessing taxes, penalties and interest totaling approximately $13,700,000. This amount is related to the settlement of a debt dispute which the IRS asserts affects the 1994 tax year. The Company intends to pay the balance assessed by the IRS and sue for a refund in District Court. The Company believes that it has meritorious grounds for refund claims. SCHEDULE 4.12 TO LOAN AGREEMENT Pension Plans. Etc.

                        SCHEDULE 4.12 TO LOAN AGREEMENT
                        -------------------------------
                               PENSION PLAN, ETC.
                               ------------------

Sunbelt Communications Company maintains a 401k Retirement Plan which is available to any employee of any of the subsidiary companies who is over the age of twenty-one (21) and has been with the company for over one year. The Plan is managed by Prudential Securities and allows employees who choose to enroll to defer, tax free, sums of up to 15% of their gross income. Those monies are delivered by Sunbelt to Prudential Securities for depositing into the employees' accounts. Sunbelt and its subsidiary companies (collectively "the Corporations") do not have a commitment to match or contribute to the employees' fund. However, the Corporation have made voluntary contributions to the Plan since 1994.


On April 1, 1998, Sunbelt Communications Company added a Section 125 Premium Only Plan (P.O.P.) which is available to any employee of any of the subsidiary companies that work over 30 hours per week and have been with the company for 90 days from their month of hire. The Plan is managed by Benefit America and allows employees to pay insurance premiums on a pre-tax basis. The monies are delivered by Sunbelt to Colonial Life & Accident Insurance Company.

-----------------------------------------------------------------------------------------------------------------------------------

                                                          FCC LICENSE LIST

-----------------------------------------------------------------------------------------------------------------------------------
        TYPE       CALL          TRANSMITTER LOCATION           FREQUENCY                   USE                       EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         DATE
-----------------------------------------------------------------------------------------------------------------------------------

                             VALLEY BROADCASTING COMPANY
                                 KVBC - LAS VEGAS, NV

-----------------------------------------------------------------------------------------------------------------------------------
   1      M      KVBC        Black Mountain, Henderson         60.00-66.00 MHz      Main/Alternate Transmitter         10/01/98
-----------------------------------------------------------------------------------------------------------------------------------
   2      A      WAN-579     Las Vegas Studio                   6975-7000 MHz       Studio-Transmitter Link              WMSL
-----------------------------------------------------------------------------------------------------------------------------------
   3      A      WLF-289     Blk. Mtn. Transmitter Site         6900-6925 MHz       Transmitter-Studio Link              WMSL
-----------------------------------------------------------------------------------------------------------------------------------
   4      A      KB-96756    Various Remote Locations           1990-2500 MHz       Remote (ENG) Pickup                  WMSL
-----------------------------------------------------------------------------------------------------------------------------------
   5      A      KB-96742    Various (As Needed)               13075-13200 MHz      Remote Pickup                        WMSL
-----------------------------------------------------------------------------------------------------------------------------------
   6      A      KGA-566     Auxiliary Radio                     153.17 MHz         Operational Communications           WMSL
-----------------------------------------------------------------------------------------------------------------------------------
   7     Bus     KB-27842    Two-Way Voice Communication        151.805 MHz         Portables (Handheld)                3/24/03
-----------------------------------------------------------------------------------------------------------------------------------
   8      A      BLP00787    ENG Vehicle                          26.1 MHz          Talent Cueing                        WMSL
-----------------------------------------------------------------------------------------------------------------------------------
   9     PFM     WPJB744     Fitzgerald Hotel                  21975.0000 MHz       Intracity Relay                    12/14/00
-----------------------------------------------------------------------------------------------------------------------------------
  10     PFM     WPJC517     KVBC Studio                       23175.0000 MHz       Intracity Relay                    01/11/01
-----------------------------------------------------------------------------------------------------------------------------------
  11      A      WGV-754     Mount Ella near Caliente          7075-7100 MHz        Intercity Translator Relay           WMSL
-----------------------------------------------------------------------------------------------------------------------------------
  12      A      WGV-755     Highland Peak near Pioche         6900-6925 MHz        Intercity Translator Relay           WMSL
-----------------------------------------------------------------------------------------------------------------------------------
  13      A      WGV-756     Cave Mountain near Ely            7100-7125 MHz        Intercity Translator Relay           WMSL
-----------------------------------------------------------------------------------------------------------------------------------
  14      A      WGV-757     Prospect Peak near Eureka         7000-7025 MHz        Intercity Translator relay           WMSL
-----------------------------------------------------------------------------------------------------------------------------------
  15      T      K58BC       Squaw Peak near Ely                734-740 MHz         Ely-Mc Gill Translator             10/1/98
-----------------------------------------------------------------------------------------------------------------------------------
  16      T      K57BU       Prospect Peak near Eureka          728-734 MHz         Eureka Translator                  10/l/98
-----------------------------------------------------------------------------------------------------------------------------------
  17      T      K06KD       Austin Summit near Austin           82-88 MHz          Austin Translator                  10/l/98
-----------------------------------------------------------------------------------------------------------------------------------
  18      T      K40CQ       Spirit Mountain near Laughlin      626-632 MHz         Laughlin/Bullhead Translator       10/1/98
-----------------------------------------------------------------------------------------------------------------------------------
  19      S      E873698     Various Locations (SNG)          14000-14500 MHz       Satellite Feeds As Required        09/18/07
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

                                                          FCC LICENSE LIST

-----------------------------------------------------------------------------------------------------------------------------------
        TYPE       CALL          TRANSMITTER LOCATION            FREQUENCY                  USE                       EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         DATE
-----------------------------------------------------------------------------------------------------------------------------------

                               SIERRA BROADCASTING COMPANY
                                     KRNV - RENO, NV

-----------------------------------------------------------------------------------------------------------------------------------
   1      M      KRNV        Red Peak                          66.00-72.00 MHz      Main Transmitter                   10/01/98
-----------------------------------------------------------------------------------------------------------------------------------
   2      A      KFO24       Slide Mountain                     6900-6925 MHz       ENG Intercity (Relay)                WMSL
-----------------------------------------------------------------------------------------------------------------------------------
   3      A      KPV58       Studio                             6950-6975 MHz       Studio-Transmitter Link              WMSL
-----------------------------------------------------------------------------------------------------------------------------------
   4      A      WMU394*     Slide Mountain                     7075-7100 MHz       Intercity Relay(Ch 56 Tahoe City)    WMSL
-----------------------------------------------------------------------------------------------------------------------------------
   5      A      WMU395      Studio                             6875-6900 MHz       Intercity Relay (Ch,56 Tahoe City)   WMSL
-----------------------------------------------------------------------------------------------------------------------------------
   6      A      WMU396*     Slide Mountain                     7075-7100 MHz       Intercity Relay (Ward Peak)          WMSL
-----------------------------------------------------------------------------------------------------------------------------------
   7      A      KF8027      TV Pickup                          6875-6900 MHz       Remote Pickup                        WMSL
-----------------------------------------------------------------------------------------------------------------------------------
   8      A      KB97294     TVPickup                           1990-2110 MHz       Remote Pickup                        WMSL
-----------------------------------------------------------------------------------------------------------------------------------
   9     N/A     E880662     Studio TVRO                         C /Ku Band         Satellite Feeds As Required         DELETED
-----------------------------------------------------------------------------------------------------------------------------------
   10     T      K13QV       Fallon                              210-216 MHz        Fallon Translator                   10/l/98
-----------------------------------------------------------------------------------------------------------------------------------
                             Tahoe Mountain/South Lake
   11     T      K33CN       Tahoe/Meyers (California)          584-590+ MHz        Tahoe Translator                    12/l/98
-----------------------------------------------------------------------------------------------------------------------------------
   12     T      K50CM       Slide Mountain                     686-692+ MHz        Tahoe west shore                    10/1/98
-----------------------------------------------------------------------------------------------------------------------------------
   13     T      K52DN       Duckhill                           698-704+ MHz        Carson City Translator              10/1/98
-----------------------------------------------------------------------------------------------------------------------------------
   14   LPTV     K56BW       Tahoe City (California)             722-728 MHz        Tahoe City Translator               12/1/98
-----------------------------------------------------------------------------------------------------------------------------------
   15     A      KOP355      Auxiliary Radio (2 way)          161.70/161.73 MHz     Remote Pickup                        WMSL
-----------------------------------------------------------------------------------------------------------------------------------
   16     A      KOP356      Auxiliary Radio (2 way)          161.70/161.73 MHz     Communications                      DELETED
-----------------------------------------------------------------------------------------------------------------------------------
   17     S      E900116     Various Locations (SNG)           14000-1450O MHz      Satellite Feeds As Required        04/06/00
-----------------------------------------------------------------------------------------------------------------------------------

                 *Each license is for the same transmitter that feeds two antennas
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

                                                          FCC LICENSE LIST

-----------------------------------------------------------------------------------------------------------------------------------
        TYPE       CALL          TRANSMITTER LOCATION                 FREQUENCY                  USE                  EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         DATE
-----------------------------------------------------------------------------------------------------------------------------------

                              YUMA BROADCASTING COMPANY
                                   KYMA - YUMA, AZ

-----------------------------------------------------------------------------------------------------------------------------------

1         M      KYMA        Black Mountain, California                198-204 MHz       Main Transmitter               10/01/98
-----------------------------------------------------------------------------------------------------------------------------------
2         A      WL1423      Yuma Studio                              6875-6900 MHz      Studio-Transmitter Link          WMSL
-----------------------------------------------------------------------------------------------------------------------------------
3         A      WMU568      KYMA Transmitter Site, Blk.Mtn.,CA       6975-7000 MHz      Transmitter-Studio Link          WMSL
-----------------------------------------------------------------------------------------------------------------------------------
4        PFM     WNET589     Yuma Studio                                956.0 MHz        Studio-Transmitter Data Link   12/24/07
-----------------------------------------------------------------------------------------------------------------------------------
5        PFM     WPND938     KYMA Transmitter Site, Blk. Mtn., CA       959.6 MHz        Transmitter-Studio Data Link    11/7/02
-----------------------------------------------------------------------------------------------------------------------------------
6         A      KC26103     Various Locations (Dual Band)            1990/2110 MHz      Remote (ENG) Pickup              WMSL
-----------------------------------------------------------------------------------------------------------------------------------
                                                                      2450/2467 MHz
-----------------------------------------------------------------------------------------------------------------------------------
7        PFM     WNTA202     Yuma Studio                                23025 MHz        TV Relay(Studio-Cable)         11/17/99
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

                                                          FCC LICENSE LIST

-----------------------------------------------------------------------------------------------------------------------------------
        TYPE       CALL          TRANSMITTER LOCATION            FREQUENCY                  USE                       EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         DATE
-----------------------------------------------------------------------------------------------------------------------------------

                             OREGON TRAIL BROADCASTING
                                      COMPANY
                                  KPVI - POCATELLO, ID

-----------------------------------------------------------------------------------------------------------------------------------
1         M      KPVI                                           82-88 MHz           Main Transmitter                   10/01/98
-----------------------------------------------------------------------------------------------------------------------------------
2         A      WAB321      Pocatello Studio                 2008-2025 MHz         Studio-Transmitter Link              WMSL
-----------------------------------------------------------------------------------------------------------------------------------
3         A      WAB322      Pocatello Transmitter            6975-7000 MHz         Transmitter-Studio Link              WMSL
-----------------------------------------------------------------------------------------------------------------------------------
4        PFM     WPNA841     Pocatello Studio                  21825- MHz           KJWY Microwave Carrier Feed        07/30/01
-----------------------------------------------------------------------------------------------------------------------------------
5         A      KA45335     Pocatello Area                                         Pocatello ENG                      10/01/98
-----------------------------------------------------------------------------------------------------------------------------------
6        Bus     KNFK230     Pocatello, ID                     461.46 MHz           Communications                     11/04197
-----------------------------------------------------------------------------------------------------------------------------------
7         T      K13VK       Arco, ID                          210-216 MHz          Arco Translator                    10/01/98
-----------------------------------------------------------------------------------------------------------------------------------
8         T      K09VD       Ashton, ID                        186-192 MHz          Ashton Translator                  10/01/98
-----------------------------------------------------------------------------------------------------------------------------------
9         T      K13VI       Blackfoot, ID                     210-216 MHz          Blackfoot Translator               10/01/98
-----------------------------------------------------------------------------------------------------------------------------------
10        T      K040H       Willow Creek, ID                   66-72 MHz           Intercity Relay (KO7VI)            10/01/98
-----------------------------------------------------------------------------------------------------------------------------------
11        T      K07VI       Challis, ID                       174-180 MHz          Challis Translator                 10/01/98
-----------------------------------------------------------------------------------------------------------------------------------
12        T      K09UZ       Freds Mountain, WY                186-192 MHz          Driggs Translator                  10/01/98
-----------------------------------------------------------------------------------------------------------------------------------
13        T      K120E       Firth, ID                         204-210 MHz          Firth Translator                   10/01/98
-----------------------------------------------------------------------------------------------------------------------------------
14        T      K12NZ       Idaho Falls, ID                   204-210 MHz          Idaho Falls Translator             10/01/98
-----------------------------------------------------------------------------------------------------------------------------------
15        T      K120A       Pocatello, ID                     204-210 MHz          Pocatello Translator               10/01/98
-----------------------------------------------------------------------------------------------------------------------------------
16        T      K120B       St. Anthony, ID                   204-210 MHz          St. Anthony Translator             10/01198
-----------------------------------------------------------------------------------------------------------------------------------
17        T      K13UF       Rexburg, ID                       210-216 MHz          Rexburg Translator                 10/01/98
-----------------------------------------------------------------------------------------------------------------------------------
18        T      K13VJ       Shelley, ID                       210-216 MHz          Shelley Translator                 10/01/98
-----------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

                                                          FCC LICENSE LIST

-----------------------------------------------------------------------------------------------------------------------------------
        TYPE       CALL          TRANSMITTER LOCATION            FREQUENCY                  USE                       EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         DATE
-----------------------------------------------------------------------------------------------------------------------------------

                              FALLS BROADCASTING COMPANY
                                 KXTF - TWIN FALLS, ID

-----------------------------------------------------------------------------------------------------------------------------------
1       M        KXTF        Flat Top Butte, Jerome, ID         596-602 MHz         Main Transmitter                   10/01/98
-----------------------------------------------------------------------------------------------------------------------------------
2       A        WMU823      Flat Top Butte, Jerome, ID         596-602 MHz         Intercity Relay (Sun Valley)         WMSL
-----------------------------------------------------------------------------------------------------------------------------------
3       A        WLP366      Twin Falls, ID                     682-688 MHz         Intercity Relay (KKVI)              DELETED
-----------------------------------------------------------------------------------------------------------------------------------
4       A        WPJA615     Flat Top Butte, Jerome, ID       12800-12825 MHz       Transmitter-Studio Link              WMSL
-----------------------------------------------------------------------------------------------------------------------------------
5       A        WPJA616     Twin Falls, ID                   12850-12875 MHz       Studio-Transmitter Link              WMSL
-----------------------------------------------------------------------------------------------------------------------------------
6       T        KO2NO       Rupert, ID                          56-61 MHz          Rupert Translator                  10/01/98
-----------------------------------------------------------------------------------------------------------------------------------
7       T        KO4NO       Paul, ID                            66-72 MHz          Paul Translator                    10/01/98
-----------------------------------------------------------------------------------------------------------------------------------
8       T        KO5IX       Twin Falls, ID                      76-82 MHz          Twin Falls Translator              10/01/98
-----------------------------------------------------------------------------------------------------------------------------------
9       T        KO7UL       Burley, ID                         174-180 MHz         Burley Translator                  10/01/98
-----------------------------------------------------------------------------------------------------------------------------------
10      T        KO8VK       Jerome, ID                         180-186 MHz         Jerome Translator                  10/01/98
-----------------------------------------------------------------------------------------------------------------------------------
11      T        K63BX       Declo, ID                         764-780 MHz          Burley Area Translator             10/01/98
-----------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

                                                          FCC LICENSE LIST

-----------------------------------------------------------------------------------------------------------------------------------
        TYPE       CALL          TRANSMITTER LOCATION            FREQUENCY                  USE                       EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         DATE
-----------------------------------------------------------------------------------------------------------------------------------

                                TWO OCEAN BROADCASTING
                                        COMPANY
                                  KJWY - JACKSON, WY

-----------------------------------------------------------------------------------------------------------------------------------
1        M       KJWY        Jackson, WY                         54-60 MHz          Main Transmitter                   10/01/98
-----------------------------------------------------------------------------------------------------------------------------------
2       PFM      WPNE392     Jackson Studio                   21825-21850 MHz       Studio Transmitter Link            04/22/02
-----------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

                                                          FCC LICENSE LIST

-----------------------------------------------------------------------------------------------------------------------------------
        TYPE       CALL          TRANSMITTER LOCATION            FREQUENCY                  USE                       EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         DATE
-----------------------------------------------------------------------------------------------------------------------------------

                               RUBY MOUNTAIN BROADCASTING
                                        COMPANY
                                      KENV-ELKO,NV

-----------------------------------------------------------------------------------------------------------------------------------
1       M        KENV        Grindstone Mountain               192.0-198.0 MHz      Main Transmitter                   10/1/06
-----------------------------------------------------------------------------------------------------------------------------------
2       A        WPNG807     Elko Studio                      12.700-12.725GHz      Studio-Transmitter Link             WMSL
-----------------------------------------------------------------------------------------------------------------------------------
3       A        WPNG806     Elko Transmitter                 13.075-13.100GHz      Transmitter-Studio Link             WMSL
-----------------------------------------------------------------------------------------------------------------------------------
4       A        WMV408      Warm Springs, NV                 6950-0-6975.0MHz      TV Intercity Relay                  WMSL
-----------------------------------------------------------------------------------------------------------------------------------
5       A        WMW736      Winnemucca, NV                   6950.0-6975.0MHz      TV Intercity Relay                  WMSL
-----------------------------------------------------------------------------------------------------------------------------------
6       A        WMW737      Marys Mtn., NV                   6875.0-6900.0MHz      TV Intercity Relay                  WMSL
-----------------------------------------------------------------------------------------------------------------------------------
7       A        WPJ699      Toulon Peak, NV                  7025.0-7050.0MHz      TV Intercity Relay                  WMSL
-----------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

                                                          FCC LICENSE LIST

-----------------------------------------------------------------------------------------------------------------------------------
        TYPE       CALL          TRANSMITTER LOCATION            FREQUENCY                  USE                       EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         DATE
-----------------------------------------------------------------------------------------------------------------------------------

                                SIERRA RADIO COMPANY
                                 KRNV-FM - RENO, NV

-----------------------------------------------------------------------------------------------------------------------------------
1       M        KRNV-FM     Red Peak (Class C3)              101.7 MHz             Main Transmitter                   10/l/05
-----------------------------------------------------------------------------------------------------------------------------------
2       A        WLJ464      1790 Vassar Street               949.0 MHz             Studio-Transmitter Link             WMSL
-----------------------------------------------------------------------------------------------------------------------------------
3       A        WLF995      1500 East Prater Way (Sparks)    948.5 MHz             ?????????????                       WMSL
-----------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

                                                          FCC LICENSE LIST

-----------------------------------------------------------------------------------------------------------------------------------
        TYPE       CALL          TRANSMITTER LOCATION            FREQUENCY                  USE                       EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         DATE
-----------------------------------------------------------------------------------------------------------------------------------

                              BEARTOOTH COMMUNICATIONS
                                      COMPANY
                                  KTVH - HELENA, MT

-----------------------------------------------------------------------------------------------------------------------------------
1        M       KTVH        Hogback Ridge                    204.0-210.0 MHz       Main Transmitter                   4/l/98
-----------------------------------------------------------------------------------------------------------------------------------
2        A       KPF67       Helena Studio                     7025-7050 MHz        Studio-Transmitter Link             WMSL
-----------------------------------------------------------------------------------------------------------------------------------
3        A       KB-96034    Various Remotes                                        TV Remote Pickup                    WMSL
-----------------------------------------------------------------------------------------------------------------------------------
                                                               461.500MHz &
4       Bus      WPCS400     Studio & Transmitter Sites         466.500MHz          Communications                     7/19/98
-----------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

                                                                 FCC LICENSE LIST

-----------------------------------------------------------------------------------------------------------------------------------
        TYPE       CALL          TRANSMITTER LOCATION                    FREQUENCY                  USE             EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        DATE
-----------------------------------------------------------------------------------------------------------------------------------

                                SUNBELT COMMUNICATIONS
                                       COMPANY

-----------------------------------------------------------------------------------------------------------------------------------
                             Winnemucca, NV; CP issued 6/26/95;
1      M         KWNV        Ext. Granted 3/13/98                     174.0-180.0MHz        Main Transmitter      CP Ext. 9/13/98
-----------------------------------------------------------------------------------------------------------------------------------
2      M         KBOA        Lewistown, MT                                                  Main Transmitter          12/12/99
-----------------------------------------------------------------------------------------------------------------------------------
3      M         KBBJ        Havre, MT                                                      Main Transmitter          12/8/99
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------

Schedule 4.14 Material Agreement
Borrower:                          Valley Broadcasting Company

Programming Agreements:
----------------------

Distribution/Title

BUENA VISTA/REGIS 97-98
BUENA VISTA/REGIS 98-99
KINGWORLD/AM JRNL 97/96
KINGWORLD/AM JRNL 98/99
KINGWORLD/HLYWDSQ98/99
KINGWORLD/HLYWDSQ99/00
KINGWORLD/HLYWDSQ00/01
KINGWORLD/JEOP,97-98 MF
KINGWORLD/JEOP,97-98 WE
KINGWORLD/JEOP,98-99 MF
KINGWORLD/JEOP,98-99 WE
KINGWORLD/JEOP,99-00 MF
KINGWORLD/JEOP,99-00 WE
KINGWORLD/JEOP,00-01 MF
KINGWORLD/JEOP,00-01 WE
KINGWORLD/JEOP,01-02 MF
KINGWORLD/JEOP,01-02 WE
KINGWORLD/Mr Food 97-98
KINGWORLD/Mr Food 98-99
KINGWORLD/Mr Food 99-00
KINGWORLD/Mr Food 00-01
KINGWORLD/Mr Food 01-02
KINGWRLD, Wheel 97-98 MF
KINGWRLD, Wheel 97-98 WE
KINGWRLD, Wheel 98-99 MF
KINGWRLD, Wheel 98-99 WE
KINGWRLD, Wheel 99-00
KINGWRLD, Wheel 00-01
KINGWRLD, Wheel 01-02
NEWS SVC/NEWS TRAVEL
PARAMOUNT, MONTEL 97/98
PARAMOUNT, MONTEL 98/99
PARAMOUNT, MONTEL 99/00
PARAMOUNT, REAL TV 97/98
PARAMOUNT, REAL TV 98/99
PARAMOUNT, REAL TV 99/00

Leases:
------

Antenna Lease                      Telecom Towers           9/3096      7/31/01
Antenna Site Agreement/Spirit      Nextel Communicatio     11/1/95     10/31/98

Other Agreements:
----------------

Affiliation Agreement, as evidenced by letter of October 2, 1995, by and
between NBC AND KVBC.              8-1-95 to 7-31-04

MSNBC Interactive News Provider Agreements, as evidenced by letter dated July 12, 1996 by and among MSNBC, NBC and KVBC

ASCAP                              annual music license agreement

BMI                                annual music license agreement

SESAC                              annual music license agreement

Blair                              National Sales Rep         1-1-94 to 12-31-98

Various BLM/STATE OF NEVADA land leases as follows:
Highland                           Mt. Ella       Austin Summit
Prospect Peak                      Cave Mountain

State Of Nevada/Baby Your Baby     7-1-97 to 6-30-99

                           VALLEY BROADCASTING COMPANY
                               EMPLOYEE AGREEMENTS

         NAME
------------------------------------------------------------------------
  1   Boesing      Rachel
----- ------------ -----------------------------------------------------
  2   Cheese       Rikki
----- ------------ -----------------------------------------------------
  3   Escalante    Stacey
----- ------------ -----------------------------------------------------
  4   Fredericks   John
----- ------------ -----------------------------------------------------
  5   Fuentes      Rick
----- ------------ -----------------------------------------------------
  6   Garcia       Laura
----- ------------ -----------------------------------------------------
  7   Hawley       Thomas
----- ------------ -----------------------------------------------------
  8   Haws         Scott
----- ------------ -----------------------------------------------------
  9   Holland      Madeleine
----- ------------ -----------------------------------------------------
 10   Kiem         Lisa
----- ------------ -----------------------------------------------------
 11   Kotnick      Joyce
----- ------------ -----------------------------------------------------
 12   Lippai       Brain
----- ------------ -----------------------------------------------------
 13   Manteris     Sue
----- ------------ -----------------------------------------------------
 14   Mattox       Scott
----- ------------ -----------------------------------------------------
 15   Overall      John
----- ------------ -----------------------------------------------------
 16   Pierce       Katherine
----- ------------ -----------------------------------------------------
 17   Pierce       Jennifer
----- ------------ -----------------------------------------------------
 18   Pritchard    Kathryn
----- ------------ -----------------------------------------------------
 19   Radetich     Nina
----- ------------ -----------------------------------------------------
 20   Rahn         Debbie
----- ------------ -----------------------------------------------------
 21   Rosch        Denise
----- ------------ -----------------------------------------------------
 22   Smith        Andrew
----- ------------ -----------------------------------------------------
 23   Spears       Darcy
----- ------------ -----------------------------------------------------
 24   Stanton      Brenda
----- ------------ -----------------------------------------------------
 25   Tannebaum    Nathan
----- ------------ -----------------------------------------------------
 26   Tenney       Kendall
----- ------------ -----------------------------------------------------
 27   Wilson       Dan
----- ------------ -----------------------------------------------------

EXHIBIT B
---------

REVISED SCHEDULE 4.14
TO LOAN AND CREDIT AGREEMENT
Material Agreements

BORROWER:  YUMA BROADCASTING COMPANY
   PROGRAMMING AGREEMENTS:

   DISTRIBUTOR                   TITLE                              DISTRIBUTOR                   TITLE
   -----------                   -----                              -----------                   -----
   AGDAY NETWORK                 AGDAY 97-98                        KING WORLD                    JEOPARDY 97-99
   ALL AMERICAN TELEVISION       BAYWATCH                           KING WORLD                    MR. FOOD
   BEAU & ARROW PRODUCTIONS      KWIK WITZ 97-98                    KING WORLD                    OPRAH WINFREY 97-00
   CA FARM BUREAU                VOICE OF AGRICULTURE               KING WORLD                    WHEEL OF FORTUNE 97-99
   CALIFORNIA LOTTERY            BIG SPIN                           MTM                           THE CAPE
   CNN                           CNN NEWS SATELLITE SVC             PARAMOUNT                     REAL TV 97-98
   COLUMBIA                      RICKI LAKE 97-98                   PARAMOUNT                     WILD THINGS 97-98
   DORIS WINDKLER                SENIOR REPORT                      RYSHER                        COMEDY SHOWCASE 97-98
   EYEMARK                       GEORGE MICHAEL SPORTS MACHINE      RYSHER                        F/X 97-98
   IVANHOE BROADCAST             PRESCRIPTION HEALTH                STEVE ROTFIELD PRODUCTIONS    LIGHTER SIDE OF SPORTS 1996
   KELLEY BROADCASTING           "WHERE NEWS COMES FIRST" SLOGAN    TWI (FORMERLY KNOWN AS GGP)   TV.COM
   KING WORLD                    GERALDO 97-98                      US CHAMBER OF COMMERCE        FIRST BUSINESS 97-96
   KING WORLD                    INSIDE EDITION 97-99

   EMPLOYEE AGREEMENTS:

     NAME                                                               NAME
     ----                                                               ----
   ALBERTS, STEVE                                                   HOWELL, JAMES
   ALCARAZ, ADRIANNA                                                MARRIES, DAN
   BRANDT, JENNIFER                                                 POTTER, SEAN
   ELLIOT, DANIELLE                                                 STONE, SHANNON
   HIRSHEK, STEPHEN                                                 TUNNEL, KEVIN


   LEASES:

     NAME                                          LESSOR/GRANTOR               DATE           EXPIRATION
     ----                                          --------------               ----           ----------
   RIGHT OF WAY GRANT (TRANSMITTER SITE)           BUREAU OF LAND MGMT         12/26/97           2017
   EL CENTRO STUDIO LEASE                          PACIFIC VIEW COMPANY        10/14/03       AUTO RENEWAL
   FIRE BARN LEASE (Garage for Microwave Truck)    CITY OF IMPERIAL             12/6/93         11/14/96

   OTHER AGREEMENTS:
   ----------------

1 Affiliation agreement, as evidenced by letter of October 2, 1995, by and between NBC and KYMA

2 MSNBC interactive News Provider Agreement, dated September 27, 1996, by and among MSNBC, NBC, and Yuma Broadcasting Company

3 BMI license agreement

4 ASCAP Local Television Blanket License

5 SESAC Broadcast Performance License for TV Station

EXHIBIT B
---------

REVISED SCHEDULE 4.14
TO LOAN AND CREDIT AGREEMENT
Material Agreements

BORROWER:  SIERRA BROADCASTING COMPANY
   PROGRAMMING AGREEMENTS:

   DISTRIBUTOR                   TITLE                              DISTRIBUTOR                   TITLE
   -----------                   -----                              -----------                   -----
   ABOUT THE HOUSE               YOUR NEW HOUSE                     MTM                           DR. QUINN, MEDICINE WOMAN 97-98
   OF ENTERTAINMENT              AMERICAN ATHLETE                   PARAMOUNT                     THIS MORNINGS BUSINESS
   ECLIPSE TV                    AMERICA'S PASSION                  PARAMOUNT                     WILD THINGS
   EYEMARK                       PENSACOLA WINGS OF GOLD            PARAMOUNT                     ENTERTAINMENT TONIGHT 97-96
   EYEMARK                       PSI FACTOR                         PARAMOUNT                     HARDCOPY 97-99
   HEARST ENTERTAINMENT          SUCCESS BY SIX                     PARAMOUNT                     MAURY POVICH
   HEARST ENTERTAINMENT          B SMITH WITH STYLE                 PARAMOUNT                     MONTEL WILLIAMS
   KELLEY BROADCASTING           "WHERE NEWS COMES FIRST" SLOGAN    PHOENIX                       SPORTS NEWS SATELLITE
   KING WORLD                    AMERICAN JOURNAL 97-98             TWENTIETH TELEVISION          NYPD BLUE
   KING WORLD                    MR. FOOD 1998                      TWENTIETH TELEVISION          NFL FILMS PRESENTS
   KING WORLD                    INSIDE EDITION VOL III 97-98       TWENTIETH TELEVISION          NFL SPECIALS

   EMPLOYEE AGREEMENTS:

     NAME                                                               NAME
     ----                                                               ----
   BHAKTA, KAUSIK                                                   HOPKINS, JOHN
   BROWN, BILL                                                      JESCHKE, GREGG
   BROWN, DAWN                                                      KILLORAN, JON
   CALABRESE, TISHA                                                 MAHAN, KEVIN
   CAMPBELL, VICTORIA                                               MOEN, TRICIA
   COLE, DAWN                                                       MOUSEL, LISE
   DOUMITE, KERRY                                                   PAGAYUNAN, EMUTO
   FINLEY, DAVE                                                     SHEEHAN, SHELBY
   FROMME, JOHN                                                     SHELTON, WILLIAM
   GILBERT, BRANDON                                                 THOMPSON, NICOLE
   GRIFFITHS, TIERRA                                                VICKREY, D. NEAL
   HART, JOE                                                        WOFFARD, CHRISTINE
   HOPKINS, JOHN

   LEASES:

     NAME                                            LESSOR/GRANTOR                  DATE        EXPIRATION
     ----                                            --------------                  ----        ----------
   SPECIAL USE PERMIT (Tahoe Mountain Antenna Site)  UNITED STATES FOREST SERVICE   01/12/97     NONE GIVEN
   SPECIAL USE PERMIT (Side Mountain Antenna Site)   UNITED STATES FOREST SERVICE   09/25/62     NONE GIVEN
   RIGHT-OF-WAY GRANT (Red Peak Transmitter Site)    BUREAU OF LAND MGMT            08/30/61     08/29/2011
   TRANSLATOR K568W (Tahoe City, CA)                 GAVILAN COMMUNICATIONS         07/16/91     07/16/2001

   OTHER AGREEMENTS:
   ----------------

1 Affiliation agreement, as evidenced by letter of October 2, 1995, by and between NBC and KRNV

2 AP Membership Agreement with the Associated Press, as amended May 5, 1997.

3 BMI license agreement

4 ASCAP Local Television Blanket License

5 SESAC Broadcast Performance License for TV Station

EXHIBIT B
---------

REVISED SCHEDULE 4.14
TO LOAN AND CREDIT AGREEMENT
Material Agreements

BORROWER:  OREGON TRAIL BROADCASTING COMPANY
   PROGRAMMING AGREEMENTS:

   DISTRIBUTOR              TITLE                                   DISTRIBUTOR                   TITLE
   -----------              -----                                   -----------                   -----
   ABOUT THE HOUSE          YOUR NEW HOUSE                          KELLEY BROADCASTING           "WHERE NEWS COMES FIRST" SLOGAN
   BRIARGATE MEDIA          MASQUERADE                              KINGWORLD                     INSIDE EDITION 97-96
   BUENA VISTA              BUENA VISTA I FEATURES                  KINGWORLD                     JEOPARDY 97-99
   BUENA VISTA              DISNEY MAGIC II                         KINGWORLD                     WHEEL OF FORTUNE 97-99
   BUENA VISTA              LIVE WITH REGIS & KATHIE LEE 97-96      KINGWORLD                     MR. FOOD 97-99
   BUENA VISTA              HONEY I SHRUNK THE KIDS (SERIES)        MULLER MEDIA                  PRIME TARGETS II
   BUENA VISTA              SISKEL & EBERT                          PARAMOUNT                     PORTFOLIO XIII
   BUENA VISTA              DISNEY IMAGINATION III                  PARAMOUNT                     MONTEL WILLIAMS 97-98
   COLUMBIA TRI-STAR        DATING GAME 97-98                       QUALITRON MEDIA               AGDAY 97-98
   COLUMBIA TRI-STAR        NEWLYWED GAME 97-98                     RYSHER                        SOLDIER OF FORTUNE
   COLUMBIA TRI-STAR        RIKKI LAKE                              TWENTIETH TV                  CENTURY 16
   EYEMARK                  PENSACOLA WINGS OF GOLD                 WALL STREET TV GROUP          WALL STREET JOURNAL REPORT
   IVANHOE BROADCAST        TODAY'S BREAKTHROUGHS                   WORLDVISION ENTERTAINMENT     AMERICA'S DUMBEST CRIMINALS
   IVANHOE BROADCAST        PRESCRIPTION: HEALTH

   EMPLOYEE AGREEMENTS:

     NAME                                                               NAME
     ----                                                               ----
   ALEXANDER, JAMES                                                 MEYERS, JERRY RUSSELL
   AUSTIN, LESLIE                                                   PALMER, TODD
   BEAUDOIN, SCOTT                                                  PARKER, JENNIFER
   CAMP, KRISTEN                                                    PETCASH, DOUGLAS
   CARPONELLI, LISA                                                 REICHELT, DAVE
   COARI, KEVIN                                                     REYNOLDS, JAY
   COHEN, REED                                                      ROSENBERG, JO
   DIXON, DUFFIE                                                    SCHROEDER, TROY
   ELLIS COLLARD, TONIA                                             SMITH, JEFFREY
   FRANK, KEITH                                                     STEVENS, SCOTT
   HEBERTSON, TREVOR                                                THOMAS, AMY
   HUTCHINS, AARON                                                  VADNAIS, ATHENA
   McATEER, SEAN                                                    WICKERSHAM, CAREY
   McDOUGALL, ED                                                    YOUNG, JOHN

   LEASES:

     NAME                                   LESSOR/GRANTOR                           DATE        EXPIRATION
     ----                                   --------------                           ----        ----------
   IDAHO FALLS PROFESSIONAL BLDG            WASHINGTON FEDERAL S&L                 02/04/86  2/28/89 MO-TO-MO
   TRANSMITTER BLDG & TOWER LEASE           E. POCATELLO STAKE OF THE LDS CHURCH   03/05/73        03/31/98
   CENTER STREET STUDIO LEASE               ALBERT & RUTH MINTON                   03/01/78        02/28/03
   RIGHT-OF-WAY GRANT (Flat Top Butte)      BUREAU OF LAND MGMT                    06/04/84        01/01/16
   RIGHT-OF-WAY GRANT (Willow Creek Summit) BUREAU OF LAND MGMT                    10/06/92        10/08/72
   TRANSLATOR K13VK                         ROLLAND D. JONES                       03/28/89        03/28/98
   TRANSLATOR K09VD                         GREENLINE EO. COMPANY                  07/06/90      NONE GIVEN
   TRANSLATOR K13VI                         REEVE NORMAN                           05/10/88        05/09/98
   TRANSLATOR K07VI                         ROBERT MAYFIELD                        09/01/89        08/31/99
   TRANSLATOR K120E                         GLENN CEDERBERG                        06/28/88        06/27/98
   TRANSLATOR K120A                         W.H. EHRSTROM                          02/01/91        02/01/01
   TRANSLATOR K120B                         FREMONT 6D #125                        06/10/88        06/08/98
   TRANSLATOR K13VJ                         KENT CARLSON                           06/13/88        06/12/98
   TRANSLATOR K12NZ                         DAVE KINGSTON                          11/03/92      NONE GIVEN
   TRANSLATOR K13UF                         SPENSER LARSEN                         01/02/90        01/01/00
   TRANSLATOR K09UZ                         GRAND TARGHEE FOREST SVC

   OTHER AGREEMENTS:
   ----------------

1 Affiliation agreement, as evidenced by letter of January 22, 1996, by and between NBC and KPVI

2 BMI license agreement

3 ASCAP Local Television Blanket License

4 SESAC Broadcast Performance License for TV Station

EXHIBIT B
---------

REVISED SCHEDULE 4.14
TO LOAN AND CREDIT AGREEMENT
Material Agreements

BORROWER:  FALLS BROADCASTING COMPANY
   PROGRAMMING AGREEMENTS:

   DISTRIBUTOR                  TITLE                               DISTRIBUTOR                  TITLE
   -----------                  -----                               -----------                  -----
   ACI                          FILM LEADER 5 97-98                 PARAMOUNT                    NICK NEWS 96-98
   BAER MEDIA                   RACELINE 97-98                      PARAMOUNT                    PARAMOUNT HOLIDAY SPECIALS
   BUENA VISTA                  BLOSSOM 96-99                       PARAMOUNT                    PARAMOUNT PLUS II 96-98
   BUENA VISTA                  BOY MEETS WORLD 97-2000             PARAMOUNT                    PARAMOUNT PLUS III 96-98
   BUENA VISTA                  BV I (Features) 91-2004             PARAMOUNT                    FAMILY FESTIVAL V 98-99
   CARSEY WERNER                GRACE UNDER FIRE 97-2002            PARAMOUNT                    PORTFOLIO XV 96-99
   CARSEY WERNER                THIRD ROCK FROM THE SUN 99-2002     PARAMOUNT                    REAL TV 97-98
   COLUMBIA                     DATING GAME                         PARAMOUNT                    THIS MORNINGS BUSINESS 97-98
   COLUMBIA                     MAD ABOUT YOU 96-2000               PARAMOUNT                    VIPER 97-98
   COLUMBIA                     MARRIED W/CHILDREN 91-98            SAB DOMESTIC SERVICES        MARVEL SUPER HEROES 97-98
   COLUMBIA                     MARRIED W/CHILDREN 98-99            SABAN DOMESTIC SERVICES      THE ALL NEW CAPTAIN KANGAROO
                                                                                                 97-98
   COLUMBIA                     NEWLYWED GAME                       TIMBERWOLF PRODUCTIONS       OUTDOORSMAN 97-98
   COLUMBIA                     RICKI LAKE 97-99                    TURNER PICTURES              TURNER LEGENDS IV 97-98
   COLUMBIA TRISTAR             VIBE 97-98                          TWENTIETH TELEVISION         NFL FILM PRESENTS 97-98
   COLUMBIA TRISTAR             WALKER TEXAS RANGER 97-98           TWENTIETH TELEVISION         NFL SPECIALS 96-98
   EYEMARK                      PENSACOLA-WINGS OF GOLD             TWENTIETH TV                 MASH 96-98
   ITC DISTRIBUTION             ITC NETWORK VII 98-99               TWENTIETH TV                 SIMPSONS 96-2001
   KINGWORLD                    GERALDO 97-98                       TWENTIETH TV                 COPS 98-99
   MAXAM                        PSI FACTOR                          TWENTIETH TV                 CENTURY 17 96-2000
   MGM                          OUTER LIMITS 97-99                  TWENTIETH TV                 MYPD BLUE
   MTM                          DR. QUINN, MEDICINE WOMAN 96-98     TWENTIETH TV                 X-FILES 97-99
   PARAMOUNT                    STAR TREK 96-99                     WARNER BROS                  LEGENDS IV 97-98
   PARAMOUNT                    HARD COPY 97-98

   EMPLOYEE AGREEMENTS:

     NAME                                                               NAME
     ----                                                               ----
   NONE


   LEASES:

     NAME                                         LESSOR/GRANTOR                DATE           EXPIRATION
     ----                                         --------------                ----           ----------
   LEASE AGREEMENT FOR OFFICE SPACE (STUDIO)      GUDREN, L.L.C.               01/10/96        01/31/2000
   TRANSMITTER W/TOWER & ANTENNA SITE LICENSE     RADIO SERVICE CO.            08/17/88        08/31/93
   TRANSLATOR K07UL                               ROBERT LARSEN                05/23/88        05/22/98
   TRANSLATOR K63BX LEASE                         GEORGE KELLEY                02/21/96        12/31/2000
   TRANSLATOR K08KV                               THOMAS NEWMAN                05/25/88        05/25/98
   TRANSLATOR K04NO                               RALPH W. SCHNEIDER           05/10/88        05/09/98
   TRANSLATOR K02NO                               WAYNE SUNDERLAND             11/23/96        11/22/98
   TRANSLATOR K05IX                               FRANK MCMULLIN               10/05/88        10/04/98


   OTHER AGREEMENTS
   ----------------

1 FOX Affiliation Agreement

2 BMI license agreement

3 ASCAP Local Television Blanket License

4 SESAC Broadcast Performance License for TV Station

EXHIBIT B
---------

REVISED SCHEDULE 4.14
TO LOAN AND CREDIT AGREEMENT
Material Agreements

BORROWER:  TWO OCEAN BROADCASTING COMPANY
   PROGRAMMING AGREEMENTS:

   DISTRIBUTOR                   TITLE                              DISTRIBUTOR                   TITLE
   -----------                   -----                              -----------                   -----
   NONE

   EMPLOYEE AGREEMENTS:

     NAME                                                               NAME
     ----                                                               ----
   NONE

   LEASES:

     NAME                                   LESSOR/GRANTOR                         DATE           EXPIRATION
     ----                                   --------------                         ----           ----------
   SNOW KING MOUNTAIN TOWER LEASE           CRECELIUS-LUNDQUIST COMMUNICATIONS     11/03/88        11/02/93
   STUDIO LEASE                             HORN INVESTMENT COMPANY                12/19/95        12/31/97

   OTHER AGREEMENTS:
   ----------------

1 Affiliation Agreement, as evidenced by letter of January 22, 1996, by and between NBC and KM (Now KWY)

2 BMI Escro agreement

3 SESAC Broadcast Performance License for TV Station

EXHIBIT B
---------

REVISED SCHEDULE 4.14
TO LOAN AND CREDIT AGREEMENT
Material Agreements

BORROWER:  RADIO NEWS COMPANY
   PROGRAMMING AGREEMENTS:

   DISTRIBUTOR                   TITLE                              DISTRIBUTOR                   TITLE
   -----------                   -----                              -----------                   -----
   SKY VIEW TRAFFIC              TRAFFIC REPORTS
   UNITED STATIONS
   TALK RADIO NETWORK            AUDIO HELPER

   Programming Agreement, effective December 15, 1994, by and between Compass
   Communications Company and Radio News Company

   EMPLOYEE AGREEMENTS:

     NAME                                                               NAME
     ----                                                               ----
   FRISCH, PAT                                                      RANGE, JULIE
   LORENZON, J.R.                                                   VILLANUCCI, JIM
   MALONE, KEVIN


   LEASES:

     NAME                                          LESSOR/GRANTOR               DATE           EXPIRATION
     ----                                          --------------               ----           ----------
   NONE

   OTHER AGREEMENTS:
   ----------------

1 Representation Agreement by and between Radio Sales Company (now Radio News
  Company) and Compass Communications Company

2 Agreement between Vanik's Voice Works for voice services

3 Agreement dated July 1, 1995 with Associated Press for news services


   OTHER AGREEMENTS:
   ----------------

1 FOX Affiliation Agreement

2 BMI license agreement

3 ASCAP Local Television Blanket License

4 SESAC Broadcast Performance License for TV Station

EXHIBIT B
---------

REVISED SCHEDULE 4.14
TO LOAN AND CREDIT AGREEMENT
Material Agreements

BORROWER:  SIERRA RADIO COMPANY
   PROGRAMMING AGREEMENTS:

   DISTRIBUTOR                   TITLE                              DISTRIBUTOR                   TITLE
   -----------                   -----                              -----------                   -----
   ASSOCIATED PRESS              AP All News Radio Agreement        J & K, INC.                   JOHN & KEN SHOW
   CNN                           UNISTAR RADIO                      NETSTAR                       SUSAN POWTER SHOW


   EMPLOYEE AGREEMENTS:

     NAME                                                               NAME
     ----                                                               ----
   NONE


   LEASES:

     NAME                                          LESSOR/GRANTOR               DATE           EXPIRATION
     ----                                          --------------               ----           ----------
   TRANSMITTER & ANTENNA (Duck Hill)               HIGH SIERRA COMMUNICATIONS

   OTHER AGREEMENTS:
   ----------------

1 Engineering Services Agreement with XMT Services

EXHIBIT B
---------

REVISED SCHEDULE 4.14
TO LOAN AND CREDIT AGREEMENT
Material Agreements

BORROWER:  BEARTOOTH COMMUNICATIONS COMPANY
   PROGRAMMING AGREEMENTS:

   DISTRIBUTOR                   TITLE                              DISTRIBUTOR                   TITLE
   -----------                   -----                              -----------                   -----
   ACI                           FILMLEADER 5                       PARAMOUNT                     STAR TREK: DEEP SPACE NINE 97-98
   ALL AMERICAN TELEVISION       BAYWATCH                           PARAMOUNT                     STAR TREK: VOYAGER 97-98
   BUENA VISTA                   LIVE WITH REGIS & KATHIE LEE       PARAMOUNT                     WILD THINGS 97-98
   BUENA VISTA                   KEENAN IVORY WAYANS SHOW 97-98     PARAMOUNT                     FAMILY FESTIVAL V
   COLUMBIA TRI-STAR             WALKER, TEXAS RANGER 97-99         PARAMOUNT                     FAMILY FESTIVAL 2
   COLUMBIA TRI-STAR             DATING GAME                        PARAMOUNT                     PARAMOUNT PLUS II
   COLUMBIA TRI-STAR             NEWLYWED GAME                      PARAMOUNT                     PARAMOUNT PORTFOLIO
   EYEMARK                       BOB VILLA'S HOME AGAIN 97-99       PARAMOUNT                     PARAMOUNT PORTFOLIO XV
   EYEMARK                       GEORGE MICHAEL SPORTS MACHINE      STEVE ROTFIELD PRODUCTIONS    LIGHTER SIDE OF SPORTS
   KELLEY BROADCASTING           "WHERE NEWS COMES FIRST" SLOGAN    TWENTIETH TELEVISION          NFL FILMS PRESENTS
   MCA                           HERCULES/XENA 97-98                TWENTIETH TELEVISION          NFL SPECIALS
   MULLER MEDIA                  PRIME TARGETS 97-98                TWENTIETH TV                  STUDENT BODIES 97-98
   NATIONAL WEATHER
   NETWORK STUDI                 ENIGMA THEATER                     TWENTIETH TV                  X-FILES 97-99
   NEW LINE                      BIG TICKET MOVIE PACKAGE           TWENTIETH TV                  CENTURY 16
   NEW WORLD                     ACCESS HOLLYWOOD 96-98             TWENTIETH TV                  CENTURY 17
   PARAMOUNT                     ENTERTAINMENT TONIGHT              WARNER BROTHERS DOMESTIC      EXTRA: WEEKEND 97-98
   PARAMOUNT                     MONTEL WILLIAMS                    WORLD VISION                  PICTIONARY 97-98
   PARAMOUNT                     NICK NEWS 97-98                    WORLDVISION                   JUDGE JUDY 97-98


   EMPLOYEE AGREEMENTS:

     NAME                                                               NAME
     ----                                                               ----
   PEAK, CHRISTINA                                                  McDONOUGH, JULIANNE
   GARDNER, ERIC                                                    McGONIGAL, TIM
   HEIDENREICH, ARIK
   LAMB, JULIE


   LEASES:

     NAME                                          LESSOR/GRANTOR               DATE           EXPIRATION
     ----                                          --------------               ----           ----------
   BROADCAST FACILITY AGREEMENT                    CARROLL COLLEGE             09/23/97        09/22/2047
   SPECIAL USE PERMIT FOR                          US FOREST SVC-HELENA
   COMMUNICATIONS (Pending)                        RANGER DISTRICT                              PENDING
   SUBLEASE AGREEMENT (with Rural Fire Council)    BIG SKY BROADCASTING        01/18/95        12/31/99
   SUBLEASE AGREEMENT
   (with Dept. of Transportation)                  BIG SKY BROADCASTING        01/18/95        12/31/99
   SUBLEASE AGREEMENT
   (with Last Change Public Radio Assoc.)          BIG SKY BROADCASTING        11/14/94      ORALLY RENEWED
   AGREEMENT FOR USE OF SPACE
   (with Dept. of Military Affairs)                BIG SKY BROADCASTING        08/18/88     INDEFINITE TERM

   OTHER AGREEMENTS:
   ----------------

1 NBC Affiliation Agreement entered into by NBC and Beartooth Communications on
  September 17, 1997

2 Nielsen Agreement

3 Associated Press Membership Agreement

4 BMI license agreement

5 ASCAP Local Television Blanket License

6 SESAC Agreement

EXHIBIT B
---------

REVISED SCHEDULE 4.14
TO LOAN AND CREDIT AGREEMENT
Material Agreements

BORROWER: BEARTOOTH COMMUNICATIONS COMPANY
   PROGRAMMING AGREEMENTS:

   DISTRIBUTOR                   TITLE                              DISTRIBUTOR                   TITLE
   -----------                   -----                              -----------                   -----
   NONE

   EMPLOYEE AGREEMENTS:

     NAME                                                               NAME
     ----                                                               ----
   NONE


   LEASES:

     NAME                                          LESSOR/GRANTOR               DATE           EXPIRATION
     ----                                          --------------               ----           ----------
   STUDIO LEASE                                    GREAT BASIN COLLEGE         07/27/96          07/27/2046
   TOWER SITE LEASE                                ELKO TV DISTRICT            02/20/97          02/19/2007

   OTHER AGREEMENTS:
   ----------------

1 NBC Affiliation Agreement entered into by NBC and Ruby Mountain Broadcasting on October 2, 1995

2 Associated Press Membership Agreement, as amended May 5, 1997

3 BMI License agreement

4 ASCAP Local Television Blanket License dated April 15, 1997

                                 SCHEDULE 4.15
                                 -------------
                             OWNERSHIP OF BORROWERS
                             ----------------------


SUNBELT COMMUNICATIONS COMPANY
Parent Capital Stock:

        Number of Shares -


        ==============================================================
        Authorized      Issued and      Treasury        Unissued
                        Outstanding
        ==============================================================
          25,000          1967.50       1782.50         21,250.00

        ==============================================================



        Stock Ownership -

        ==============================================================
        Shareholder                No of Shares           Percentage
        ==============================================================
             James E. Rogers           1,750.00               88.94

              Rolla Cleaver               56.25                2.86
              Gene Greenberg              37.50                1.91
              James E. Rogers             39.75                2.02
        (Trustee for the Children
           of Elizabeth Ruybalid)
               Cheryl Purdue              34.00               1.73
               Beverly Rogers             50.00               2.54
                 (Trustee)
        ==============================================================



                Remainder of This Page Intentionally Left Blank

Schedule 4.15
Ownership of Borrowers
Page 2
--------------------------

VALLEY BROADCASTING COMPANY
Subsidiary Capital Stock:

      Number of Shares -

        ==============================================================
        Authorized      Issued and           Treasury        Unissued
                        Outstanding
        ==============================================================

        50,000             3.750             3343.75        42,906.25

        ==============================================================



      Stock Ownership -

        ==============================================================
        Shareholder                No of Shares           Percentage
        ==============================================================
        Sunbelt Communications        3,750                100.00%
               Company
        ==============================================================



YUMA BROADCASTING COMPANY
Subsidiary Capital Stock:


      Number of Shares -

        ==============================================================
        Authorized      Issued and      Treasury        Unissued
                      Outstanding
        ==============================================================
        2,500             1,000           -0-             1,500

        ==============================================================



      Stock Ownership -

        ==============================================================
        Shareholder              No. of Shares          Percentage
        ==============================================================
        Sunbelt Communications       1,000                100.00%
                Company
        ==============================================================

Schedule 4.15
Ownership of Borrowers
Page 3
-----------------------

SIERRA BROADCASTING COMPANY
Subsidiary Capital Stock:


      Number of Shares -

        ==============================================================
        Authorized      Issued and         Treasury         Unissued
                       Outstanding
        ==============================================================
        200,000          25,000              25,000         150,000

        ==============================================================



      Stock Ownership -

        ==============================================================
        Shareholder                No. of Shares        Percentage
        ==============================================================
        Sunbelt Communications        25,000              100.00%
                Company
        ==============================================================



OREGON TRAIL BROADCASTING COMPANY
Subsidiary Capital Stock:

      Number of Shares -

        ==============================================================
        Authorized      Issued and      Treasury        Unissued
                       Outstanding
        ==============================================================
        2,500              100            -0-             2,400

        ==============================================================



      Stock Ownership -

        ==============================================================
        Shareholder                 No. of Shares          Percentage
        ==============================================================
        Sunbelt Communications           100                100.00%
                Company
        ==============================================================

Schedule 4.15
Ownership of Borrowers
Page 4
-------------------------

FALLS BROADCASTING COMPANY
Subsidiary Capital Stock:


        Number of Shares -

        ==============================================================
        Authorized      Issued and      Treasury        Unissued
                       Outstanding
        ==============================================================
        2,500              100             -0-           2,400

        ==============================================================



      Stock Ownership -

        ==============================================================
        Shareholder                No. of Shares        Percentage
        ==============================================================
        Sunbelt Communications         100                100.00%
                Company
        ==============================================================



TWO OCEAN BROADCASTING COMPANY
Subsidiary Capital Stock:

      Number of Shares -

        ==============================================================
        Authorized      Issued and      Treasury        Unissued
                        Outstanding
        ==============================================================
        2,500              100            -0-             2,400

        ==============================================================



      Stock Ownership -

        ==============================================================
        Shareholder            No. of Shares          Percentage
        ==============================================================
        Sunbelt Communications      100                100.00%
                Company
        ==============================================================

Schedule 4.15
Ownership of Borrowers
Page 5
----------------------------

SIERRA RADIO COMPANY
Subsidiary Capital Stock:

      Number of Shares -

        ==============================================================
        Authorized       Issued and         Treasury        Unissued
                        Outstanding
        ==============================================================
        2,500               100                -0-            2,400

        ==============================================================



      Stock Ownership -

        ==============================================================
        Shareholder.                No. of Shares       Percentage
        ==============================================================
        Sunbelt Communications          100                100.00%
                Company
        ==============================================================



RADIO NEWS COMPANY
Subsidiary Capital Stock:

      Number of Shares -

        ==============================================================
        Authorized      Issued and      Treasury        Unissued
                        Outstanding
        ==============================================================
        2,500              100            -0-            2,400

        ==============================================================



      Stock Ownership -

        ==============================================================
        Shareholder                No. of Shares          Percentage
        ==============================================================
        Sunbelt Communications          100                100.00%
                Company
        ==============================================================

Schedule 4.15
Ownership of Borrowers
Page 6
--------------------------

RUBY MOUNTAIN BROADCASTING COMPANY
Subsidiary Capital Stock:

      Number of Shares -
        ==============================================================
        Authorized           Issued and      Treasury        Unissued
                             Outstanding
        ==============================================================
        2,500                   100             -0-            2,400

        ==============================================================



      Stock Ownership -

        ==============================================================
        Shareholder                No. of Shares          Percentage
        ==============================================================
          Sunbelt Communications        100                100.00%
                  Company
        ==============================================================







                Remainder of This Page Intentionally Left Blank

Schedule 4.15
Ownership of Borrowers
Page 7
------------------------


BEARTOOTH COMMUNICATIONS COMPANY
Subsidiary Capital Stock:

      Number of Shares -

        ==============================================================
        Authorized      Issued and      Treasury        Unissued
                        Outstanding
        ==============================================================
        25,000             1,000          -0-            24,000

        ==============================================================



      Stock Ownership -

        ==============================================================
        Shareholder              No of Shares          Percentage
        ==============================================================
         Sunbelt Communications      800**                80.00%
                 Company

        J.W. Radeck                  100**                10.00%

        William Sanders              100**                10.00%
        ==============================================================

**700 of those shares owned by Sunbelt (as evidenced by Stock Certificate No.2), and all of those shares owned by Mrs. Radeck and Mr. Sanders (as evidenced by Stock Certificate No(s). 3 and 4 respectively) are subject to certain rights and/or restrictions as more particularly described in the Stock Contribution, Put and Redemption Agreement by and between Beartooth, Sunbelt, Mrs. Radeck and Mr. Sanders dated as of May 5, 1997; a true and correct copy of which has previously been delivered to AT&T.

                                 SCHEDULE 4.19
                                 -------------

                             Environmental Matters


                                      NONE

                                 SCHEDULE 4.20
                                 -------------
                Studio and Tower Sites, Other Real Estate Owned
                -----------------------------------------------



VALLEY BROADCASTING COMPANY
 Studio:
 -------

        a. Record Owner:           Valley Broadcasting Company
        b. Street Address:         1500 Foremaster Lane
                                   Lasvegas,NV 89101


Transmitter/Antenna:
--------------------


        a. Record Owner;           Fidelity Properties
        b. Date of Lease 1:        July 20, 1988
        c. Expiration Date:        July 19, 1997
        d. Date of Lease 2:        September 27, 1996; Commencing July 20, 1997
        e. Expiration Date:        July 31, 2001
        f. Renewal Options:        None
        g. Legal Description:      Black Mountain
                                   Section 25, Township 22 South, Range 62
                                   East, MDM
                                   Henderson, Nevada


YUMA BROADCASTING COMPANY
 Studio:
 -------

        a. Record Owner:           Yuma Broadcasting Company
        b. Street Address:         1385 S. Pacific Avenue
                                   Yuma,AZ 85365

Transmitter/Antenna:
--------------------

        a. Record Owner:           Bureau of Land Management
        b. Date of Grant:          December 28, 1987
        c. Expiration Date:        December 27, 2017
        d. Renewal Options:        May be renewed at expiration
        e. Legal Description:      Black Mountain, California
                                   40 Kilometers Northwest of Yuma, Arizona
                                   Sections 11 and 12, Township 13 South, Range
                                   30 East, SBM
                                   Imperial County, California

Loan Agreement - Schedule 4.20
Page 2
--------------------------------

SIERRA BROADCASTING COMPANY
 Studio:
 -------


a. Record Owner:                   Sierra Broadcasting Company
b. Street Address:                 1790 Vassar Street
                                   Reno, NV 89502

Transmitter/Antenna:
--------------------
     a. Record Owner:              Bureau of Land Management
     b. Date of Grant:             August 30, 1961
     c. Expiration Date:           August 20, 2011
     d. Renewal Options:           None
     e. Legal Description:         Red Peak
                                   4.1 miles North of Reno Post Office
                                   Reno, Nevada


OREGON TRAIL BROADCASTING COMPANY
 Pocatello Studio:
 -----------------


     a. Record Owner:              Oregon Trail Broadcasting Company
     b. Street Address:            902 East Sherman
                                   Pocatello, ID 83201

Idaho Falls Satellite Studio:
-----------------------------

     a. Record Owner:              Washington Federal Savings and Loan
     b. Date of Lease:             February 4, 1986
     c. Expiration Date:           Month-to-Month
     d. Street Address:            482 Constitution Way
                                   Idaho Falls, ID 83402

Transmitter/Antenna:
--------------------

     a. Record Owner:              East Pocatello Stake of the Church of
                                   Jesus Christ of Latter-Day Saints
     b. Date of Lease:             March 6, 1973
     c. Expiration Date:           March 31, 1998
     d. Renewal Options:           None
     e. Legal Description:         Approximately 5 miles Northeast of center of
                                   Pocatello, Idaho Southeast 1/4 of Southwest
                                   1/4 of  Southeast 1/2 of Section 3, Township
                                   6 South, Range 35 East, BM Bannock
                                   County, Idaho

Loan Agreement - Schedule 4.20
Page 3
--------------------------------


FALLS BROADCASTING COMPANY
 Studio:
 -------
     a. Record Owner:              Gudrun L.L.C.
     b. Date of Lease:             January 10, 1996
     c. Expiration Date:           January 31, 2000
     d. Renewal Options:           May be renewed with consent 120 days prior
                                   to expiration
     e. Street Address:            1061 Blue Lakes Blvd. N.
                                   Twin Falls,ID 83301


Transmitter/Antenna:
--------------------

     a. Record Owner:              Bureau of Land Management
                                   BLM Use Permit No. IO-4600 to Radio Service
                                   Company
     b. Date of Lease:             August 17, 1988
     c. Expiration Date:           August 16, 1998
     d. Renewal Options:           None
     e. Legal Description:         Flat Top Butte
                                   8.4 Kilometers East of Jerome, Idaho
                                   Latitude 40deg 42'42" North, Longitude
                                   114 deg 24'43" West


TWO OCEAN BROADCASTING COMPANY
 Studio:
 -------

     a. Record Owner:              Horn Investment Co.
     b. Date of Lease:             December 19, 1995
     c. Expiration Date:           December 31, 1997
     d. Renewal Options:           Option to renew through December, 1999
     e. Street Address:            970 West Broadway
                                   Suite 204
                                   Jackson, WY 83001

Transmitter/Antenna:
--------------------

     a. Record Owner:              Crecelius-Lundquist Communications
     b. Date of Lease:             November 3, 1988
     c. Expiration Date:           November 2, 1993
     d. Renewal Options:           Lease continues until cancelled upon notice
                                   of 1 year
     e. Legal Description:         Snow King Mountain
                                   2.1 Kilometers Southeast of Jackson, Wyoming

Loan Agreement - Schedule 4.20
Page 4
--------------------------------


SIERRA RADIO COMPANY
 Studio:
 -------


     a. Record Owner:              Sierra Broadcasting Company
     b. Street Address:            1790 Vassar Street
                                   Reno,NV 89502

Transmitter/Antenna:
--------------------
     a. Record Owner:              High Sierra Communications
     b. Date of Lease:             Unknown
     c. Expiration Date:           Unknown
     d. Renewal Options:           Unknown
     e. Legal Description:         Red Peak
                                   4.1 miles North of Reno Post Office
                                   Reno, Nevada


BEARTOOTH COMMUNICATIONS COMPANY
 Studio:
 -------


     a. Record Owner:              Beartooth Communications Company
     b. Street Address:            2433 North Montana Avenue
                                   Helena, Montana 59604

Transmitter/Antenna:
--------------------

     a. Record Owner:              USDA Forest Service
     b. Dateofleease:              02/11/94
     c. Expiration Date:           12/31/03 (Application for New Permit is
                                   Pending)
     d. Renewal Options:           Unknown at this Time
     e. Legal Description:         National Forest System land identified as a
                                   portion of the Hogback Mountain
                                   Communications Site, within Section 3, T.
                                   12N., R. 1 W., PMM.

                             REMAINDER OF THIS PAGE
                            INTENTIONALLY LEFT BLANK

Loan Agreement - Schedule 4.20
Page 5
--------------------------------

RUBY MOUNTAIN BROADCASTING COMPANY
 Studio;
 -------

     a. Record Owner:              Great Basin College
     b. Date of Lease:             July 27, 1996
     c. Expiration Date:           July 27, 2046
     d. Renewal Options:           Option to renew once for period of 25 years
     e. Street Address:            1025 Chiton Circle
                                   Elko, Nevada 89801

Transmitter/Antenna:

     a. Record Owner:              Elko Television Translator District
     b. Date of Lease:             February 20, 1997
     c. Expiration Date:           February 19, 2007
     d. Renewal Options:           Options to renew for 4 successive 10 year
                                   periods
     e. Legal Description:         Grindstone Mountain
                                   Elko County, NV

Loan Agreement- Schedule 4.20
Page -6-
--------------------------------


VALLEY BROADCASTING COMPANY

Condo:
------
     a. Record Owner:         Valley Broadcasting Company
     b. Address:              521 South Maryland Parkway - Unit# A-5
                              Las Vegas, NV 89101


Condo:
------
     a. Record Owner:         Valley Broadcasting Company
     b. Address:              Lot# 38 of Tanglewood Vistas
                              2121 White Tail Way
                              Flagstaff, AZ 86004


Condo:
------
     a. Record Owner:         James E. Rogers and Beverly Rogers,
                              Husband and Wife as joint tenants (1)
     b. Address:              3118 South Kennewick Drive - Unit# 3
                              Las Vegas, NV 89121





(1) In process of being quitclaimed to Valley Broadcasting Company

Loan Agreement- Schedule 4.20
Page -7-
--------------------------------


OREGON TRAIL BROADCASTING COMPANY

Estate - 4.31 acres known as T.R. NE4NE4 Tax 207 Parcel 2 and structures:
-------------------------------------------------------------------------
     a. Record Owner:         Oregon Trail Broadcasting Company
     b. Address:              5688 Bannock Highway
                              Pocatello, ID 83204


Bank Parking Lot:
-----------------
     a. Record Owner:         Sunbelt Broadcasting Company
     b. Address:              Lots 6,7,8,9, & 10 Block 324 Pocatello Townsite
                              Bannock County, Pocatello, ID 83204

Loan Agreement- Schedule 4.20
Page -8-
--------------------------------


RADIO NEWS COMPANY

Transmitter Site:
-----------------
     a. Record Owner:         Radio News Company
     b. Address description:  Kyle Canyon Road Site, identified as
                              Government Lot 27 in the northeast quarter of the northwest quarter of Section 3, Township 19 south, Range 59 east, M.D.B. & M., excepting therefrom the north thirty feet and the south 30 feet as conveyed to the County of Clark for road purposes, by Grant, Bargain, Sale Deed recorded April 14,
                              1992 in Book 920414 as Document No. 00684, in the
                              County of Clark, State of Nevada

Loan Agreement- Schedule 4.20
Page -9-
------------------------------

SIERRA BROADCASTING COMPANY

House and Property:
-------------------
     a. Record Owner:         Valley Broadcasting Company
     b. Address:              6220 Fieldstone
                              Reno, NV 89523

Loan Agreement- Schedule 4.20
Page -10-
--------------------------------


BEARTOOTH COMMUNICATIONS COMPANY

House
-----
     a. Record Owner:         James E. Rogers and Beverly Rogers,
                              husband and wife as joint tenants (1)

     b. Address:              62 Park Drive
                              Clancy, MT 59634





(1) In process of being quitolaimed to Valley Broadcasting Company

                                  SCHEDULE 6.05
                                  -------------
                         PERIODIC REPORTING-CERTIFICATE
                         ------------------------------
                                                   ,1998



AT&T Commercial Finance Corporation, as Agent
44 Whippany Road
Morristown, New Jersey 07962

Gentlemen:

        As required by Section 6.05(c) of that certain Amended and Restated Loan Agreement dated May 18,1998 (the "Loan Agreement") by and between AT&T COMMERCIAL FINANCE CORPORATION and other financial institutions referred to therein, as Lenders (the "Lenders"), you, as Agent (the "Agent") for the Lenders, and SUNBELT COMMUNICATIONS COMPANY, VALLEY BROADCASTING COMPANY, YUMA BROADCASTING COMPANY, SIERRA BROADCASTING COMPANY, OREGON TRAIL BROADCASTING COMPANY, FALLS BROADCASTING COMPANY, TWO OCEAN BROADCASTING COMPANY, SIERRA RADIO COMPANY, RADIO NEWS COMPANY, RUBY MOUNTAIN BROADCASTING COMPANY and BEARTOOTH COMMUNICATIONS COMPANY [other New Subsidiaries to be added, as necessary] (collectively, the "Borrowers"), a review of the activities of the Borrowers for the fiscal year and/or fiscal period ending []. 19[] (the "Fiscal Period") and the trailing twelve (12) month period ending [], 19[] (the "Trailing Twelve Months") has been made under my supervision with a view to determining whether the Companies (as such term is defined in the Loan Agreement) have kept, observed, performed and fulfilled all of their respective obligations under the Loan Agreement and all other agreements or undertakings contemplated thereby, and to the best of my knowledge, neither an Event of Default nor an Unmatured Event of Default (as such terms are defined in the Loan Agreement) has occurred and is continuing.

        I further certify that the amounts set forth below, with abbreviated descriptions, to the best of my knowledge accurately present amounts required to be calculated by various covenants of the Loan Agreement as of the last day of the Fiscal Period. Unless expressly specified herein, all terms used herein have the identical meanings as in the Loan Agreement.

           1.    SECTION 5.01 - CONSOLIDATED AFTER TAX CASH FLOW
                 ------------- ---------------------------------

                 Consolidated Net Income of the Companies (after deduction of all Corporate Overhead, management fees and other compensation)


           Add Back:

                 Interest Expense                                   $___________
                 Depreciation                                       $___________
                 Amortization                                       $___________
                 Non-Cash Expenses                                  $___________
                 Interest Expense                                   $___________
                 Taxes in Respect of Income and Profits             $___________

           Minus:

                   Programming Payments                                      $___________
           Equals: Consolidated Net Operating Income                         $___________
           Minus:
                   Cash Payments Made in Respect of Taxes     $___________

           Equals: Consolidated After Tax Cash Flow           $___________

         2.     SECTION 5.02 - KVBC-TV NET OPERATING INCOME
                ------------- -----------------------------

      Net Income (loss) of KVBC-TV, operated by               $
          Valley Broadcasting Company, for
          Trailing Twelve Months (after deducting
          Corporate Overhead):

  Less: extraordinary income or non-cash gains                $

  Adjustment for Trade Income (Loss), if any                  $

  Net Income (Loss)                                           $

  Add Back:

  Depreciation                                                $
  Amortization                                                $
  Interest Expense                                            $
  Other Non-cash Expenses                                     $
  Income Taxes                                                $

Less: Programming Payments                                    $

Equals Net Operating Income of KVBC-TV for                                   $
Trailing Twelve Months
Add Back: Corporate Overhead paid for period                  $
Total                                                                         $

Minimum Required                                                              $

         3.      SECTION 5.03 - DEBT SERVICE COVERAGE
                 ------------- ----------------------

    Senior Debt Service for Trailing Twelve Months:
      Principal required to be paid on Senior Debt of Companies         $
      Interest required to be paid on Senior Debt of Companies          $
      Total Senior Debt Service                                         $

    Ratio of Consolidated Net Operating Income (from            ___________:1.00
    paragraph 1) to Senior Debt Service for Trailing Twelve
    Months

    Minimum Required                                            ___________:1.00


             4.      SECTION 5.04 - SENIOR DEBT TO AFTER TAX CASH FLOW
                     ------------- -----------------------------------

    Outstanding Balance of Senior Date as of last day of Fiscal         $
    Period:
    Consolidated After Tax Cash Flow (from paragraph 1)                 $
    Ratio of Senior Debt to After Tax Cash Flow                 ___________:1.00
    Maximum Permitted                                           ___________:1.00


         5.       SECTION 5.05 - FIXED CHARGE COVERAGE RATIO: CURRENT RATIO
                  ------------- --------------------------------------------

    (a) Total Debt Service for Trailing Twelve Months                  $

    PLUS Capital Expenditures                                          $

    PLUS Taxes paid                                                    $

    EQUALS Fixed Charges                                               $

    Ratio of Combined Net Operating Income to Fixed Charges     ___________:1.00

    Minimum Required                                                   1.10:1.00

    (b) Current Assets (exclusive of accounts over 120 days             $
        from date of invoice)

         Current Liabilities                                            $

    Ratio of Current Assets to Current Liabilities              ___________:1.00

    Minimum Re Required                                                1.50:1.00

         6.     SECTION 5.06 - CAPITAL EXPENDITURES
                ------------- ---------------------

    Capital Expenditures (Sunbelt year-to-date)                        $
    Capital Expenditures (Valley year-to-date)                         $
    Capital Expenditures (Yuma year-to-date)                           $
    Capital Expenditures (Sierra year-to-date)                         $
    Capital-Expenditures (Oregon Trail year-to-date)                   $
    Capital Expenditures (Falls year-to-date)                          $
    Capital Expenditures (Two Ocean year-to-date)                      $
    Capital Expenditures (Sierra Radio year-to-date)                   $
    Capital Expenditures (Radio News year-to-date)                     $
    Capital Expenditures (Ruby Mountain year-to-date)                  $
    Capital Expenditures (Beartooth year-to-date)                      $
    Capital Expenditures (other Companies, as needed)                  $

    Consolidated Capital Expenditures (year-to-date)                   $


    Maximum Permitted                                                $_________



         7.       SECTION 5.07 - OFFICER COMPENSATION AND CORPORATE OVERHEAD;
                  ------------- ---------------------------------------------
                  CONSULTING FEE
                  --------------

Maximum Permitted                                                [$4,600,000.00]

         8.       SECTION 5.08 - RESTRICTED PAYMENTS
                  ------------- --------------------

The Companies have made the following Restricted Payments during the current Fiscal Year: [ to be completed by Companies]


                                          Very truly yours,

                                  SCHEDULE 6.15

                          CORRECTIVE ACTION TO BE TAKEN

                                      None

                        SCHEDULE 7.01 TO LOAN AGREEMENT
                        -------------------------------
                                  Indebtedness
                                  ------------

                                                                                                                  3/31/98
   Promissory Note             Holder                       Matures      Purpose                                  Balance
   -----------                 ------                       -------      -------                               ------------
  $4,500,000.00         Janet Frazier Rogers                April-07      Redemption of Sunbelt Stock           4,500,000.00

    $400,000.00         Gloria J. Tester                    Sep-00        Redemption of Sunbelt Stock             308,563.40

    $400,000.00         American Federal Savings Bank       Sep-12        Deed of Trust on Helena House           244,400.05

    $117,600.00         Bank of America                     Sep-08        Deed of Trust on Reno House              93,863.60

    $203,000.00         Norwest                             Feb-11        Deed of Trust on Pocatello House        185,027.12

    $298,241.00         Hall, Phillips, Phillips            Aug-99        Deed of Trust on Las Vegas Studio       144,254.56

     $90,300.00         Colonial Mortgage                   Jan-28        Deed of Trust on Las Vegas Condo         90,102.68

    $100,600.00         Colonial Mortgage                   Jan-28        Deed of Trust on Flagstaff Condo        100,380.15

    $297,579.00         Bank of America                     Mar-00        Deed of Trust on Black Mountain Site     35,768.93

    $600,000.00         Cessna Finance Corp.                Aug-06        Note - Collateralized by Airplane       537,706.64

  $1,021,905.26         Ford Motor Credit                   Various       49 Notes - Collateralized by Vehicles   634,018.55

    $900,000.00         Community Bank of Nevada            Mar-99        Unsecured Note - Equipment              651,029.74
                                                                          No Security Interest Given

    $162,900.00         Pioneer Citizens Bank               Mar-99        Unsecured Notes - Vehicles              154,900.00
                                                                          No Security Interest Given

                        Pioneer Citizens Bank               Various       Unsecured Notes - Various equipment   1,403,664.88
                                                                          No Security Interest Given

                        Various                             Aug-01        Unsecured Notes                          21,680.70

  $1,500,000.00         Pioneer Citizens Bank                             Unsecured Note - To fund build out of          -
                                                                          Helena, MT studio

                                SCHEDULE 7.02 TO LOAN AGREEMENT
                                -------------------------------
                                             Liens
                                             -----
                                                                                      3/31/98
        Holder                    Matures              Purpose                        Balance
-----------------------------------------------------------------------------------------------
American Federal Savings Bank      Sep-12    Deed of Trust on Helena House           244,400.05
Bank of America                    Sep-08    Deed of Trust on Reno House              93,863.60
Norwest                            Feb-11    Deed of Trust on Pocatello House        185,027.12
Hall, Phillips, Phillips           Aug-99    Deed of Trust on Las Vegas Studio       144,254.56
Colonial Mortgage                  Jan-28    Deed of Trust on Las Vegas Condo         90,102.68
Colonial Mortgage                  Jan-28    Deed of Trust on Flagstaff Condo        100,380.15
Bank of America                    Mar-00    Deed of Trust on Black Mountain Site     35,768.93
Cessna Finance Corp.               Aug-06    Note - Collateralized by Airplane       537,706.64
Ford Motor Credit                 Various    49 Notes - Collateralized by Vehicles   634,018.55

                                SCHEDULE 12.01A
                                ---------------

                           ASSIGNMENT AND ACCEPTANCE
                           -------------------------


      THIS ASSIGNMENT AND ACCEPTANCE ("this AGREEMENT") is made this ____ day of _____________, ____, by and between _______________________ ("ASSIGNOR"), and
_________________________ ("ASSIGNEE").

      1. RECITALS. (a) Assignor is a party to the Amended and Restated Loan Agreement dated as of May 18, 1998 (which, as the same has been and may from time to time be amended, modified, renewed, extended or restated, is hereinafter called the "LOAN AGREEMENT") among SUNBELT COMMUNICATIONS COMPANY, a Nevada corporation ("SUNBELT"); VALLEY BROADCASTING COMPANY, a Nevada corporation ("VALLEY"); YUMA BROADCASTING COMPANY, a Nevada corporation ("YUMA"); SIERRA BROADCASTING COMPANY, a Nevada corporation ("SIERRA"); OREGON TRAIL BROADCASTING COMPANY, a Nevada corporation ("OREGON TRAIL"); FALLS BROADCASTING COMPANY, a Nevada corporation ("FALLS"); TWO OCEAN BROADCASTING COMPANY, a Nevada corporation ("TWO OCEAN"); SIERRA RADIO COMPANY, a Nevada corporation ("SIERRA RADIO"); RADIO NEWS COMPANY, a Nevada corporation ("RADIO NEWS"); RUBY MOUNTAIN BROADCASTING COMPANY, a Nevada corporation ("RUBY MOUNTAIN"); and BEARTOOTH COMMUNICATIONS COMPANY, a Nevada corporation ("BEARTOOTH") (collectively, the "BORROWERS"), certain persons named therein as "LENDERS" and AT&T COMMERCIAL FINANCE CORPORATION, as Agent for the Lenders (the "AGENT").

      (b) Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

      (c) Immediately prior to the assignment and assumption provided herein, Assignor's Commitments and its outstanding Loans are as specified in SCHEDULE A attached hereto. Assignor desires to assign and delegate to Assignee, and Assignee desires to acquire and assume from Assignor, a portion (the "PURCHASED PERCENTAGE") of Assignor's Tranche A [or B] Commitment/outstanding Tranche A [or B] Loans and all related claims for interest and fees after the Effective Date (as defined below).

      2. ASSIGNMENT. For and in consideration of the assumption of obligations by Assignee set forth in SECTION 3 hereof and the other consideration set forth herein, and effective as of __________, _____ which date is at least five (5) Business Days following the execution hereof (the "EFFECTIVE DATE"), Assignor does hereby sell, assign, transfer and convey all of its right, title and interest in and to, and does hereby delegate its obligations in respect of, the Purchased Percentage of the Tranche A Commitment/Tranche B Commitment of Assignor (as in effect on the Effective Date) and all Tranche A [or B] Loans made by Assignor and outstanding on the Effective Date and the Loan Agreement and the other Loan Documents. Pursuant to ARTICLE XII of the Credit Agreement, on and after the Effective Date, Assignee shall have the rights, benefits and obligations of a Lender under the Loan Documents with respect to the Purchased Percentage of the Loan Documents. After giving effect to the assignment and delegation provided herein, the respective Commitments and outstanding Loans of the parties hereto shall be as set forth on SCHEDULE A hereto, which Schedule also contains certain additional information with respect to Assignee.

      3. ASSUMPTION. For and in consideration of the assignment of rights by Assignor set forth in Section 2 hereof and the other consideration set forth herein, and effective as of the

Effective Date, Assignee does hereby accept the foregoing assignment of rights and delegation of obligations, and does hereby assume and covenant and agree fully, completely and timely to perform, comply with and discharge, each and all of the obligations, duties and liabilities of Assignor under the Loan Agreement, which are assigned to Assignee hereunder, which assumption includes, without limitation, the obligation to fund the unfunded portion of the Purchased Percentage of the Assignor's Commitments in accordance with the provisions set forth in the Loan Agreement. Assignee agrees to be bound by all provisions relating to the Lenders under, and as defined in, the Loan Agreement, including, without limitation, provisions relating to the dissemination of information and the payment of indemnification. From and after the Effective Date, Assignee shall be a party to the Loan Agreement and Assignor is released from Assignor's obligations with respect to the Purchased Percentage.

      4. FEES; ETC. Assignor and Assignee have made arrangements with respect to
(a) the portion, if any, to be paid, and the date or dates for payment, by Assignor to Assignee of any fees heretofore received by Assignor pursuant to the Loan Agreement prior to the Effective Date and (b) the portion, if any, to be paid, and the date or dates for payment, by Assignee to Assignor of fees or interest received by Assignee pursuant to the Loan Agreement from and after the Effective Date.

      5. PAYMENT OBLIGATIONS. On and after the Effective Date, Assignee shall be entitled to receive all payments of principal, interest and fees with respect to the Purchased Percentage of Assignor's Commitments and Loans. In consideration for the sale and assignment of Loans hereunder, (i) on the date of execution hereof, Assignee shall pay to the Agent any registration and processing fee required to be paid pursuant to the Loan Agreement, and (ii) on the Effective Date, Assignee shall pay Assignor an amount equal to the Purchased Percentage of all Tranche A Loans made by Assignor outstanding on the Effective Date or such other purchase price for the Purchased Percentage agreed to by Assignor and Assignee. On and after the Effective Date, Assignee will also remit to Assignor any amounts of interest on Loans and fees received by Assignee which relate to the Purchased Percentage of Loans made by Assignor accrued for periods prior to the Effective Date. In the event that either party hereto receives any payment to which the other party hereto is entitled under this Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.


      6. REPRESENTATIONS AND CERTAIN AGREEMENTS.

      (a) ASSIGNEE'S REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Assignee represents, warrants and agrees to and with Assignor as follows:

          (i) Assignee ha full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to fulfill its obligations under, and consummate the transactions contemplated by, this Agreement;

          (ii) the making and performance by Assignee of this Agreement and all documents required to be executed and delivered by it hereunder do not and will not violate any law or regulation of the jurisdiction of its organization or any other law or regulation applicable to it;


          (iii) this Agreement ha been duly executed and delivered by it and constitutes the legal, valid and binding obligations of Assignee, enforceable against it in accordance with its terms;

          (iv) all approvals and authorizations of, all filings with and all actions by any governmental or other administrative or judicial authority necessary for the validity or enforceability of Assignee's obligations under this Agreement have been obtained;

          (v) Assignee has received a copy of the Loan Agreement and the other Loan Documents, together with copies of the most recent financial statements delivered pursuant to SECTIONS 6.05(a), (b) and (c) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement;

          (vi) Assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement and the other Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and

          (vii) Assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender, including, without limitation, obligations to make Loans to the full amount of the portion of the Commitments acquired by Assignee.

     (b) ASSIGNOR'S REPRESENTATIONS AND WARRANTIES. Assignor represents and warrants to Assignee as follows:

         (i) Assignor has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to fulfill its obligations under, and consummate the transactions contemplated by, this Agreement;

         (ii) the making and performance by Assignor of this Agreement and all documents required to be executed and delivered by it hereunder do not and will not violate any law or regulation of the jurisdiction of its organization or any other law or regulation applicable to it;

         (iii) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligations of Assignor, enforceable against it in accordance with its terms;

         (iv) all approvals and authorizations of, all filings with and all actions by any governmental or other administrative or judicial authority necessary for the validity or enforceability of Assignor's obligations under this Agreement have been obtained;

         (v) the amounts of Assignor's respective Commitments and the aggregate outstanding principal amount of the Loans held by the Assignor are, on and as of the date of this Agreement (immediately prior to giving effect to the sale, assignment and transfer contemplated by SECTION 2), correctly set forth in SCHEDULE A hereto; and

         (vi) immediately prior to giving effect to the sale, assignment and transfer contemplated by SECTION 2, the Assignor has good title to, and is the sole legal and beneficial owner of, the Purchased Percentage, free and clear of all liens, security interests, participations and other encumbrances.

     7. CREDIT DETERMINATION; LIMITATIONS ON ASSIGNOR'S LIABILITY. It is understood and agreed that Assignee has independently made its own credit determinations and analysis based upon such information as Assignee deems sufficient to enter into the transactions contemplated hereby and not based on any statements or representations by Assignor or the Agent and that it will, independently and without reliance upon Assignor, any other Lender or the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement. It is understood and agreed that the assignment and assumption hereunder are made WITHOUT RECOURSE to Assignor and that Assignor makes no representation or warranty of any kind to Assignee (except as set forth in SECTION 6(b) above) and shall not be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency, value or collectibility of the Loan Agreement or any other Loan Document, including without limitation, documents granting the Assignor and other Lenders a security interest in assets of the Borrowers, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrowers, (iv) the performance or compliance with any of the terms or provisions of any of the Loan Documents,
(v) inspecting any of the property, books or records of the Borrowers or (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans. Neither Assignor nor any of its officers, directors, employees, agents or attorneys shall be liable for any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents, except for its or their own gross negligence or willful misconduct.


     8. INDEMNITY. Assignee agrees to indemnify and to hold harmless Assignor from and against any and all losses, costs, damages, expenses (including, without limitation reasonable attorneys' fees) and liabilities incurred by Assignor in connection with or arising in any manner from Assignee's performance or nonperformance of obligations assumed under this Agreement.

     9. SUBSEQUENT ASSIGNMENTS. After the Effective Date, Assignee shall have the right to assign the rights which are assigned to Assignee hereunder to any entity or person, provided that (a) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (b) Assignee is not thereby released from any of its obligations to Assignor hereunder.

     10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF NEW JERSEY.

     11. NOTICES. Notices shall be given under this Agreement in the manner set forth in the Loan Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the addresses set forth under the parties' respective name(s) on the signature pages hereto.

     12. FURTHER ASSURANCES. Assignor and Assignee hereby agree to execute and deliver such other instruments, and take such other actions, as either party may reasonably request in connection with the transaction contemplated by this Agreement.

     13. EXPENSES. Each party hereto shall bear its own expenses in connection with the execution, delivery and performance of this Agreement.

     14. AMENDMENT, MODIFICATION OR WAIVER. No provision of this Agreement may be amended, modified or waived except by an instrument in writing signed by Assignor and Assignee.

     15. JURISDICTION; VENUE. Each of the parties hereto hereby submits to the nonexclusive jurisdiction of the United States District Courts for the Districts of New Jersey and of any New Jersey state courts for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, any objective which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     17. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be identical and all of which, taken together, shall constitute one instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the date first above written.


                                        _______________________________________


                                        By:____________________________________
                                        Title:_________________________________

                                        Address:
                                        Telephone:
                                        Telecopy:



                                        _______________________________________


                                        By:____________________________________
                                        Title:_________________________________

                                        Address:
                                        Telephone:
                                        Telecopy:


                                        _______________________________________


ACKNOWLEDGED:

AT&T COMMERCIAL FINANCE
CORPORATION, AS AGENT

By:__________________________

                                                            SCHEDULE A
                                                            TO ASSIGNMENT AND
                                                            ACCEPTANCE AGREEMENT
                                                            --------------------

                       LIST OF LENDING OFFICES, ADDRESSES
                  FOR NOTICES AND COMMITMENT AND LOAN AMOUNTS
                  -------------------------------------------


ASSIGNOR:

[Insert Name of Assignor)
________________________________________________________________________________
                                  Tranche A        Tranche B
                         Loans    Commitment      Commitment
________________________________________________________________________________
Original Amount      $__________  $__________     $__________

Original Percentage     _____%       _____%           _____%
________________________________________________________________________________


Following assignment of the Purchased Percentage, Assignor's portions of the Commitment and outstanding Term Loans will be as follows:

________________________________________________________________________________
                                  Tranche A        Tranche B
                         Loans    Commitment      Commitment
________________________________________________________________________________
Revised Amount      $__________  $__________     $__________

Revised Percentage     _____%       _____%           _____%
________________________________________________________________________________

ASSIGNEE:

[Insert Name of Assignee]

________________________________________________________________________________
                                            Tranche A        Tranche B
                                 Loans      Commitment      Commitment
________________________________________________________________________________
Original Amount, if any       $__________  $__________     $__________

Original Percentage, if any      _____%       _____%           _____%
________________________________________________________________________________

Following assignment of the Purchased Percentage, Assignee's portions of the Commitments and outstanding Loans will be as follows:

________________________________________________________________________________
                                  Tranche A        Tranche B
                       Loans      Commitment      Commitment
______________________________________________________________________
New Amount         $__________  $__________     $__________

New Percentage         _____%       _____%           _____%
________________________________________________________________________________

Address for Notices:
--------------------

[Address]
Attention:      _______________________
Telephone:
Telecopy:       _________________________
Telephone:
Confirmation: ________________________

                      NOTICE OF ASSIGNMENT AND ACCEPTANCE
                      -----------------------------------


To:     Sunbelt Communications Company,
        Valley Broadcasting Company,
        Yuma Broadcasting Company,
        Sierra Broadcasting Company,
        Oregon Trail Broadcasting Company,
        Falls Broadcasting Company,
        Two Ocean Broadcasting Company,
        Sierra Radio Company,
        Radio News Company,
        Ruby Mountain Broadcasting Company, and
        Beartooth Communications Company
        1500 Foremaster Lane
        Las Vegas, Nevada 89101

From:   [Name of Assignor] ("ASSIGNOR")
        [Name of Assignee] ("ASSIGNEE")

                                             ______________________,____________

     1. We refer to the Amended and Restated Loan Agreement, dated as of May _____, 1998 (as it may be amended, modified, renewed or extended from time to time, the "LOAN AGREEMENT") among SUNBELT COMMUNICATIONS COMPANY, a Nevada corporation ("SUNBELT"); VALLEY BROADCASTING COMPANY, a Nevada corporation ("VALLEY"); YUMA BROADCASTING COMPANY, a Nevada corporation ("YUMA"); SIERRA BROADCASTING COMPANY, a Nevada corporation ("SIERRA"); OREGON TRAIL BROADCASTING COMPANY, a Nevada corporation ("OREGON TRAIL"); FALLS BROADCASTING COMPANY, a Nevada corporation ("FALLS"); TWO OCEAN BROADCASTING COMPANY, a Nevada corporation ("TWO OCEAN"); SIERRA RADIO COMPANY, a Nevada corporation ("SIERRA RADIO"); RADIO NEWS COMPANY, a Nevada corporation ("RADIO NEWS"); RUBY MOUNTAIN BROADCASTING COMPANY, a Nevada corporation ("RUBY MOUNTAIN"); and BEARTOOTH COMMUNICATIONS COMPANY, a Nevada corporation ("BEARTOOTH")(collectively, the "BORROWERS"), certain lenders who are parties thereto (each a "LENDER" and collectively the "LENDERS"), the above-referenced Assignor and AT&T COMMERCIAL FINANCE CORPORATION, in its separate capacity as Agent for the Lenders. Capitalized terms used herein without definition have the meanings assigned to them in the Loan Agreement.

     2. This Notice of Assignment and Acceptance (this "NOTICE") is given and delivered to the Borrowers, the Lenders and the Agent pursuant to ARTICLE XII of the Loan Agreement.

     3. Assignor and the above-referenced Assignee have entered into an Assignment and Acceptance, dated as of__________,____ (the "ASSIGNMENT AGREEMENT"), pursuant to which, among other things, Assignor has sold, assigned, delegated and transferred to Assignee, and Assignee has purchased, accepted and assumed from Assignor, a portion of Assignor's rights and obligations under the Loan Agreement and the other Loan Documents such that Assignee's percentage of the aggregate Commitments and the outstanding Tranche A [or B] Loans shall be as set forth in SCHEDULE A to the Assignment Agreement enclosed herewith (which Schedule also sets forth Assignor's percentage of the Commitments and outstanding Loans prior to such transfer), effective as of the Effective Date. The Effective Date shall be ___________, ____, provided that the Effective Date shall not occur if any condition precedent explicitly agreed to in writing by Assignor and Assignee has not been satisfied.

     4. Assignor and Assignee hereby give to the Borrowers, the other Lenders and the Agent notice of the assignment and delegation referred to herein [must be at least one (1) Business Day's notice] and enclose a fully executed counterpart of the Assignment Agreement. Assignor will confer with the Agent before __________, _____ to determine if the assignment will become effective on such date pursuant to SECTION 3 hereof, and will confer with the Agent to determine the Effective Date pursuant to SECTION 3 hereof if it occurs thereafter. Assignor shall notify the Agent if the assignment does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent explicitly agreed to in writing by Assignor and Assignee. At the request of the Agent, Assignor will give the Agent written confirmation of the occurrence of the Effective Date.

     5. Assignee hereby confirms its acceptance and assumption of the assignment and delegation referred to herein and agrees as of the Effective Date (a) to perform fully all of the obligations under the Loan Agreement which it has assumed pursuant to the Assignment Agreement and (b) to be bound by the terms and conditions of the Loan Agreement as a "Lender".

     6. Assignor and Assignee request and agree that any payments to be made to Assignor on and after the Effective Date shall, to the extent of the assignment referred to herein, be made entirely to Assignee, it being understood that Assignor and Assignee shall make between themselves any desired allocations.

     [ 7. Assignor hereby agrees to deliver to the Agent on or before the Effective Date its original Note[s] subject to the assignment contemplated by the Assignment Agreement. Assignor and Assignee hereby request that the Borrowers deliver to the Agent on or before the Effective Date the following new Notes payable in accordance with paragraph (b)(iv) of ARTICLE XII of the Credit Agreement.

     [Describe each new Note for Assignor and Assignee with principal amount and payee.]]

     Upon receipt of the new Note(s) the superseded Note(s) will be surrendered for cancellation.

     8. Assignee advises the Agent and the other Lenders that its address for notice purposes, as well as certain other relevant information, is set forth in SCHEDULE A to the Assignment Agreement.

[Assignor]                               [Assignee]


By:____________________________          By:____________________________
Title:_________________________          Title:_________________________

             FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT


     THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT is made as of the ______ day of July, 1998, by and between

     SUNBELT COMMUNICATIONS COMPANY, a Nevada corporation ("SUNBELT"); VALLEY BROADCASTING COMPANY, a Nevada corporation ("VALLEY"); YMMA BROADCASTING COMPANY, a Nevada corporation ("YUMA"); SIERRA BROADCASTING COMPANY, a Nevada corporation ("SIERRA"); OREGON TRAIL BROADCASTING COMPANY, a Nevada corporation ("OREGON TRAIL"); FALLS BROADCASTING COMPANY, a Nevada corporation ("FALLS"); TWO OCEAN BROADCASTING COMPANY, a Nevada corporation ("TWO OCEAN"); SIERRA RADIO COMPANY, a Nevada corporation ("SIERRA RADIO"); RADIO NEWS COMPANY, a Nevada corporation ("RADIO NEWS"); RUBY MOUNTAIN BROADCASTING COMPANY, a Nevada corporation ("RUBY MOUNTAIN"); and BEARTOOTh COMMUNICATIONS COMPANY, a Nevada corporation ("BEARTOOTH") (Sunbelt, Valley, Yuma, Sierra, Oregon Trail, Falls, Two Ocean, Sierra Radio, Radio News, Ruby Mountain and Beartooth are sometirnes referred to herein individually as a "BORROWER" and collectively as the "BORROWERS");

     AT&T COMMERCIAL FINANCE CORPORATION, a Delaware corporation ("AT&T-CFC"), and the various other financial institutions which are now, or in accordance with ARTICLE XII hereof hereafter become, parties hereto and "Lenders" hereunder by execution of the signature pages to this Agreement or otherwise (collectively, the "LENDERS" and each individually, a "LENDER"); and

     AT&T COMMERCIAL FINANCE CORPORATION, a Delaware corporation, as agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the "AGENT").


                          W I T N E S S E T H  T H A T
                          - - - - - - - - - -  - - - -

     WHEREAS, the AT&T-CFC, the Agent and the Borrowers are parties to a certam Amended and Restated Loan Agreement dated as of May 18, 1998 (the "LOAN AGREEMENT"); and

     WHEREAS, the parties hereto desire to amend the Loan Agreement as hereinafter provided to set forth additional agreements and understandings with respect to the subject matter thereof;

     NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. DEFINITIONS.

     Unless otherwise defined herein, all capitalized terms used herein shall have the same meanings assigned to them in the Loan Agreement, as amended hereby.

     2. AMENDMENTS TO LOAN AGREEMENT.

     A. SECTION 5.06 of the Loan Agreement is hereby amended to read in its entirety as follows:

          "SECTION 5.06. CAPITAL EXPENDITURES.

          Without the prior written consent of the Majority Lenders, the Companies shall not make or incur Capital Expenditures in excess of (a) Five Million Dollars ($5,000,000) in the aggregate during Fiscal Year ending December 31, 1998, or (b) one hundred five percent (105%) of the maximum amount permitted to be made hereunder during the prior Fiscal Year, in each Fiscal Year beginning with the Fiscal Year ending December 31, 1999; PROVIDED, HOWEVER, that (i) Capital Expenditures to the extent financed with the proceeds of the Supplemental Line, and (ii) Capital Expenditures up to Three Million Dollars ($3,000,000) made in connection with leasehold and real estate improvements made during Fiscal Year 1998 at the Helena, Montana and Pocatello, Idaho studio sites, and (iii) Capital Expenditures made during Fiscal Year ending December 31, 1998, in connection with the acquisition of new equipment associated with the buildout of the Helena; Montana studio site, shall be excluded from the calculation of Capital Expenditures for the purposes of this SECTION 5.06."

          B. SECTION 5.07 of the Loan Agreement is hereby amended to read in its entirety as follows:

          "SECTION 5.07.  CORPORATE OVERHEAD.

          Subject to SECTION 9.03, the Companies shall not pay Corporate Overhead which exceeds (a) Six Million Dollars ($6,000,000) in the aggregate during Fiscal Year ending December 31, 1998, or (b) in each subsequent Fiscal Year, an amount equal to one hundred and five percent (105%) of the aggregate maximum amount permitted to be paid hereunder during the preceding Fiscal Year."

          C. SECTIONS 7.01 and 7.02 of the Loan Agreement are hereby amended to read in their entirety as follows:

          "SECTION 7.01. INDEBTEDNESS.

          Incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness or liability of a Company, whether direct, indirect or contingent, except:


          (a) Indebtedness to the Lender under this Agreement, the Notes, and otherwise;

          (b) Indebtedness with respect to trade obligations and other normal accruals in the ordinary course of business;

          (c) Indebtedness under Capital Leases and Purchase Money Security Agreements relating to the purchase price of office and non-essential broadcast equipment to be used in the business of the Companies to the extent such Indebtedness was permitted by ARTICLE V hereof at the time incurred;

          (d) Indebtedness to any Affiliate, provided that such Indebtedness is subject to the applicable Affiliate Subordination Agreement;

          (e) Indebtedness existing on the date hereof and described in SCHEDULE
     7.01 attached hereto; PROVIDED, HOWEVER, that the terms of such Indebtedness shall not be modified or amended, nor shall payment thereof be extended, without the prior written consent of the Lender;

          (f) Indebtedness in respect of endorsements of negotiable instruments for collection in the ordinary course of business;

          (g) Subordinated Debt consented to by the Majority Lenders; and

          (h) other Indebtedness not otherwise described in the foregoing paragraphs (a) through (g) of this SECTION 7.01 conditional upon the satisfaction of each of the following conditions:

             (i) such other Indebtedness permitted by this paragraph (h) is not secured by a lien, mortgage or security interest on any equipment or other personal property (other than motor vehicles and office equipment) or real property used by any of the Companies in the operation of their respective radio and television broadcasting businesses;

             (ii) the Majority Lenders shall have first consented in writing to any such Indebtedness which, when added to all other Indebtedness owed by the Companies, or any of them, to the same creditor would result in the aggregate principal amount of all Indebtedness owed by the Companies to such creditor exceeding One Million Dollars ($1,000,000); and

             (iii) the aggregate outstanding and unpaid principal balance of all Indebtedness permitted under SECTION 7.01(c), SECTION 7.01(e) (EXCLUSIVE, HOWEVER, of such Indebtedness owed to Janet Rogers, her heirs, successors and assigns) and Section 7.01(h) shall not exceed Six Million Dollars ($6,000,000) at any time.

          "SECTION 7.02. LIENS.

          Create, incur, assume, suffer or permit to exist any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of the assets or capital stock of a Company, now or hereafter owned, other than:

          (a) liens securing the payment of taxes, either not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which it shall have set aside on its books adequate reserves;

          (b) deposits under workmen's compensation, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or Leases, or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds arising in the ordinary course of business;

          (c) liens imposed by law, such as carriers', warehousemen's or mechanics' liens, incurred by it in good faith in the ordinary course of business, and liens with respect to judgments but only to the extent that
     (i) any such judgment does not otherwise constitute an Event of Default pursuant to clause (m) of ARTICLE VIII, and (ii) either (A) such lien is not prior or senior to any of the liens granted to the Lenders and the Agent pursuant to the Security Documents, or (B) such lien attaches solely to property of the Borrower, if any, with respect to which the Lenders and the Agent do not assert a lien.

          (d) security interests and liens in favor of the Lenders and the Agent;

          (e) Capital Leases described in SECTION 7.01(c) and security interests granted by Purchase Money Security Agreements to the extent permitted by
     SECTION 7.01(c), provided that each such lien shall at all times be limited solely to the item or items of property so acquired;

          (f) restrictions, easements and minor irregularities in title which do not and will not interfere with the occupation, use and enjoyment by the Borrower of such properties and assets in the normal course of its business as presently conducted or materially impair the value of such properties and assets for the purpose of such business;

          (g) security interests and liens securing the Indebtedness permitted by SECTION 7.01(e) to the extent set forth in said SCHEDULE 7.01;

          (h) security interests and liens securing the indebtedness permitted by SECTION 7.01(h) provided that such security interests and liens are limited to motor vehicles, office equipment and real property not used in the operation of the Companies' radio and television broadcast businesses to the extent permitted by said SECTION 7.01(h); and

          (i) any other liens existing on the date hereof and described in
     SCHEDULE 7.02 attached hereto."

          D. SECTION 9.03 of the Loan Agreement is hereby amended to read in its entirety as follows:

          "SECTION 9.03.  EFFECT ON PAYMENTS.

          If an Event of Default shall have occurred and be continuing, the Companies shall not (a) make payments in respect of Corporate Overhead in excess of Four Million Dollars ($4,000,000) per Fiscal Year, or (b) make any other Restricted Payments to the Stockholders or any Affiliates."

          E. Effective August 10, 1998, the Notice provisions applicable to the Agent set forth in SECTION 13.07 of the Loan Agreement are hereby amended to provide for Notices to the Agent as follows:

        If to the Agent:

        AT&T Commercial Finance Corporation, as Agent
        c/o Newcourt Capital
        2 Gatehall Drive
        Parsippany, New Jersey 07054
        Attention: Michael V. Monahan, Vice President

        with a copy (which shall not constitute notice) to:

        AT&T Commercial Finance Corporation, as Agent
        c/o Newcourt Capital
        2 Gatehall Drive
        Parsippany, New Jersey 07054
        Attention: Corporate Counsel

        and with a copy (which shall not constitute notice) to:

        Andrew J. Chlebus, Esq.
        Edwards & Angell, LLP
        One BankBoston Plaza
        Providence, RI 02903

        F. SCHEDULE 6.05 to the Loan Agreement is hereby amended to correspond with EXHIBIT A attached hereto and made a part hereof.

     3. The Lenders hereby consent to Beartooth's redemption of all 100 shares of the Beartooth capital stock held by William Sanders during Fiscal Year ending December 31, 1998, for the aggregate purchase price of $400,000, which sum shall be borrowed from Pioneer Citizens Bank and repaid by Beartooth prior to December 31, 1998.

     4. NO FURTHER AMENDMENTS.

     Except for the amendments set forth herein, the text of the Loan Agreement and all other Loan Documents shall remain unchanged and in full force and effect. No waiver by the Lenders or the Agent under the Loan Agreement or any other Loan Document is granted or intended except as expressly set forth herein, and the Lenders and the Agent expressly reserve the right to require strict compliance with the terms of the Loan Agreement, as amended hereby, and the other Loan Documents in all respects. The amendments agreed to herein shall not constitute a modification of the Loan Agreement, as amended hereby, such as to require further notice by the Lenders or the Agent to require strict compliance with the terms of the Loan Agreement and the other Loan Documents in the future.

     5. REPRESENTATIONS AND WARRANTIES OF THE BORROWERS.

     The Borrowers hereby represent and warrant to the Lenders and the Agent that:

        A. Each representation and warranty set forth in Article IV of the Loan Agreement, as amended hereby, is hereby restated and affirmed as true and correct as of the date hereof,

        B. The Borrowers have the power and authority to enter into this Amendment and all other agreements contemplated hereby, and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by the Borrowers;

        C. Each of this Amendment and all other agreements to be executed by the Companies and contemplated hereby has been duly authorized (by all necessary corporate action and otherwise), validly executed and delivered by the Borrowers and constitutes the legal, valid and binding obligation of the Borrowers enforceable against them in accordance with its terms;

        D. The execution and delivery of this Amendment and all other agreements to be executed by the Borrowers and contemplated hereby and the Borrowers' performance hereunder and thereunder do not and will not require the consent or approval of any governmental authority, nor be in contravention of or in conflict with the Borrowers' Articles of Incorporation, or the provisions of any statute, or any judgment, order, or indenture, instrument, agreement, or undertaking, to which any Borrower is a party or by which any Borrower or its assets or properties are or may become bound.

        E. No Event of Default or Unmatured Event of Default exists on or as of the date hereof.

     6. REFERENCES IN SECURITY DOCUMENTS.

     All references to the "Loan Agreement" in all Security Documents, and in any other documents or agreements by and between the Borrowers and their Affiliates, and each of them, and the Lenders and/or the Agent shall from and after the effective date hereof refer to, respectively, the Loan Agreement, as amended hereby, and all obligations of the Borrowers under the Agreements, as amended hereby, shall be secured by and be entitled to the benefits of said Security Documents and such other documents and agreements. All Security Documents heretofore executed by the Borrowers shall remain in full force and effect to secure the Notes, and such Security Documents, as amended hereby, are hereby ratified and affirmed.

     7. COUNTERPARTS.

     This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same agreement.

     8. APPLICABLE LAW.

     THIS AMENDMENT SHALL BE DEEMED TO BE MADE PURSUANT TO THE LAWS OF THE STATE OF NEW JERSEY WITH RESPECT TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY IN THE STATE OF NEW JERSEY AND SHALL BE CONSTRUED, INTERPRETED, PERFORMED AND ENFORCED IN ACCORDANCE THEREWITH.

     9. CAPTIONS.

     The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.

     10. LEGAL FEES.

     The Borrowers shall pay all reasonable expenses incurred by the Agent in the drafting, negotiation and closing of the documents and transactions contemplated hereby, including the reasonable fees and disbursements of the Agent's special counsel.

     11. REAFFIRMATION.

     Except as amended hereby, the Loan Agreement shall remain in full force and effect and are in all respects hereby ratified and affirmed.

     IN WITNESS WHEREOF, the Lenders, the Agent and the Borrowers have caused this Amendment to be duly executed as a sealed instrument by their respective duly authorized officers, as applicable, all as of the day and year first above written.


                                          AT&T COMMERCIAL FINANCE
                                          CORPORATION, individually and as
                                          Agent


                                          By:
                                             ------------------------------
                                          Title:

                                          SUNBELT COMMUNICATIONS
                                          COMPANY


                                          By: /s/ James E. Rogers
                                             ------------------------------
                                          Title:  President

                                          VALLEY BROADCASTING
                                          COMPANY


                                          By: /s/ James E. Rogers
                                             ------------------------------
                                          Title: President


                                          YUMA BROADCASTING COMPANY


                                          By: /s/ James E. Rogers
                                             ------------------------------
                                          Title: President


                                          SIERRA BROADCASTING COMPANY


                                          By: /s/ James E. Rogers
                                             ------------------------------
                                          Title: President


                                          OREGON TRAIL BROADCASTING
                                          COMPANY


                                          By: /s/ James E. Rogers
                                             ------------------------------
                                          Title: President


                                          FALLS BROADCASTING COMPANY


                                          By: /s/ James E. Rogers
                                             ------------------------------
                                          Title: President



                                          TWO OCEAN BROADCASTING
                                          COMPANY


                                          By: /s/ James E. Rogers
                                             ------------------------------
                                          Title: President

                                          SIERRA RADIO COMPANY


                                          By: /s/ James E. Rogers
                                             ------------------------------
                                          Title: President



                                          RADIO NEWS COMPANY


                                          By: /s/ James E. Rogers
                                             ------------------------------
                                          Title: President



                                          RADIO SALES COMPANY


                                          By: /s/ James E. Rogers
                                             ------------------------------
                                          Title: President


                                          RUBY MOUNTAIN BROADCASTING
                                          COMPANY


                                          By: /s/ James E. Rogers
                                             ------------------------------
                                          Title: President


                                          BEARTOOTH COMMUNICATIONS
                                          COMPANY


                                          By: /s/ James E. Rogers
                                             ------------------------------
                                          Title: President

                                          Consented to as of date first above
                                             written.


                                          /s/ James E. Rogers
                                          -----------------------------------
                                             [James E. Rogers]

                                          JAMES E. ROGERS, AS TRUSTEE OF
                                          THE JAMES E. ROGERS TRUST
                                          UNDER TRUST AGREEMENT DATED
                                          OCTOBER 9, 1997


                                          /s/ James E. Rogers
                                          -----------------------------------
                                             James E. Rogers, as Trustee

            SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT


     THIS SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT is made as of the 14th day of September, 1998, by and between

     SUNBELT COMMUNICATIONS COMPANY, a Nevada corporation ("SUNBELT"); VALLEY BROADCASTING COMPANY, a Nevada corporation ("VALLEY"): YUMA BROADCASTING COMPANY, a Nevada corporation ("YUMA"); SIERRA BROADCASTING COMPANY, a Nevada corporation ("SIERRA"); OREGON TRAIL BROADCASTING COMPANY, a Nevada corporation ("OREGON TRAIL"); FALLS BROADCASTING COMPANY, a Nevada corporation ("FALLS"); TWO OCEAN BROADCASTING COMPANY, a Nevada corporation ("TWO OCEAN"); SIERRA RADIO COMPANY, a Nevada corporation ("SIERRA RADIO"); RADIO NEWS COMPANY, a Nevada corporation ("RADIO NEWS"); RUBY MOUNTAIN BROADCASTING COMPANY, a Nevada corporation ("RUBY MOUNTAIN"); and BEARTOOTH COMMUNICATIONS COMPANY, a Nevada corporation ("BEARTOOTH") (Sunbelt, Valley, Yuma, Sierra, Oregon Trail, Falls, Two Ocean, Sierra Radio, Radio News, Ruby Mountain and Beartooth are sometimes referred to herein individually as a "BORROWER" and collectively as the "BORROWERS");

     AT&T COMMERCIAL FINANCE CORPORATION, a Delaware corporation ("AT&T-CFC"), and the various other financial institutions which, in accordance with ARTICLE XII of the Loan Agreement hereinafter referred to, are parties to said Loan Agreement and "Lenders" thereunder (collectively, with AT&T-CFC, the "LENDERS" and each individually, a "LENDER"); and

     AT&T COMMERCIAL FINANCE CORPORATION, a Delaware corporation, as agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the "AGENT").


                          W I T N E S S E T H  T H A T
                          - - - - - - - - - -  - - - -

     WHEREAS, the AT&T-CFC, the other Lenders, the Agent and the Borrowers are parties to a certain Amended and Restated Loan Agreement dated as of May 18, 1998, as amended (the "LOAN AGREEMENT"); and

     WHEREAS, the parties hereto desire to amend the Loan Agreement as hereinafter provided to set forth additional agreements and understandings with respect to the subject matter thereof,

     NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. DEFINITIONS.

     Unless otherwise defined herein, all capitalized terms used herein shall have the same meanings assigned to them in the Loan Agreement. as amended hereby.

     2. AMENDMENTS TO LOAN AGREEMENT.


        A. SECTION 7.07 of the Loan Agreement is hereby amended to read in its entirety as follows:

        "SECTION 7.07. INVESTMENTS.

        Except for (a) Permitted Investments; (b) Sunbelt's existing investment in 120,000 shares of$l .00 par value common stock of Nevada First Bank, a Nevada banking corporation; (c) Valley's existing investment in the capital stock of Microwave, Inc., and Alta Development Company, and
     (d) Sunbelt's investment in the common stock of St. Andrews Golf Corporation to be made by Sunbelt prior to November 1, 1998, for a total cost to Sunbelt of not more than $1,250,000, permit any Company to purchase, invest in or otherwise acquire or hold securities (including, without limitation, capital stock and interests in general or limited partnerships, either as a general or limited partner or otherwise) and evidences of indebtedness of, or make loans or advances to, or enter into any arrangement for the purpose of providing funds or credit to, any other Person."

        B. Effective November 1, 1998, the Notice provisions applicable to the Agent set forth in SECTION 13.07 of the Loan Agreement are hereby amended to provide for Notices to the Agent as follows:

                If to the Agent:

                AT&T Commercial Finance Corporation, as Agent
                c/o Newcourt Capital
                2 Gatehall Drive
                Parsippany, New Jersey 07054
                Attention: Michael V. Monahan, Vice President

        with a copy (which shall not constitute notice) to:

                AT&T Commercial Finance Corporation, as Agent
                c/o Newcourt Capital
                2 Gatehall Drive
                Parsippany, New Jersey 07054
                Attention: Corporate Counsel
        and with a copy (which shall not constitute notice) to:

                Andrew J. Chlebus, Esq.
                Edwards & Angell, LLP
                One BankBoston Plaza
                Providence, RI 02903

        C. The portions of SCHEDULE 4.15 to the Loan Agreement which describe the stock ownership of Sunbelt and Beartooth are hereby amended to read in their entirety in the form of Exhibits A and B, respectively, attached hereto.

     3. CONSENT TO STOCK PURCHASE.

     Pursuant to Section 7.07 of the Loan Agreement, as amended hereby, the Lenders and the Agent hereby consent to Sunbelt's purchase of common stock in St. Andrews Gold Corporation ("ST. ANDREWS"), on or before November 1, 1998, in consideration of a total purchase price to be paid by Sunbelt in an aggregate amount not to exceed $1,250,000. Sunbelt hereby agrees (a) that said common stock shall be subject to the security interests heretofore granted by Sunbelt to the Agent and the Lenders pursuant to the Security Documents, and (b) to execute and deliver to the Agent within sixty (60) days following consummation of said purchase, such additional documents as the Agent shall reasonably require to effect and evidence such security interests and to effect fully a perfected pledge of said common stock. The Lenders and the Borrowers hereby agree that AT&T-CFC may fund an Advance to the Borrowers in the principal amount of up to $1,250,000 pursuant to the Supplemental Line for the purpose of paying said purchase price for said common stock.

     4. NO FURTHER AMENDMENTS.

     Except for the amendments set forth herein, the text of the Loan Agreement and all other Loan Documents shall remain unchanged and in full force and effect. No waiver by the Lenders or the Agent under the Loan Agreement or any other Loan Document is granted or intended except as expressly set forth herein, and the Lenders and the Agent expressly reserve the right to require strict compliance with the terms of the Loan Agreement, as amended hereby, and the other Loan Documents in all respects. The amendments agreed to herein shall not evidence or constitute a course of dealing at variance with the terms of the Loan Documents, and shall not constitute a modification of the Loan Agreement, as amended hereby, such as to require further notice by the Lenders or the Agent to require strict compliance with the terms of the Loan Agreement and the other Loan Documents in the future.

     5. REPRESENTATIONS AND WARRANTIES OF THE BORROWERS.

     The Borrowers hereby represent and warrant to the Lenders and the Agent that:

        A. Each representation and warranty set forth in Article IV of the Loan Agreement, as amended hereby, is hereby restated and affirmed as true and correct as of the date hereof;

        B. The Borrowers have the power and authority to enter into this Amendment and all other agreements contemplated hereby, and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by the Borrowers;

        C. Each of this Amendment and all other agreements to be executed by the Companies and contemplated hereby has been duly authorized (by all necessary corporate action and otherwise), validly executed and delivered by the Borrowers and constitutes the legal, valid and binding obligation of the Borrowers enforceable against them in accordance with its terms;

        D. The execution and delivery of this Amendment and all other agreements to be executed by the Borrowers and contemplated hereby and the Borrowers' performance hereunder and thereunder do not and will not require the consent or approval of any governmental authority, nor be in contravention of or in conflict with the Borrowers' Articles of Incorporation, or the provisions of any statute, or any judgment, order, or indenture, instrument, agreement, or undertaking, to which any Borrower is a party or by which any Borrower or its assets or properties are or may become bound.

        E. No Event of Default or Unmatured Event of Default exists on or as of the date hereof.

     6. REFERENCES IN SECURITY DOCUMENTS.

     All references to the "Loan Agreement" in all Security Documents, and in any other documents or agreements by and between the Borrowers and their Affiliates, and each of them, and the Lenders and/or the Agent shall from and after the effective date hereof refer to, respectively, the Loan Agreement, as amended hereby, and all obligations of the Borrowers under the Agreements, as amended hereby, shall be secured by and be entitled to the benefits of said Security Documents and such other documents and agreements. All Security Documents heretofore executed by the Borrowers shall remain in full force and effect to secure the Notes, and such Security Documents, as amended hereby, are hereby ratified and affirmed.

     7. FURTHER AGREEMENTS. The Borrowers hereby acknowledge and confirm that they do not have any grounds and hereby agree not to challenge (or to allege or to pursue any matter, cause or claim arising under or with respect to, the Notes, the Loan Agreement, the Security Documents or any of the other Loan Documents, any document, instrument or agreement relating to any of the foregoing, any of the Senior Debt, covenants, promises, agreements, obligations, duties or liabilities thereunder, or the status of any thereof as legal, valid and binding obligations enforceable in accordance with their respective terms; and they do not possess (and hereby forever waive , remise, release, discharge and hold harmless the Agent, the Lenders and their respective parents, subsidiaries, Affiliates, stockholders, directors, officers, employees, attorneys, agents and representatives and each of their respective heirs, executors, administrators, successors and assigns [collectively, the "NOTEHOLDER PARTIES"] from and against, and agree not to allege or pursue) any action, cause of action, suit, debt, claim, counterclaim, cross-claim, demand, defense, offset, opposition, demand and other right of action whatsoever, whether in law, equity or otherwise (which they, all those claiming by, through or under them, or their successors or assigns, have or may have) against the Noteholder Parties, or any of them, prior to or as of the date of this Amendment for, upon, or by reason of, any matter, cause or thing whatsoever, arising out of, or relating to, the Notes, the Loan Agreement, the Security Documents, the Loan Documents or other any document, instrument or agreement relating to any of the foregoing (including, without limitation, any payment, performance, validity or enforceability of any or all of the Indebtedness, covenants, promises, agreements, provisions, rights, remedies, obligations, duties and liabilities thereunder) or any transaction relating to any of the foregoing, or any or all actions, courses of conduct or other matters in any manner whatsoever relating to or otherwise connected with any of the foregoing.

     8. COUNTERPARTS.

     This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same agreement.

     9. APPLICABLE LAW.

     THIS AMENDMENT SHALL BE DEEMED TO BE MADE PURSUANT TO THE LAWS OF THE STATE OF NEW JERSEY WITH RESPECT TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY IN THE STATE OF NEW JERSEY AND SHALL BE CONSTRUED, INTERPRETED, PERFORMED AND ENFORCED IN ACCORDANCE THEREWITH.

     10. CAPTIONS.

     The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.

     11. LEGAL FEES.

     The Borrowers shall pay all reasonable expenses incurred by the Agent in the drafting, negotiation and closing of the documents and transactions contemplated hereby, including the reasonable fees and disbursements of the Agent's special counsel.

     12. REAFFIRMATION.

     Except as amended hereby, the Loan Agreement shall remain in full force and effect and is in all respects hereby ratified and affirmed.

     IN WITNESS WHEREOF, the Lenders, the Agent and the Borrowers have caused this

Amendment to be duly executed as a sealed instrument by their respective duly authorized officers, as applicable, all as of the day and year first above written.

                                          AT&T COMMERCIAL FINANCE
                                          CORPORATION, individually and as
                                          Agent


                                          By:/s/ [ILLEGIBLE SIGNATURE]
                                             ------------------------------
                                          Title: Vice President

                                          SUNBELT COMMUNICATIONS
                                          COMPANY


                                          By: /s/ James E. Rogers
                                             ------------------------------
                                          Title: President


                                          VALLEY BROADCASTING
                                          COMPANY


                                          By: /s/ James E. Rogers
                                             ------------------------------
                                          Title: President


                                          YUMA BROADCASTING COMPANY


                                          By: /s/ James E. Rogers
                                             ------------------------------
                                          Title: President


                                          SIERRA BROADCASTING COMPANY


                                          By: /s/ James E. Rogers
                                             ------------------------------
                                          Title: President

                                          OREGON TRAIL BROADCASTING
                                          COMPANY


                                          By: /s/ James E. Rogers
                                             ------------------------------
                                          Title: President


                                          FALLS BROADCASTING COMPANY


                                          By: /s/ James E. Rogers
                                             ------------------------------
                                          Title: President



                                          TWO OCEAN BROADCASTING
                                          COMPANY


                                          By: /s/ James E. Rogers
                                             ------------------------------
                                          Title: President


                                          SIERRA RADIO COMPANY


                                          By: /s/ James E. Rogers
                                             ------------------------------
                                          Title: President



                                          RADIO NEWS COMPANY


                                          By: /s/ James E. Rogers
                                             ------------------------------
                                          Title: President



                                          RADIO SALES COMPANY


                                          By: /s/ James E. Rogers
                                             ------------------------------
                                          Title: President

                                          RUBY MOUNTAIN BROADCASTING
                                          COMPANY


                                          By: /s/ James E. Rogers
                                             ------------------------------
                                          Title: President


                                          BEARTOOTH COMMUNICATIONS
                                          COMPANY


                                          By: /s/ James E. Rogers
                                             ------------------------------
                                          Title: President

                                          Consented to as of date first above
                                             written.


                                          /s/ James E. Rogers
                                          -----------------------------------
                                             [James E. Rogers, individually]


                                          JAMES E. ROGERS, AS TRUSTEE OF
                                          THE JAMES E. ROGERS TRUST
                                          UNDER TRUST AGREEMENT DATED
                                          OCTOBER 9, 1997


                                          /s/ James E. Rogers
                                          -----------------------------------
                                             James E. Rogers, as Trustee

                                  EXHIBIT A

                                SCHEDULE 4.15
                                -------------

                            OWNERSHIP OF BORROWERS
                            ----------------------


SUNBELT COMMUNICATION COMPANY
-----------------------------
Parent Capital Stock:

     Number of Shares -

===============================================================================
     Authorized               Issued and           Treasury         Unissued
                              Outstanding
===============================================================================

      25,000                   1967.50             1782.50           21,250.00

===============================================================================

     Stock Ownership -

===============================================================================

     Shareholder                      No. of Shares          Percentage
===============================================================================

  James E. Rogers                       1,750.00                88.94
(Trustee of the James E.
  Rogers Trust)

  Rolla Cleaver                            56.25                 2.86

  Gene Greenberg                           37.50                 1.91

  James E. Rogers                          39.75                 2.02
(Trustee for the Children
 of Elizabeth Ruybalid)

  Cheryl Purdue                            34.00                 1.73

  Beverly Rogers                           50.00                 2.54
    (Trustee)
================================================================================

               Remainder of This Page Intentionally Left Blank

                                  EXHIBIT B
                                  ---------

Schedule 4.15
Ownership of Borrowers
Page 7

BEARTOOTH COMMUNICATIONS COMPANY
Subsidiary Capital Stock:

     Number of Shares -

===============================================================================
     Authorized               Issued and           Treasury         Unissued
                              Outstanding
===============================================================================

      25,000                     1,000                -0-            24,000

===============================================================================

     Stock Ownership -

===============================================================================

     Shareholder                      No. of Shares          Percentage
===============================================================================

  Sunbelt Communications                  900**                 90.00%
    Company

   J.W. Radeck                            100**                 10.00%
================================================================================

**800 of those shares owned by Sunbelt (as evidenced by Stock Certificates No. 2 and 5), and all of those shares owned by Mrs. Radeck (as evidenced by Stock Certificate No. 3) are subject to certain rights and/or restrictions as more particularly described in the Stock Contribution, Put and Redemption Agreement by and between Beartooth, Sunbelt, Mrs. Radeck and William Sanders dated as of May 5, 1997, a true and correct copy of which has previously been delivered to AT&T.